                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         WELLPOINT HEALTH NETWORKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                [WELLPOINT LOGO]

                                  May 9, 1997

To our Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of WellPoint Health Networks Inc. (the "Company") which will be held on June 10, 1997, at 10:00 a.m., at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367.

     At the meeting, you will be asked to vote upon proposals to approve a reincorporation in the State of Delaware (the "Reincorporation Proposal") pursuant to which the Company will become a wholly owned subsidiary of WellPoint Health Networks Inc., a Delaware corporation ("WellPoint Delaware") and shareholders of the Company will become stockholders of WellPoint Delaware; elect three Class I directors; approve an amendment to the Company's 1994 Stock Option/Award Plan (the "Stock Option Plan") changing various provisions of the Stock Option Plan; and ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants. Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Please take this opportunity to participate in the affairs of the Company by voting on the business to be presented at this meeting. Whether or not you plan to attend the meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     If you plan to attend the Annual Meeting and are a registered shareholder, please bring the admission ticket which is attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring your bank or broker statement showing your beneficial ownership with you to the Annual Meeting.

     We look forward to your attendance at the Annual Meeting.

                                          Sincerely,

                                          Leonard D. Schaeffer
                                          Chairman of the Board
                                          and Chief Executive Officer

                         WELLPOINT HEALTH NETWORKS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 10, 1997

     The 1997 Annual Meeting of Shareholders of WellPoint Health Networks Inc. (the "Company") will be held on Tuesday, June 10, 1997, at 10:00 a.m., local time, at the Warner Center Marriott, located at 21850 Oxnard Street, Woodland Hills, California 91367 to act on the following matters:

     1. To elect three Class I directors of the Company to serve until the 2000 Annual Meeting or the election of their successors.

     2. To vote upon a proposal to approve a reincorporation in the State of Delaware (the "Reincorporation Proposal") pursuant to which the Company will become a wholly owned subsidiary of WellPoint Health Networks Inc., a Delaware corporation ("WellPoint Delaware") and shareholders of the Company will become stockholders of WellPoint Delaware.

     3. To approve an amendment to the Company's 1994 Stock Option/Award Plan (the "Stock Option Plan") which, among other things, establishes a maximum of 5,000,000 shares of the Company's Common Stock that may be issued under the Stock Option Plan.

     4. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These matters are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 7, 1997, are entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders entitled to vote at the meeting will be available for at least 10 days prior to the Annual Meeting at the Company's principal executive office located at 21555 Oxnard Street, Woodland Hills, California 91367 for the examination of any shareholders and will also be available for inspection at the meeting.

                                          By Order of the Board of Directors

                                          Thomas C. Geiser
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

Woodland Hills, California
May 9, 1997

                             YOUR VOTE IS IMPORTANT

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

                         WELLPOINT HEALTH NETWORKS INC.

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of WellPoint Health Networks Inc. (the "Company" or "WellPoint") for use at the Annual Meeting of Shareholders to be held on June 10, 1997, at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Warner Center Marriott located at 21850 Oxnard Street, Woodland Hills, California 91367. The Company's principal executive office is located at 21555 Oxnard Street, Woodland Hills, California 91367 and the Company's telephone number is (818) 703-4000. This Proxy Statement and the proxy card are being mailed to shareholders on or about May 9, 1997.

PROXIES

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals, 1, 2, 3 and 4 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company's principal executive office, 21555 Oxnard Street, Woodland Hills, California 91367, Attention: Secretary, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person, by telephone or facsimile. The Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., will assist in the solicitation of proxies as part of its transfer agent services to the Company. The fee for such services will be approximately $7,500 plus reasonable expenses.

SHARE OWNERSHIP AND VOTING

     Only holders of Common Stock of record at the close of business on May 7, 1997, the record date and time fixed by the Board of Directors, are entitled to vote at the meeting. As of April 15, 1997, 69,609,709 shares of the Company's Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder. A majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

     Each share of Common Stock outstanding on the record date is entitled to vote. Except to the extent that shareholder withholds votes from the nominees, the proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors of the Company.

     An affirmative vote of a majority of the number of shares of Common Stock outstanding on the record date is required to approve the Reincorporation Proposal (as defined in "Proposal No. 2: Reincorporation in the State of Delaware"). An affirmative vote of a majority of shares of Common Stock present and voting at the meeting is required for approval of all other items being submitted to the shareholders for their

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

consideration, other than the election of directors. Directors are elected by a plurality of votes cast. An automated system administered by the Company's transfer agent tabulates shareholder votes. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to the Reincorporation Proposal and the proposal to amend the Stock Option Plan, the New York Stock Exchange Rules generally require when shares are registered in street or nominee name that their member brokers receive specific instruction from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to those matters.

     The shares of Common Stock beneficially owned by the California HealthCare Foundation (the "Foundation"), which as of April 15, 1997 owned 29,910,000 shares (or approximately 43.0% of the outstanding Common Stock), will be voted in accordance with the terms of the existing voting agreement. See "Recent Recapitalization."

     Under the provisions of the Company's Salary Deferral Savings Program (the "401(k) Plan"), approximately 197,333 shares (as of April 15, 1997) of Common Stock of the Company held by Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plan, may be voted at the meeting pursuant to confidential instructions from participating employees.

RECENT RECAPITALIZATION

     On May 20, 1996, Blue Cross of California ("BCC") and the Company's predecessor, WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), concluded a recapitalization (the "Recapitalization") pursuant to which, among other actions, Old WellPoint merged with and into BCC and the surviving entity changed its name to WellPoint Health Networks Inc.

     In connection with the Recapitalization, BCC relinquished its rights under the Blue Cross License Agreement dated January 1, 1991, between Blue Cross of California and the Blue Cross Blue Shield Association (the "BCBSA"). The BCBSA and the Company entered into a License Agreement (the "License Agreement"), pursuant to which the Company has become the exclusive licensee for the right to use the Blue Cross name and related service marks in California and has become a member of the BCBSA.

     The License Agreement required that the Foundation enter into the Voting Trust Agreement (the "Voting Trust Agreement"), pursuant to which the Foundation deposited into a voting trust (the "Voting Trust") the number of shares of the Company's Common Stock sufficient to reduce the Foundation's holdings outside such Voting Trust to a level not in excess of 50% of the voting power of the outstanding shares of the Company's Common Stock. The shares held by the trustee under the Voting Trust Agreement (the "Voting Trust Shares") generally must be voted (i) with respect to elections and removal of directors, calling of shareholder meetings and amendment of the Company's Articles of Incorporation and Bylaws, where such actions are opposed by the Board of Directors, to support the position of the Board of Directors, (ii) with certain exceptions, on matters requiring a vote of at least an absolute majority of all outstanding shares of Common Stock, as the majority of non-Voting Trust Shares vote, and (iii) on all other matters, including with respect to the reincorporation of the Company in Delaware, in the identical proportion in favor of or in opposition to such matters as non-Voting Trust Shares vote. In addition, the Voting Trust Agreement requires that the Foundation, through sales (which may involve additional exercises of its registration rights discussed below) or additional deposits into the Voting Trust, reduce its holdings outside the Voting Trust to 20% and 5% of the outstanding Common Stock on and after three and five years, respectively, from May 20, 1996. As a result of sales of its holdings of Common Stock, as of April 15, 1997, no shares held by the Foundation were subject to the provisions of the Voting Trust Agreement.

     With respect to those shares held by the Foundation in excess of the Ownership Limit (as such term is defined in the Company's Articles of Incorporation) that are not subject to the Voting Trust Agreement, the Foundation has also entered into the Voting Agreement. The Voting Agreement provides, among other things, that the Foundation, during the period that it continues to own in excess of the Ownership Limit, will vote all shares of the Company's Common Stock owned by it in excess of 5% of the outstanding shares (except those shares held pursuant to the Voting Trust Agreement) in favor of each nominee to the Board of Directors of the Company, or under certain circumstances, other subsets of the Board, all as set forth in the Company's Bylaws. With respect to the removal of directors, calling of shareholder meetings and amendment of the Company's Articles of Incorporation and Bylaws, where such actions are opposed by the Board of Directors, the Foundation has also agreed under the Voting Agreement to support the position of the Board of Directors. The Foundation has further agreed to vote all of the shares of the Company's Common Stock owned by it which are subject to the Voting Agreement with respect to the reincorporation of the Company in Delaware in the identical proportion in favor or in opposition as all shareholders other than the Foundation vote. The Reincorporation Proposal to be presented at the Annual Meeting does not fall within the terms of such provision of the Voting Agreement. As of April 15, 1997, the number of shares of Common Stock subject to the Voting Agreement was 26,433,651 (or approximately 38.0% of the outstanding Common Stock).

     In connection with the Recapitalization, the Company and the Foundation also entered into the Registration Rights Agreement (the "Registration Rights Agreement") with respect to the shares of the Company held by the Foundation. The Registration Rights Agreement grants the Foundation (and certain transferees of the shares covered by the Registration Rights Agreement) certain demand and "piggyback" registration rights.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

     The Board of Directors proposes the election of the three Class I directors at the Annual Meeting. The Company's Bylaws provide for nine directors. The Board of Directors is divided into three classes, each serving three-year terms, as provided in the Company's Amended and Restated Articles of Incorporation. There are currently three Class I directors. Pursuant to previous agreements with the California Department of Corporations (the "DOC"), Robert Knight served as a Class I director until April 1, 1997. Effective as of April 1, 1997, the remaining Board members elected Sheila P. Burke to serve as a Class I director. The two Class II directors hold office until the 1998 Annual Meeting and the three Class III directors hold office until the 1999 Annual Meeting. The three Class I directors (including Ms. Burke) hold office until this Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three Class I director nominees to the Board of Directors named below. Ms. Sanders has served as a director of the Company since May 1996, and Mr. Birk has served as a director of the Company since April 1993. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class I director will continue until the 2000 Annual Meeting of Shareholders or until the director's successor has been elected. Assuming approval of the Reincorporation Proposal, the directors of the Company (including any directors elected or re-elected at the Annual Meeting) will become the directors of WellPoint Delaware at the Effective Time with the same class designation and term of office.

NOMINEES FOR ELECTION AS DIRECTORS

     The names of the nominees and certain biographical information about them are set forth below:

     ROGER E. BIRK, age 66, has been a director of the Company since April 1993. Mr. Birk served as President of the Federal National Mortgage Association ("Fannie Mae") from 1987 to 1992 and as Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc. from 1982 to 1986. Mr. Birk serves as a director of Penske Transportation, Fannie Mae, Mutual of America Capital Corp. and Golden Bear Golf, Inc. Mr. Birk serves as the Chairperson of the Audit Committee of the Board.

     ELIZABETH A. SANDERS, age 51, has been a director of the Company since May 1996. Ms. Sanders has been a consultant to executive management and served as Vice President and General Manager of Nordstrom, Inc. from 1978 to 1990. Ms. Sanders is a founder of the National Bank of Southern California and was on its board of directors from 1983 to 1990. She currently serves on the following boards of directors: H. F. Ahmanson & Company, Wal-Mart Stores, Inc., Wolverine Worldwide, Inc. and the Flagstar Companies, Inc. Ms. Sanders serves on the Audit Committee of the Board.

     SHEILA P. BURKE, age 46, became a director of the Company effective as of April 1, 1997 upon the resignation of Robert T. Knight. Since December 1996, Ms. Burke has been the Executive Dean of the John F. Kennedy School of Government, Harvard University. Previously in 1996, Ms. Burke was a senior advisor to the Dole for President Campaign. From 1986 until June 1996, Ms. Burke was the chief of staff for the Office of the Republican Leader of the United States Senate. Ms. Burke currently serves on the Board of Directors of Chubb Corp.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTORS OTHER THAN THE NOMINEES

     The directors of the Company other than the nominees are as follows:

     LEONARD D. SCHAEFFER, age 51, a Class III director, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1992. From 1989 until May 1996, Mr. Schaeffer was also Chairman of the Board of Directors and, from 1986, Chief Executive Officer of BCC. From 1982 to 1986, Mr. Schaeffer served as President of Group Health, Inc., an HMO in the midwestern United States. Prior to joining Group Health, Inc., Mr. Schaeffer was the Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association ("Sallie Mae"), a financial institution that provides a secondary market for student loans, from 1980 to 1981. From 1978 to 1980, Mr. Schaeffer was the Administrator of the Health Care Financing Administration ("HCFA"). HCFA administers the Federal Medicare, Medicaid and Peer Review Organization programs. Mr. Schaeffer serves as a director for Allergan, Inc. and Metra Biosystems.

     DAVID R. BANKS, age 60, a Class II director, has been a director of the Company since April 1993. He has been Chairman and Chief Executive Officer of Beverly Enterprises since September 1979. Beverly Enterprises operates health care facilities in 34 states and the District of Columbia. Mr. Banks serves as a director of Ralston Purina and Nationwide Health Properties. Mr. Banks serves on the Nominating and Governance Committee and Compensation Committee of the Board and is Chairperson of the Compensation Committee.

     W. TOLIVER BESSON, age 52, a Class III director, has been a director of the Company since May 1996, was an independent director of BCC from April 1994 until May 1996 and prior to that served as an advisory director of BCC from 1989. He has been a partner with the law firm of Paul, Hastings, Janofsky & Walker since 1978. He served on its national management committee from 1985 to 1990 and served on the Board of Governors of the California State Bar from 1979 to 1980. He currently serves as a member of the management committee of Cross Country Ventures (a venture capital limited partnership). Pursuant to an agreement with the DOC, Mr. Besson has effectively agreed not to serve as a director beyond April 2003. Mr. Besson serves on the Audit Committee of the Board.

     STEVEN L. DAVENPORT, age 64, a Class II director, has been a director of the Company since May 1996, was an independent director of BCC from 1991 until May 1996 and prior to that served as an advisory director of BCC from 1989. He is retired. From 1980 to 1995, he was president of D/A Financial Group. Prior to that he was Senior Vice President of Provident Mutual Life Insurance Company. He currently serves on the board of directors of Tinsley Laboratories, Inc. Pursuant to an agreement with the DOC, Mr. Davenport has effectively agreed not to serve as a director beyond April 2002. Mr. Davenport serves on the Compensation Committee of the Board.

     JULIE A. HILL, age 50, a Class III director, has been a director of the Company since March 1994. She has been President and Chief Executive Officer of Costain Homes Inc. ("Costain") since January 1991, having joined Costain in 1988 as Vice President of Sales and Marketing. Costain is a division of London-based Costain Group PLC and builds single-family detached residential communities. Ms. Hill serves on the Compensation Committee and Nominating and Governance Committee of the Board.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 12 meetings (including regularly scheduled meetings and special meetings) during 1996. During the same period, the Board of Directors acted several times by unanimous written consent. During 1996, each of the directors attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

     The Audit Committee, which consisted of Messrs. Banks and Birk and Ms. Hill prior to the Recapitalization and Messrs. Besson and Birk and Ms. Sanders thereafter, met two times during 1996. The Audit Committee reviews financial and auditing issues of the Company, recommends engagement of the Company's independent auditors, approves the services performed by the Company's independent auditors and reviews the Company's accounting principles, its internal control structure and policies and procedures. Mr. Birk is chairperson of the Audit Committee.

     The Compensation Committee, which consisted of Messrs. Banks and Birk and Ms. Hill prior to the Recapitalization and Messrs. Banks and Davenport and Ms. Hill thereafter, met four times during 1996. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's

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

executive compensation policy, bonus plans and incentive option plans, and approves the granting of stock options and awards to executive officers. Mr. Banks is chairperson of the Compensation Committee.

     The Nominating and Governance Committee, which consisted of Messrs. Banks, Birk and Hill prior to the Recapitalization and Messrs. Knight and Banks and Ms. Hill thereafter, did not meet during 1996. The Nominating and Governance Committee recommends qualified candidates for election as directors of the Company and generally reviews and makes recommendations to the Board concerning governance issues. Pursuant to the terms of the License Agreement, until the Foundation ceases to own voting capital stock of the Company in excess of the limit specified in the Company's Articles of Incorporation, the Nominating and Governance Committee will be composed of three directors, each of whom will be an independent director. One of the members of the Nominating and Governance Committee must be one of the directors (or their replacement) designated by BCC prior to the Recapitalization. The BCC-designated directors are Ms. Burke and Messrs. Besson and Davenport. Shareholders wishing to recommend candidates for consideration by the Nominating and Governance Committee may do so by writing to the Secretary of the Company at the Company's principal executive office, giving the candidate's name, biographical affidavit and qualifications.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 1996, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements, except W. Toliver Besson, who reported one transaction in 1996 late, and D. Mark Weinberg, who reported two transactions in 1996 late.

COMPENSATION OF DIRECTORS

     All non-employee directors of the Company are entitled to the following compensation: (i) $23,000 per year paid in quarterly installments; and (ii) $1,300 per Board meeting and $650 per committee meeting, with the chairperson of the committee receiving $850 per committee meeting. Non-employee directors may elect to defer receipt of a portion or all of their fees. Deferred amounts are credited with interest quarterly.

     On the last business day of the second quarter of each fiscal year of the Company, continuing non-employee directors who have served for at least six full calendar months automatically receive 333 shares of Common Stock (which has been adjusted to reflect the change in the Company's Common Stock as a result of the two-for-three share exchange occurring in connection with the Recapitalization) pursuant to the Company's Stock Option Plan. If the amendment to the Stock Option Plan presented as Proposal No. 3 at the Annual Meeting is approved by the shareholders, this automatic annual grant will be increased to 800 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is composed of David
R. Banks, Stephen L. Davenport and Julie A. Hill. The Company's Compensation Committee does not include any present or former officers or employees of the Company or any of its subsidiaries.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of April 15, 1997, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (b) the Chief Executive Officer of the Company; (c) each of the four other most highly compensated executive officers of the Company (determined for the year ended December 31, 1996) (collectively, the "Named Executive Officers"); (d) each director of the Company; and (e) all directors and executive officers as a group:

                                                                                         TOTAL SHARES
                                                                   NUMBER OF SHARES    BENEFICIALLY AND
                              NUMBER OF SHARES       PERCENT OF     SUPPLEMENTALLY      SUPPLEMENTALLY     PERCENT
     NAME AND ADDRESS       BENEFICIALLY OWNED(1)     CLASS(2)          OWNED               OWNED          OF CLASS
--------------------------  ---------------------    ----------    ----------------    ----------------    --------
California HealthCare
  Foundation..............        29,910,000(3)       43.0  %                 --          29,910,000        43.0%
  21560 Oxnard Street
  Woodland Hills, CA 91367
Leonard D. Schaeffer......           212,963(4)         *                 64,187(5)          277,150          *
D. Mark Weinberg..........           142,268(6)         *                     --             142,268          *
Ronald A. Williams........           139,885(7)         *                     --             139,885          *
Howard G. Phanstiel.......            82,763(8)         *                  2,054(9)           84,817          *
Thomas C. Geiser..........            76,625(10)        *                  3,000(11)          79,625          *
David R. Banks............             1,000(12)        *                     --               1,000          *
W. Toliver Besson.........             1,333(13)        *                     --               1,333          *
Roger E. Birk.............            10,335            *                     --              10,335          *
Shelia P. Burke...........                --            *                     --                  --          *
Stephen L. Davenport......             2,253(14)        *                     --               2,253          *
Julie A. Hill.............               548            *                     --                 548          *
Elizabeth A. Sanders......                --            *                     --                  --          *
All executive officers and
  directors as a group (13
  persons)................           669,973(15)       1.0                69,741(16)         739,714         1.1

---------------
 * Less than one percent.

 (1) Except as indicated in footnotes to this table, the shareholders named in this table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Shares shown as beneficially owned by any person have been determined in accordance with the requirements of Rule 13d-3 promulgated under the Exchange Act.

 (2) Calculation based on approximately 69,609,709 shares of Common Stock outstanding as of April 15, 1997.

 (3) As of April 15, 1997, 26,433,651 shares were held pursuant to the Voting Agreement. This agreement contains provisions with respect to the voting of shares subject to it on certain specified matters. See "Recent Recapitalization."

 (4) Includes 400 shares held in a Keogh account, 200 shares held in an IRA account and 339 shares held in a 401(k) account for the benefit of Mr. Schaeffer. Includes 206,081 shares subject to presently exercisable options or options that become exercisable within 60 days.

 (5) Represents deferred share units. The Company has agreed to issue such shares to Mr. Schaeffer upon termination of his employment with the Company. See "Executive Compensation and Other Information -- Employment Contracts, Termination of Employment and Change in Control Arrangements -- Employment Agreement with Leonard D. Schaeffer."

 (6) Includes 3,100 shares held in a 401(k) account for the benefit of Mr. Weinberg and 121,148 shares subject to presently exercisable options or options that become exercisable within 60 days.

 (7) Includes 59 shares held in a 401(k) account for the benefit of Mr. Williams and 115,922 shares subject to presently exercisable options or options that become exercisable within 60 days.

 (8) Includes 4,000 shares held in a 401(k) account, 1,667 shares held in an IRA account for the benefit of Mr. Phanstiel and 65,172 shares subject to presently exercisable options or options that become exercisable within 60 days.

 (9) Represents deferred rights to shares held in a deferred compensation account for the benefit of Mr. Phanstiel.

(10) Includes 58 shares held in a 401(k) account for the benefit of Mr. Geiser, 64,173 shares subject to presently exercisable options or options that become exercisable within 60 days and 1,500 shares with respect to a restricted share right grant that vests on June 1, 1997.

(11) Represents a restricted share right grant made to Mr. Geiser that vests in equal installments on June 1, 1998 and 1999.

(12) Includes 500 shares held in a Keogh account for the benefit of Mr. Banks.

(13) Includes 900 shares owned by the W. Toliver Besson Retirement Plan, of which Mr. Besson is trustee. Includes 100 shares owned by Mr. Besson's wife.

(14) Includes 920 shares owned by the Davenport Family Trust, of which Mr. Davenport is trustee.

(15) Includes 572,496 shares subject to presently exercisable options or options that become exercisable within 60 days and 1,500 shares with respect to a restricted share right grant that vests on June 1, 1997.

(16) Includes a restricted share right grant of 500 shares made to an executive officer in December 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CERTAIN COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the four other Named Executive Officers for the years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                           ------------------------------------
                                           ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                                   ------------------------------------    ------------------------  ----------
                                                           OTHER ANNUAL                  SECURITIES     LTIP       ALL OTHER
    NAME AND PRINCIPAL              SALARY      BONUS      COMPENSATION    RESTRICTED    UNDERLYING   PAYOUTS     COMPENSATION
         POSITION           YEAR      ($)        ($)           ($)          STOCK($)     OPTIONS(#)    ($)(1)        ($)(2)
--------------------------  ----   ---------   --------    ------------    ----------    ----------  ----------   ------------
Leonard D. Schaeffer......  1996   $744,524    $532,440      $ 12,908             --       437,700   $5,475,049     $245,777
  Chairman and Chief        1995    636,005     305,280            --             --            --      136,913       93,818
  Executive Officer(3)      1994    629,082     283,020            --             --            --      806,756       96,368
D. Mark Weinberg..........  1996   $456,285    $234,000      $206,987(4)          --       240,931   $1,976,199     $136,473
  Executive Vice
  President,                1995    407,075     157,538       172,490(4)          --            --       42,736       51,097
  UNICARE Businesses        1994    395,134     173,414            --             --            --      345,210       39,286
Ronald A. Williams........  1996   $430,888    $238,743      $157,463(4)          --       230,511   $1,866,031     $134,256
  Executive Vice
  President,                1995    371,612     143,814       125,970(4)          --            --       39,043       47,741
  Blue Cross of California  1994    360,710     165,572            --             --            --      316,443       37,272
  Businesses
Howard G. Phanstiel.......  1996   $358,077    $294,000(6)   $ 30,000(9)          --       131,947   $1,042,658     $ 80,859
  Executive Vice
  President,                1995    350,000     148,000(7)    244,161(10)         --            --       10,288       18,366
  Finance and Information   1994     22,885     100,000(8)     10,198(11)         --            --           --        1,030
  Services(5)
Thomas C. Geiser..........  1996   $321,002    $155,000      $ 35,989(12)   $159,750(14)   128,348   $1,007,791     $ 63,085
  Executive Vice
  President,                1995    269,170     105,235       220,730(13)         --            --       27,963       20,965
  General Counsel and       1994    255,508     126,438            --             --            --       74,796       17,167
  Secretary

---------------
 (1) For the year ended December 31, 1996, the amounts shown include the following payments made in May 1996 upon completion of the Recapitalization and termination of the Special Performance Units ("SPUs") and Performance Units previously issued under the Company's 1994 Long Term Incentive Plan:
     Leonard D. Schaeffer, $3,848,184; D. Mark Weinberg, $1,436,867; Ronald A. Williams, $1,364,112; Howard G. Phanstiel, $767,218; and Thomas C. Geiser, $739,860. For Mr. Schaeffer, this amount was paid 50% in cash, with the remaining 50% allocated to deferred share units which will be received by Mr. Schaeffer upon termination of his employment. See "-- Employment Contracts, Termination of Employment and Change in Control Arrangements." For Messrs. Weinberg, Williams, Phanstiel and Geiser, these amounts were paid 50% in cash and 50% in unrestricted Common Stock. These amounts represented the existing value of such SPUs and Performance Units as of the time of their termination, but did not constitute regular compensation payments for 1996. See "Report of the Compensation Committee of the Board of Directors." For the year ended December 31, 1996, the amounts shown also include the following payments made under SPUs that matured on January 31, 1996: Leonard D. Schaeffer, $1,375,000; D. Mark Weinberg, $426,250; Ronald
     A. Williams, $398,750; Howard G. Phanstiel, $220,000; and Thomas C. Geiser, $206,250. For each year shown, the LTIP payouts also include payments attributable to the three-year performance period ending in that year, but that were made in the following year.

 (2) For the year ended December 31, 1994, "All Other Compensation" includes the following (i) contributions on behalf of Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams and Thomas C. Geiser in the amount of $5,544, $6,930, $6,930 and $6,930, respectively, to the 401(k) Plan to match 1994 pre-tax elective deferral contributions (included under Salary) made by each to such plan, (ii) deferred compensation for Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams, Howard G. Phanstiel and Thomas C. Geiser of $64,489, $30,185, $26,378, $1,030 and $7,730, respectively, and (iii)
     life insurance premiums paid on behalf of Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams and Thomas C. Geiser in the amount of $26,335, $2,171, $3,964 and

     $2,507, respectively. For the year ended December 31, 1995, "All Other Compensation" includes the following: (i) contributions on behalf of Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams, Howard G. Phanstiel and Thomas C. Geiser in the amount of $5,544, $5,940, $5,940, $5,315 and $5,940, respectively, to the 401(k) Plan to match 1995 pre-tax elective deferral contributions (included under Salary) made by each to such plan, (ii) deferred compensation for Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams, Howard G. Phanstiel and Thomas C. Geiser of $72,116, $43,606, $38,142, $10,435, and $12,978, respectively, and (iii)
     life insurance premiums paid on behalf of Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams, Howard G. Phanstiel and Thomas C. Geiser in the amount of $16,158, $1,551, $3,659, $2,616, and $2,047, respectively.
     For the year ended December 31, 1996, "All Other Compensation" includes the following: (i) contributions on behalf of Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams, Howard G. Phanstiel and Thomas C. Geiser in the amount of $5,924, $6,750, $6,750, $6,750 and $4,774, respectively, to the 401(k) Plan to match 1996 pre-tax elective deferral contributions (included under Salary) made by each to such plan, (ii) deferred compensation for Leonard D. Schaeffer, D. Mark Weinberg, Ronald A. Williams, Howard G. Phanstiel and Thomas C. Geiser of $221,986, $126,277, $117,388, $68,761 and $56,264, respectively, and (iii) life insurance premiums paid on behalf of Leonard D. Schaeffer, D. Mark Weinberg, Ronald
     A. Williams, Howard G. Phanstiel and Thomas C. Geiser in the amount of $17,867, $3,446, $10,118, $5,348 and $2,047, respectively.

 (3) Prior to May 20, 1996, Mr. Schaeffer also received compensation from BCC for his services as Chief Executive Officer of BCC. For 1994, 1995 and such period in 1996, amounts shown represent an allocation to the Company of the amounts payable under Mr. Schaeffer's prior employment agreement with BCC (which has been replaced by the employment agreement described in "-- Employment Contracts, Termination of Employment and Change in Control Arrangements -- Employment Agreement with Leonard D. Schaeffer") and are based on the estimated time spent by Mr. Schaeffer on the Company's affairs.

 (4) Represents a retention bonus paid pursuant to a management retention agreement. See "-- Employment Contracts, Termination of Employment and Change in Control Arrangements -- Management Retention Agreements."

 (5) Mr. Phanstiel joined the Company on December 1, 1994.

 (6) Includes a $150,000 sign-on bonus paid to Mr. Phanstiel in 1996 and conditioned, in part, on service in 1996.

 (7) Includes a $50,000 sign-on bonus paid to Mr. Phanstiel in 1995 and conditioned, in part, on service in 1995.

 (8) Includes a $100,000 sign-on bonus paid to Mr. Phanstiel upon his joining the Company.

 (9) Represents forgiveness of $30,000 of a relocation loan.

(10) Represents forgiveness of $30,000 of a relocation loan and reimbursement for relocation expenses.

(11) Represents reimbursement for relocation expenses.

(12) Includes forgiveness of $25,000 of a relocation loan.

(13) Represents a special relocation bonus of $50,000, forgiveness of a $50,000 relocation loan and reimbursement for relocation expenses.

(14) Represents a restricted share right grant of 4,500 shares that vests in equal installments on June 1, 1997, 1998 and 1999. As of December 31, 1996, the shares underlying this grant (none of which were vested) had a fair market value of approximately $154,688, not accounting for vesting restrictions. Dividends will not be paid on any shares prior to the lapsing of vesting restrictions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during 1996. No stock appreciation rights ("SARs") were granted in 1996.

                                                         INDIVIDUAL GRANTS
                                         --------------------------------------------------
                                         NUMBER OF
                                           SHARES     PERCENTAGE OF
                                         UNDERLYING   TOTAL OPTIONS
                                          OPTIONS      GRANTED TO     EXERCISE   EXPIRATION      GRANT DATE
NAME                                      GRANTED       EMPLOYEES      PRICE        DATE      PRESENT VALUE(1)
---------------------------------------  ----------   -------------   --------   ----------   ----------------
Leonard D. Schaeffer...................     24,066         0.8%       $ 39.675     1/1/04        $  394,435
                                           300,825         9.6          39.675     1/5/05         4,930,432
                                           112,809         3.6          39.675     3/4/06         1,848,906
D. Mark Weinberg.......................     19,997         0.6          39.675     1/1/04        $  327,745
                                           165,038         5.3          39.675     1/5/05         2,704,923
                                            55,896         1.8          39.675     3/4/06           916,119
Ronald A. Williams.....................     19,987         0.6          39.675     1/1/04        $  327,581
                                           154,562         4.9          39.675     1/5/05         2,533,225
                                            55,962         1.8          39.675     3/4/06           917,200
Howard G. Phanstiel....................     10,417         0.3          39.675     1/1/04        $  170,732
                                            85,472         2.7          39.675     1/5/05         1,400,860
                                            36,058         1.1          39.675     3/4/06           590,980
Thomas C. Geiser.......................     12,033         0.4          39.675     1/1/04        $  197,217
                                            80,217         2.6          39.675     1/5/05         1,314,733
                                            36,098         1.1          39.675     3/4/06           591,636

---------------
(1) Grant date present values were calculated using the Black-Scholes option valuation model with the following assumptions:

    Expected life of options.................................................   Five years
    Exercise price...........................................................      $39.675
    Volatility...............................................................       35.68%
    Dividend yield...........................................................           0%
    Risk-free interest rate..................................................        6.40%

     The actual value, if any, which a Named Executive Officer may realize will be based upon the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price. There is no assurance that the actual realized value, if any, will be at or near the value estimated by the Black-Scholes model.

     The grants made to the Named Executive Officers in 1996 were made under the Stock Option Plan. The majority of such awards were made in replacement of terminated SPUs and Performance Units that had been granted prior to 1996. Prior to the completion of the Recapitalization, the Company had not been permitted by the DOC to implement the Stock Option Plan. A portion of the options granted in 1996 were exercisable as of the date of grant, with the remainder of the grants vesting in varying amounts on January 1, January 5 and March 4, 1997, January 5 and March 4, 1998 and March 4, 1999 (or earlier, in full, upon the occurrence of a change in control). See "Report of the Compensation Committee of the Board of Directors."

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

     The following table sets forth certain information with respect to exercises by the Named Executive Officers of stock options and SARs during 1996 and the value of all unexercised employee stock options and SARs as of December 31, 1996 held by the named executive officers. No SARs were granted in 1996.

                                                                                            VALUE OF UNEXERCISED
                                                                NUMBER OF SHARES          IN-THE-MONEY OPTIONS/SARS
                                                                   UNDERLYING                        AT
                                                            UNEXERCISED OPTIONS/SARS         FISCAL YEAR-END(1)
                              SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                            ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Leonard D. Schaeffer........         0              0         16,044        421,656           0              0
D. Mark Weinberg............         0              0         13,331        227,600           0              0
Ronald A. Williams..........         0              0         13,325        217,186           0              0
Howard G. Phanstiel.........         0              0          6,945        125,002           0              0
Thomas C. Geiser............         0              0          8,022        120,326           0              0

---------------
(1) The actual amount realized from unexercised options is dependent upon the price of the Company's Common Stock at the time shares obtained upon exercise of such options are sold and, as to unexercisable options, whether restrictions upon exercise of such options lapse.

LONG-TERM INCENTIVE PLAN

     Prior to completion of the Recapitalization and the implementation of the Stock Option Plan, long-term incentive awards to the Named Executive Officers were made under the 1994 Long-Term Incentive Plan. The Company's 1994 Long-Term Incentive Plan provided for three types of awards: Value Units, Performance Units and SPUs. Only Performance Units were granted in March 1996 to the officers set forth below. Performance Units focused on building share value and providing incentives based on the increase in the value of the Common Stock over a three-year period. The Performance Units granted in March 1996 were subsequently terminated in May 1996 upon completion of the Company's Recapitalization and replaced by the option grants listed in the Summary Compensation Table. The column "LTIP Payouts" in such table included the amounts paid to such officers in 1996 attributable to the termination of such Performance Units. Cash awards paid to the Named Executive Officers under the Company's previous long-term incentive award program are reported in the Summary Compensation Table for the last year of the award period; provided that, with respect to Mr. Schaeffer, only the portion allocated to the Company has been included.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                            PERFORMANCE OR OTHER PERIOD
NAME                                                 NUMBER OF UNITS(1)     UNTIL MATURATION OR PAYOUT
---------------------------------------------------  ------------------     ---------------------------
Leonard D. Schaeffer...............................        150,000                3/4/97 - 3/4/99
D. Mark Weinberg...................................         70,000                3/4/97 - 3/4/99
Ronald A. Williams.................................         70,000                3/4/97 - 3/4/99
Howard G. Phanstiel................................         45,000                3/4/97 - 3/4/99
Thomas C. Geiser...................................         45,000                3/4/97 - 3/4/99

---------------

(1) Performance Units were cash awards vesting in three equal, annual installments on March 4, 1997, 1998 and 1999. The awards provided for payments based on the difference between (i) the "Base Price," which was $33.63 with respect to such grants, and (ii) the fair market value of Common Stock on the date the Performance Units were paid. Performance Units were subject to accelerated vesting upon involuntary termination following a change in control.

PENSION PLANS

  Pension Plan

     The Company sponsors the WellPoint Health Networks Inc. (formerly Blue Cross of California) Pension Accumulation Plan (the "Pension Plan"), a cash balance plan that is designed to be a qualified defined benefit pension plan under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The benefit payable under the Pension Plan is generally equal to the amount of annual annuity that could be purchased at age 65 (based on certain actuarial assumptions) with the balance of an account that is credited with the following amounts for each calendar year after 1986; (i) 3% of the participant's compensation for that year, plus (ii) 1% of the participant's compensation for that year, if the participant has at least 10 years of service, plus (iii) 1% of the participant's compensation for that year if the participant has at least 20 years service, plus, (iv) interest on the balance of such account at a rate equal to the 5-year Treasury Bill average yield for the immediately preceding December (but not less than 2 1/2%). The Pension Plan became effective on January 1, 1987 as a successor plan to the Non-Contributory Retirement Program for Certain Employees of Blue Cross of California (the "Prior Plan"). Certain participants in the Pension Plan are also eligible to receive retirement benefits under the Prior Plan.

     The Company also sponsors the Supplemental Pension Plan (the "Supplemental Plan") of WellPoint Health Networks Inc. (formerly Blue Cross of California) which provides additional benefits payable out of general corporate assets to certain employees equal to the benefits these employees cannot receive under the Pension Plan because of Internal Revenue Service limits on benefits and restrictions on participation by highly compensated employees.

     The estimated annual benefit payable upon retirement at age 65 under the Pension Plan and the Supplemental Plan for named executive officers as of December 31, 1996 based on service and compensation to such date and as projected at age 65 is: Leonard D. Schaeffer, $38,868 and $74,858; D. Mark Weinberg, $54,756 and $184,253; Ronald A. Williams $42,800 and $137,864; Howard
G. Phanstiel, $19,985 and $51,156; and Thomas C. Geiser, $27,170 and $65,636.
Mr. Schaeffer is also entitled to an additional annual annuity of $5,135 from the Prior Plan.

  Special Executive Retirement Plan

     BCC established a Special Executive Retirement Plan ("SERP") with respect to Mr. Schaeffer effective December 30, 1986. The SERP was amended and restated effective January 1, 1993. The Company assumed the SERP upon completion of the Recapitalization. The SERP provides that, within 30 days of his retirement, Mr. Schaeffer will begin receiving an annual benefit equal to two-thirds of his then current "Target Annual Compensation," reduced by the benefits provided by the Pension Plan, the Prior Plan and Supplemental Plan described above. Target Annual Compensation is defined as base salary plus target annual incentive. The benefit will be reduced by 6 1/4% per year for retirement before age 60. The earliest date a retirement benefit will be payable under the SERP is age 52. This retirement benefit is to be paid in monthly installments for the greater of Mr. Schaeffer's lifetime or a ten-year period, with payments, if any, made to Mr. Schaeffer's designated beneficiary after Mr. Schaeffer's death. On Mr. Schaeffer's death (or, if later, after retirement payments have been made for ten years), the SERP provides for a survivor benefit to be paid to his spouse for her lifetime equal to 50% of the benefit that he would receive. The SERP also provides for a termination benefit payable on termination prior to age 52 as a lump sum that would be sufficient to fund his benefit if he were to retire at age 65 (age 60 in the case of certain involuntary terminations) or, if greater, a portion of the amount in the trust, attributable to benefits accrued before 1993. The Company's obligations under the SERP are secured by a trust to which the Company makes annual, irrevocable contributions. Based upon fiscal 1996 base salary and target annual incentive levels, the estimated annual benefit payable to Mr. Schaeffer under the amended SERP upon retirement at age 65 is $787,806.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

  Employment Agreement with Leonard D. Schaeffer

     In January 1997, Leonard D. Schaeffer, Chairman of the Board and Chief Executive Officer, entered into an employment agreement with the Company which covers a five-year period that expires in January 2002, but which will be extended automatically on January 22 of each year for an additional year unless the Board of Directors elects to cease such automatic extension. Under Mr. Schaeffer's employment agreement, Mr. Schaeffer is entitled to receive an annual base salary of not less than $850,000, which can be adjusted upward as determined by the Board of Directors; provided, however, that the base salary in each successive year may not be less than the base salary in the preceding year. Mr. Schaeffer's base salary as of March 15, 1997 was $900,000.

     The employment agreement with Mr. Schaeffer also provides that the Company will provide long-term disability benefits that will maintain Mr. Schaeffer's after-tax income at a level equal to his then current base salary for up to the later of two years or until he reaches age 55 if he continues to be considered disabled during such period.

     In addition, Mr. Schaeffer's employment agreement provides that in the event that he is constructively terminated or the Company terminates his employment other than for cause, he will receive, in addition to payments under the SERP described above, a lump sum payment equal to 2.99 times his then annual base salary plus an amount equal to 2.99 times his then-current annual target incentive compensation. Mr. Schaeffer's annual target incentive compensation for 1997 is $630,000. In the event of such termination, he will continue to receive certain fringe benefits for 48 months. In addition, Mr. Schaeffer will be entitled to a pro rata portion of any bonus pursuant to the Company's bonus programs, and any options granted to Mr. Schaeffer on or after January 22, 1997 will immediately become exercisable. If the Company agrees to a change of control, the employment agreement with Mr. Schaeffer provides that rights and privileges under the agreement may not be affected. Mr. Schaeffer may elect to terminate his employment with the Company upon 90 days' written notice to the Company. In such event, Mr. Schaeffer will continue to receive his salary during the 90-day notification period. In addition, Mr. Schaeffer will continue to receive health, dental and life insurance and disability benefits for a six-month period.

     The above-described employment agreement with Mr. Schaeffer replaces previous employment agreements with the Company's predecessor, Blue Cross of California, and the Company. At the time of the execution of Mr. Schaeffer's current employment agreement, the Company also agreed that Mr. Schaeffer will receive 8,821 shares of the Company's Common Stock upon termination of Mr. Schaeffer's employment with the Company for any reason. At the time of the termination of outstanding SPUs and Performance Units in May 1996, the Company granted Mr. Schaeffer deferred share rights with respect to 55,366 shares of the Company's Common Stock, which will be issued to Mr. Schaeffer upon his termination from the Company.

  Management Retention Agreements

     WellPoint previously entered into management retention agreements with D. Mark Weinberg and Ronald A. Williams which provided incentives for them to remain with the Company through April 1, 1997. The management retention agreements provided for the payment of bonuses to Messrs. Weinberg and Williams if they remained with WellPoint for two, three and four years following April 1, 1993 or if they were involuntarily terminated (without cause) or constructively discharged before payment, as defined in the Company's Change in Control Plan, described below. The bonus amounts payable to Mr. Weinberg for each respective year would have been 50%, 60% and 75% of his current base salary, and the bonus amounts payable to Mr. Williams for each respective year would have been 40%, 50% and 65% of his current base salary. The Company had the right to substitute stock options in place of unpaid bonuses under these agreements.

  Officer Severance Agreements

     D. Mark Weinberg and Ronald A. Williams have each entered into an officer severance agreement with the Company that provides a lump sum payment, if either is involuntarily terminated (other than for cause), equal to 24 months salary and 200% of the previous fiscal year's target bonus, plus continuation for 24 months of health, dental, vision and life insurance premiums paid by the Company.

     Howard G. Phanstiel has entered into an officer severance agreement with the Company that provides a lump sum payment, if his employment is involuntarily terminated (other than for cause), equal to 12 months salary and 100% of the previous fiscal year's target bonus, plus continuation for 12 months of health, dental, vision and life insurance premiums paid by Company.

     Thomas C. Geiser has entered into an officer severance agreement with the Company that provides a lump sum payment, if he is involuntarily terminated (other than for cause), equal to 18 months salary and 150% of the previous fiscal year's target bonus, plus continuation for 18 months of health, dental, vision and life insurance premiums paid by the Company.

  Relocation Loans and Benefits

     In connection with Thomas C. Geiser's purchase of a residence, the Company made an interest-free loan of $125,000 to Mr. Geiser in 1995, forgivable in five annual installments of $25,000, so long as he remains employed by the Company. Should he terminate employment before the entire balance of the loan is forgiven, the remaining unpaid, unforgiven balance would become due. Mr. Geiser was also entitled to a relocation bonus of $50,000, paid in 1995.

     In connection with Howard G. Phanstiel's relocation, the Company made an interest-free loan of $150,000 to Mr. Phanstiel in 1994, forgivable in five annual installments of $30,000, so long as he remains employed by the Company. Should he terminate employment before the entire balance of the loan is forgiven, the remaining unpaid, unforgiven balance would become due. Mr. Phanstiel was also entitled to a special bonus, payable $100,000 in December 1994, $50,000 in March 1995 and $150,000 in March 1996.

  Change in Control

     The Company has adopted the WellPoint Health Networks Inc. Officer Change in Control Plan ("Change in Control Plan") effective January 1, 1994 to provide selected officers of WellPoint and affiliates controlled by WellPoint who are notified of their participation by the CEO of WellPoint with benefits in the event of a "Change in Control." The Change in Control Plan defines a Change in Control as (i) a reduction in the Foundation's (or a qualifying successor's) ownership of WellPoint to less than a majority of the outstanding voting securities, if another person owns 30% or more of the combined voting power of WellPoint's then-outstanding securities, (ii) a merger, consolidation, liquidation, sale of stock or assets or other reorganization ("reorganization") to which the Foundation or a qualifying successor is a party and as a consequence of which the members of the Foundation's (or the qualifying successor's) board of directors immediately before the reorganization or event constitute less than two-thirds of the directors of such entity immediately after the reorganization or event so long as the Foundation or the qualifying successor continues to own 30% or more of the combined voting power of WellPoint's then-outstanding securities, (iii) a reorganization to which the Foundation, a qualifying successor or WellPoint is a party if, as a result thereof, the members of WellPoint's directors immediately before the reorganization will not constitute at least two-thirds of the directors of WellPoint immediately after the reorganization or (iv) any other transaction, acquisition of securities or other action or event that at least two-thirds of the Foundation's (or a qualifying successor's) directors or at least a majority of the independent directors of WellPoint determine will constitute a Change in Control of BCC or WellPoint, respectively. However, the Compensation Committee may determine that any such event will not be deemed a Change in Control for purposes of the Change in Control Plan if it concludes that such event does not pose a material risk to the operation of WellPoint's business.

     Certain selected officers may be eligible to receive Change in Control Plan severance benefits if an Affiliate (as defined in the Change in Control Plan) involuntarily terminates (other than for cause) or constructively discharges the officer within 36 months after a Change in Control. An officer is deemed constructively discharged for purposes of the Change in Control Plan if, after a Change in Control, any Affiliate significantly reduces the officer's duties, responsibilities, status, titles or offices, reduces the officer's aggregate salary and target bonus by more than 10%, or requests the officer to relocate further than 35 miles from the officer's place of employment. Severance payments will consist of a base amount plus an outplacement benefit. The base amount is 2.00 to 2.75 times base salary plus 2.00 to 2.75 times target annual bonus in effect for the officer's position for an Executive Vice President, 1.75 to 2.50 times base salary plus 1.75 to
2.50 times target annual bonus for a Senior Vice President and 1.25 to 2.00 times base salary plus 1.25 to 2.00 times target annual bonus for a Vice President. The outplacement benefit consists of outplacement services from a firm selected by WellPoint for up to the cost of one month's base salary. The severance benefit payable to any officer is reduced by the amount of any retention benefit previously paid to the officer under the Change in Control Plan. Mr. Weinberg, Mr. Williams, Mr. Phanstiel and Mr. Geiser participate in the Change in Control Plan.

     Certain selected officers will also be entitled to annual retention payments for three years following a Change in Control (other than a change in the directors of the Foundation or a qualifying successor), with such payments to cease if the officer terminates employment other than by involuntary termination (other than for cause) or constructive discharge. The amount of each annual payment will be one-third of the amount of the severance payment (excluding any outplacement benefit) that would be paid to such officer under the Change in Control Plan upon involuntary termination or constructive discharge. Mr. Weinberg, Mr. Williams, Mr. Phanstiel and Mr. Geiser are entitled to annual retention payments.

     Payments under the Change in Control Plan are reduced to the extent necessary to ensure that those payments do not constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code.

     An officer who is to receive other severance benefits from an Affiliate will not receive benefits under the Change in Control Plan unless the other severance benefit plan so provides or the officer waives benefits under the other severance benefit plan. The Compensation Committee may amend or terminate the Change in Control Plan at any time except that, after a change in control, the plan may not be amended or terminated to reduce or eliminate benefits that would otherwise be payable under the Change in Control Plan to those who were participants on the date of the Change in Control.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under The Exchange Act, except to the extent that WellPoint specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for determining the compensation of the executive officers of the Company, including the Named Executive Officers. In making its determinations, the Committee relies on input from Frederic W. Cook & Co., compensation consultants, and reviews appropriate decisions with all non-employee directors who constitute a majority of the full Board of Directors.

     During 1996, three Committee meetings were held prior to the Company's Recapitalization on May 21, and one meeting was held after the Recapitalization. Committee members prior to the Recapitalization were Mr. Banks (chairman), Mr. Birk and Ms. Hill ("old Committee"). Committee members after the Recapitalization were Mr. Banks (chairman), Mr. Davenport and Ms. Hill ("new Committee"). At the time of the Recapitalization, the old Committee made recommendations to the new Committee and Board of Directors concerning the assumption of current on-going compensation policies and plans, adoption of new policies and plans and Recapitalization-related compensation actions concerning executive officers. The new Committee and the Board acted on such items in their respective areas of authority.

RECAPITALIZATION-RELATED ACTIONS

     Executive officer compensation actions related to the Recapitalization are significant because of certain factors relating to WellPoint's formation. After the Company's initial public offering in 1994, its stockholders approved a comprehensive stock incentive plan, the Stock Option Plan. The Committee intended at that time to grant stock options under the Stock Option Plan, having customary three-year vesting periods and ten-year terms. However, the DOC (which is the Company's primary regulator) prohibited the Company's use of stock options for employee compensation. This prohibition was not lifted until the Recapitalization was completed. In order to offer competitive long-term incentive opportunities and rewards for shareholder value creation, the Company granted "performance units" in lieu of stock options during 1994, 1995 and prior to the Recapitalization in 1996. Each performance unit entitled the recipient to a cash payment for the price appreciation of a share of WellPoint Common Stock above the market value at the time of grant for a specified period of time (typically three years).

     The shareholder-approved Stock Option Plan was implemented upon completion of the Recapitalization in May 1996. Simultaneous with the implementation of the Stock Option Plan, all then-outstanding performance units were terminated in exchange for a payment based on their existing value, calculated as the excess of WellPoint's then-current stock price above the applicable performance unit grant price. The Committee determined that the appropriate measure of the then-current stock price was $36.45, the volume weighted average trading price of the Common Stock on May 20, 1996, the last trading day prior to the Recapitalization. Individual payments were distributed 50% in cash in order to, among other things, cover taxes, and 50% in WellPoint Common Stock to encourage stock ownership among the Company's officers. The share component of Mr. Schaeffer's payment was deferred until the termination of his employment with the Company.

     In addition to the cash and stock distributions for accumulated performance unit appreciation through the time of the Recapitalization, stock options were granted to individuals for the equivalent grant value of their terminated performance units. The exercise price of these options was the May 20 weighted average trading price, adjusted for the $10.00 per share special dividend and three-for-two reverse share exchange occurring as part of the Recapitalization, or $39.675 per share (($36.45 - $10) X 1.5). The term of these options was for the remainder of ten years from the initial grant date of the applicable terminated performance units, representing a continuation of what would have been normal ten-year options if the Company had been allowed to grant stock options prior to the Recapitalization.

     Of the stock option grants included in the Summary Compensation Table, only a portion are long-term incentive compensation awards attributable to 1996. Furthermore, the cash and stock distributions for performance unit appreciation up to the Recapitalization are included in the column entitled "LTIP Payments," although these values are attributable to pre-Recapitalization stock price appreciation in performance units. They are not regular compensation payments for 1996.

     Option grants (exercisable at $39.675 per share) in 1996 that were attributable to the replacement of pre-Recapitalization performance units grants were calculated as follows for the Named Executive Officers:

                                      LEONARD D.     D. MARK     RONALD A.    HOWARD G.    THOMAS C.
                                       SCHAEFFER     WEINBERG     WILLIAMS    PHANSTIEL      GEISER
                                      -----------   ----------   ----------   ----------   ----------
Number of Terminated Performance
  Units.............................      582,000      301,667      288,333      164,667      160,000
Weighted Average Unit Grant Price...  X   $29.838   X  $31.687   X  $31.719   X  $31.791   X  $31.826
                                      -----------   ----------   ----------   ----------   ----------
Aggregate Threshold Amount..........  $17,365,716   $9,558,922   $9,145,634   $5,234,929   $5,092,160
                                     (divided by) (divided by) (divided by) (divided by) (divided by)
Ending Share Price*.................       39.675       39.675       39.675       39.675       39.675
                                      -----------   ----------   ----------   ----------   ----------
Aggregate Number of Replacement
  Options...........................      437,700      240,931      230,511      131,947      128,348
Attributable to 1996................     -112,809      -55,896      -55,962      -36,058      -36,098
                                      -----------   ----------   ----------   ----------   ----------
Attributable to Prior Years.........      324,891      185,035      174,549       95,889       92,250

---------------
* As of May 20, 1996; after adjustment for $10.00 per share special dividend and three-for-two reverse share exchange.

     Amounts included in LTIP Payments for 1996 that were attributable to distributions for performance unit values at the time of the Recapitalization were calculated as follows:

                                     LEONARD D.     D. MARK     RONALD A.    HOWARD G.    THOMAS C.
                                      SCHAEFFER     WEINBERG     WILLIAMS    PHANSTIEL      GEISER
                                     -----------   ----------   ----------   ----------   ----------
Distribution Price*................  $    36.450   $   36.450   $   36.450   $   36.450   $   36.450
Weighted Average Unit Grant
  Price............................      -29.838      -31.687      -31.719      -31.791      -31.826
                                     -----------   ----------   ----------   ----------   ----------
Appreciation per Unit..............  $     6.612   $    4.763   $    4.731   $    4.659   $    4.624
Number of Units....................    X 582,000    X 301,667    X 288,333    X 164,667    X 160,000
                                     -----------   ----------   ----------   ----------   ----------
Distribution Value.................  $ 3,848,184   $1,436,867   $1,364,112   $  767,218   $  739,860
Other 1996 LTIP Payments...........  + 1,626,865    + 539,332    + 501,919    + 275,440    + 267,931
                                     -----------   ----------   ----------   ----------   ----------
Total 1996 LTIP Payments...........  $ 5,475,049   $1,976,199   $1,866,031   $1,042,658   $1,007,791

---------------
*May 20 weighted average trading price.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program reflects the philosophy that executives' compensation rewards should be structured to closely align their interests with those of the shareholders. The program emphasizes pay for performance and stock-based incentives, and extends these concepts beyond the executive officers to other employees in the interests of motivation, teamwork and fairness. Annual return on shareholders' equity ("ROE") and earnings per share ("EPS") growth are the measures of short-term success, and increase in shareholder value (as shown by stock price appreciation) is the long-term measure. Upon completion of the Recapitalization, the Company instituted guidelines for Company stock ownership which are applicable to all officers.

     Compensation surveys and external competitiveness are used as tests for reasonableness, but corporate, business unit and individual performance are the primary determinants of individual pay amounts. The competitive market is viewed to be the Company's competitors in the managed care industry (which includes some but not all of the companies that are included in the Peer Group described under "Stock Performance" below) as well as companies in general industry of similar market value, size, operating complexity and growth potential so that the Company can compete for the best talent across different markets.

PROGRAM OVERVIEW

     The elements of the Company's executive compensation program in 1996 consisted of base salaries, annual cash incentives (under the "Corporate Incentive Plan" or "CIP"), cash "value units" outstanding from grants made before 1996 and discontinued thereafter, and stock options granted upon termination of cash performance units that had previously been used as a cash-based substitute for stock options during the time that the Company was prohibited by the DOC from implementing the Stock Option Plan. The mix of compensation for executive officers is weighted more heavily toward performance-based incentives rather than base salaries as position level increases.

BASE SALARIES

     Base salaries for the Named Executive Officers were set based upon the competitive market and individual responsibilities, experience and performance. In 1996, the Named Executive Officers received increases partly for merit, and partly for market adjustments to recognize the Company's significantly increased revenues from internal growth and major acquisitions. The Committee believes that current base salaries for the Named Executive Officers generally are between the competitive median and 75th percentile for comparable positions, which is in accordance with the Company's pay-for-performance philosophy.

ANNUAL INCENTIVES

     The CIP is a goal-driven plan where participants, including all of the Named Executive Officers, have the opportunity to earn annual cash bonus awards in relation to specified target award levels defined as percentages of base salaries. Target awards correspond to 100% goal achievement. They are intended to result in approximately median-to-75th-percentile total annual compensation as compared to the competitive market when combined with WellPoint base salaries. An award pool or fund is determined based on Company annual financial performance and is allocated to individuals primarily to reward teamwork, and secondarily to reward business-unit performance and individual accomplishments. The allocation is discretionary as determined by the Committee, giving strong consideration to the CEO's recommendations for positions other than his own.

     Company financial performance is measured against an index ("Performance Growth Index" or "PGI") established by the Committee at the start of the year, combining equally weighted goals for annual pre-tax ROE and annual EPS growth. The goals are based on internal business plan objectives. No awards are earned unless a specified PGI threshold performance level is achieved. Overall, the Company moderately exceeded its financial goals for 1996. There were also significant strategic accomplishments during 1996 which included the completion of the Recapitalization and the endowment of two new non-profit foundations in connection therewith, the completion of the acquisition of the group health and related life business of Massachusetts Mutual Life Insurance Company, the signing of a definitive agreement to purchase the similar business unit of the John Hancock Mutual Life Insurance Company, the successful completion of an almost 15 million share public offering by one of the newly created foundations and the development of a new corporate vision, mission and values statement.

VALUE UNITS

     A portion of the LTIP Payments made in 1996 not attributable to distributions for performance unit appreciation up to the Recapitalization was for the cash payment of value units. These value units were granted at the beginning of 1994, to be earned for continued employment and Company financial performance through the end of 1996. Value unit payments were determined from a pre-established formula for the three-year measurement period based on average annual pre-tax profits (before extraordinary items) above a 10% average annual return on capital.

     No value units were granted after 1994, there are no further value units outstanding, and no further value units granted are anticipated.

STOCK OPTIONS AND PERFORMANCE UNITS

     The Committee made stock options WellPoint's sole form of long-term incentive award upon completion of the Recapitalization. As explained earlier, outstanding performance units that had formerly been granted as a cash-based substitute for stock options were terminated in exchange for their accumulated appreciation through the time of the Recapitalization and replaced with stock options with terms equal to the remainder of what would have been normal ten-year option terms relating back to the original performance unit grant dates. In addition, certain performance units matured in January 1996 and payments thereunder were made before the Recapitalization and are included as LTIP Payments in 1996.

     The Recapitalization-related performance unit termination and option replacement was a one-time event. No performance units were granted after the Recapitalization, there are no further performance units outstanding, and no future performance unit grants are anticipated. However, the Committee anticipates that it will grant additional stock options in the future as an on-going element of the executive compensation program.

     Performance units that were granted in 1996 before the Recapitalization, and then terminated upon completion of the Recapitalization, were based on grant guidelines designed to approximate the present value of median competitive annual long-term incentive compensation for comparable companies and positions. Individual grants to the Named Executive Officers varied above and below the guidelines based upon the Committee's evaluation of individual performance, past grant history and other relevant factors. The Committee intends to use similar competitive guidelines for determining stock option grants after 1996.

CEO COMPENSATION

     Mr. Schaeffer's base salary was increased by approximately 7% in 1996. This was for merit and to reflect WellPoint's substantial revenue growth. The Committee believes that Mr. Schaeffer's salary is in the median-to-75th-percentile range for comparable organizations. Mr. Schaeffer's annual incentive bonus was $532,440 for 1996 performance, based on the Company moderately exceeding its ROE and EPS growth goals for the year and his leadership in accomplishing the major strategic objectives described earlier.

     Performance units granted to Mr. Schaeffer in 1996 before the Recapitalization were subsequently terminated and replaced with stock options along with his performance units from grants made in 1994 and 1995, as discussed earlier. The grants attributable to 1996 had an estimated present value in the median-to-75th-percentile competitive range for comparable organizations. These 1996 grants represent 112,809 shares of Mr. Schaeffer's total 437,700 stock options granted in 1996, with the remaining 324,891 shares representing grants to replace terminated performance units outstanding from grants made in 1994 and 1995.

     LTIP Payments received by Mr. Schaeffer included a one-time distribution of $3,848,184 (paid 50% in cash and 50% in deferred share units which will be received upon termination of Mr. Schaeffer's employment with the Company) for the appreciation in his performance units up to the Recapitalization. He also received $1,375,000 in cash for the payment of maturing performance units for the Company's performance during the three-year period ending January 31, 1996 and $251,865 in cash for the payment of value units for Company's financial performance from 1994 through 1996. Mr. Schaeffer has no further performance units or value units outstanding, and no further grants of performance units or value units are anticipated.

COMPLIANCE WITH SECTION 162(m)

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a Company's CEO and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. The Committee believes that stock options granted under the Stock Option Plan at an exercise price of 100% of the value of the underlying common stock will qualify as performance-based compensation. However, the Committee determined not to qualify annual cash compensation or other compensation as performance-based compensation under Section 162(m), because to do so would require restricting the Committee's discretion over the amount of such compensation in a manner the Committee feels would not be beneficial to the Company. The Committee will make future determinations as to whether the qualify compensation as performance-based compensation on a case-by-case basis, taking into account the cost of potential loss of deductibility as one of the factors used in determining compensation.

     For 1996, there was certain non-deductible compensation for WellPoint's Named Executive Officers. This did not have a material financial impact on the Company, particularly because a substantial portion of non-deductible payments to Mr. Schaeffer, which accounted for most of the compensation involved, were deferred.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of WellPoint Health Networks Inc.

                                          David R. Banks, Chairperson
                                          Stephen L. Davenport
                                          Julie A. Hill

                               STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder returns of the Standards & Poor's 500 stock index, a Peer Group(1) and a California-based Peer Group(2). The comparison assumes the investment of $100 on January 27, 1993 (the date the Common Stock of the Company's predecessor became registered under
Section 12 of the Exchange Act).


                           [STOCK PERFORMANCE GRAPH]

     Measurement Period
   (Fiscal Year Covered)              WellPoint       HMO Index         CA HMOs          S&P 500
1/27/93                                100.00           100.00           100.00           100.00
12/31/93                               110.74           117.10            80.18           109.17
12/31/94                               104.05           151.33           115.99           110.61
12/31/95                               114.76           202.92           153.36           152.18
12/31/96                               112.50           155.80           134.14           187.12
3/31/97                                135.82           167.32           142.85           192.13

---------------

(1) The Peer Group is comprised of the following publicly traded managed care companies: Coventry Corp.; Foundation Health Corp.; Health Systems International, Inc., Healthsource, Inc.; Humana, Inc.; Mid Atlantic Medical Services, Inc.; Maxicare Health Plans, Inc.; Oxford Health Plans Inc.; Physician Corp. America; Physicians Health Services, Inc.; PacifiCare Health Systems, Inc.; Ramsay Health Care, Inc.; Sierra Health Services Inc.; United American Healthcare Corp.; and United HealthCare Corp. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

(2) The California-based Peer Group is a subset of the Peer Group, and is comprised of the following California-based publicly traded managed care companies: Foundation Health Corp.; Health Systems International, Inc.; Maxicare Health Plans Inc.; and Pacificare Health Systems, Inc.

     The following companies which were previously included in the Peer Group or California-based Peer Group have been deleted because they were acquired or otherwise ceased operations during the period covered by this graph: CareNetwork Inc.; FHP International Corp.; Gencare Health Systems Inc.; Intergroup HealthCare Corp.; TakeCare Inc.; and U.S. HealthCare Inc.

     During the period from January 27, 1993 through the date of the Recapitalization, the Company was subject to various DOC restrictions on the conduct of its business, including a prohibition on the granting of stock options or other stock-based compensation to its employees.

     The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that WellPoint specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the Recapitalization of the Company in May 1996, BCC owned approximately 80% of the outstanding capital stock of the Company. At the time of the formation of the Company in 1992, BCC, the Company and certain of the Company's subsidiaries entered into an administrative Services and Product Marketing Agreement (the "Administrative Services Agreement"). Pursuant to the Administrative Services Agreement, BCC provided office space and certain administrative and support services, including computerized data processing and management information systems, telecommunications systems and other management services, to WellPoint. The expenses for these services were allocated to and paid by the Company in an amount equal to the direct and indirect costs and expenses incurred in furnishing the services. In addition, the Company provided services to BCC which included health plan support services, financial management services and certain provider contracting services, all of which are reimbursed on a basis that approximated cost.

     In 1996 prior to the Recapitalization, the Company incurred intercompany charges of approximately $13,601,000 for services rendered by BCC pursuant to the Administrative Services Agreement and BCC incurred intercompany charges of approximately $3,931,000 for services rendered by WellPoint pursuant to the Administrative Services Agreement.

     As required by the DOC, prior to the Recapitalization, non-contract provider services under the Company's and BCC's jointly marketed Prudent Buyer and Medicare supplement products were required to be provided by BCC and revenues attributable to such non-contract provider services were therefore not included in the Company' financial statements. BCC recorded a portion of the premium revenue for these products based on the estimated costs of providing these non-contract provider health care services, plus an underwriting margin equal to the greater of 2.0% or the average percentage of underwriting gain among BCBSA member plans. Such aggregate premium revenue recognized by BCC related to the non-contract provider services for these products for the period from January 1, 1996 through May 20, 1996 was $59,300,000. Operating income recognized by BCC on such non-contract provider services for these products for the period from January 1, 1996 through May 20, 1996 year was estimated at $1,200,000.

     Mr. Besson is a partner in the law firm of Paul, Hastings, Janofsky & Walker. Paul, Hastings, Janofsky & Walker was previously retained as counsel to Ms. Elizabeth Sanders to advise her with respect to her designation as a director of the Company. Pursuant to the engagement letter for such services, WellPoint agreed to pay the fees and expenses relating to such representation. Mr. Besson was not involved in, did not work on, and was not aware of any issues on which advice was given to Ms. Sanders. In addition, Paul, Hastings, Janofsky & Walker has been retained by the Company to advise it on a variety of other matters. During 1996, approximately $60,855 was paid by WellPoint to such form for legal fees and disbursements.

     Pursuant to the requirements of the BCBSA pertaining to the issuance of the new license to WellPoint covering the use of Blue Cross name and mark in California, the Common Stock owned by the Foundation is subject to the terms of the Voting Trust Agreement and the Voting Agreement. Pursuant to the Voting Trust Agreement, the voting power of the Foundation is limited to less than 50% of the voting power of WellPoint. WellPoint Common Stock owned by the Foundation above such limit is required to be held in a voting trust and will be voted by the voting trustee (i) with respect to elections and removal of directors, calling of shareholder meetings and amendments of the WellPoint charter and bylaws, to support the position of the Board of Directors, and (ii) with respect to other matters generally to support the vote of the other shareholders. Shares in excess of the ownership limit contemplated by the WellPoint charter (currently set at up to, but not equal to or in excess of 5%) will be subject to the Voting Agreement, which contains provisions similar to the Voting Trust Agreement with respect to elections and removal of directors, calling of shareholder meetings and amendment of WellPoint charter and bylaws. As of April 15, 1997, no shares of Common Stock held by the Foundation were subject to the Voting Trust Agreement and 26,433,651 shares of Common Stock (or approximately 38.0% of the outstanding Common Stock) held by the Foundation were subject to the Voting Agreement. See "Recent Recapitalization."

     In connection with the Recapitalization, the Company and the Foundation also entered into a Registration Rights Agreement. Under certain circumstances and subject to certain limitations, the Registration Rights Agreement requires WellPoint to effect under applicable securities laws and registration of shares of WellPoint Common Stock held by the Foundation for sale to the public, as well as permit the Foundation to participate in certain of such registrations which WellPoint effects on its own initiative. The undertakings which the Foundation made to the DOC in order to secure the DOC's approval of the Recapitalization include annual distribution of approximately 5% of the value of its investment assets beginning in 1997. In order to fund such required distributions, the Foundation might sell shares of WellPoint. In November 1996, the Company effected a registration pursuant to which the Foundation sold 14,950,000 shares of WellPoint Common Stock to the public. In April 1997, the Company effected a registration statement pursuant to which the Foundation sold an additional 8,500,000 shares of WellPoint Common Stock to the public.

                                PROPOSAL NO. 2:
                    REINCORPORATION IN THE STATE OF DELAWARE

                      SUMMARY OF REINCORPORATION PROPOSAL

     The following is a summary of certain information contained elsewhere in this Proxy Statement and is qualified in its entirety by the detailed information contained elsewhere herein, the Appendices hereto and the documents referred to herein, to which reference is made for a more complete discussion of the matters summarized below.

GENERAL

     WellPoint Delaware is a wholly owned subsidiary of the Company and was organized under the laws of the State of Delaware in 1996. WellPoint Delaware has one wholly owned subsidiary, WLP Acquisition Corp. ("Merger Subsidiary"), organized solely for purposes of effecting the merger (the "Merger") contemplated by the Reincorporation Proposal. As a result of the Merger, Merger Subsidiary will be merged into the Company, Merger Subsidiary will disappear and the Company will be the surviving entity and a wholly owned subsidiary of WellPoint Delaware. Immediately following the Merger, the capital stock of certain of the Company's subsidiaries will be transferred to WellPoint Delaware.

     Upon the consummation of the Merger, shareholders of the Company will become stockholders of WellPoint Delaware and each share of Company Common Stock held by them will automatically convert into one share of Common Stock of WellPoint Delaware. The directors of the Company (including any directors elected at the Annual Meeting) will become the directors of New WellPoint with the same class designation and term of office.

REASONS FOR REINCORPORATION IN DELAWARE

     The formation of a new holding company structure as part of the Reincorporation Proposal and other actions to be taken concurrently will allow the Company to significantly reduce capital requirements currently imposed because the Company is licensed as a health care service plan under the California Knox-Keene Health Care Service Plan Act of 1975, as amended (the "Knox-Keene Act"), and as an independent licensee of the BCBSA. In addition, by reincorporating in the State of Delaware, the Company will be able to take advantage of Delaware corporation laws, which are more conducive to the operational needs and independence of corporations domiciled in that state. These laws include the ability to eliminate the liability of directors for certain breaches of their fiduciary duty. See "Reasons for Formation of Delaware Holding Company -- Reduction in Capital Requirements" and "-- Delaware Corporation Law" and "Certain Differences Between California and Delaware Corporation Laws."

CONTINUATION OF PROVISIONS POTENTIALLY RESTRICTING CHANGES IN CONTROL

     WellPoint Delaware's Certificate of Incorporation and Bylaws will include various features that may render more difficult certain unsolicited or hostile attempts to take over WellPoint Delaware. These provisions are essentially identical to provisions in the Company's Articles of Incorporation and Bylaws. Although certain of these features are intended to ensure that stockholders of WellPoint Delaware receive a fair price for their shares by encouraging any person who might seek to acquire control of WellPoint Delaware first to consult with WellPoint Delaware's Board of Directors and to negotiate the terms of any tender offer or proposed business combination, they may also discourage hostile takeover attempts or tender offers for control of WellPoint Delaware that might be approved by many or even a majority of WellPoint Delaware's stockholders. Certain of the provisions have also been included at the insistence of the BCBSA in order to prevent the takeover of a BCBSA licensee. See "Reincorporation Proposal -- General," "Reasons for Formation of Delaware Holding
Company -- Continuation of Provisions Potentially Restricting Changes in Control," "Possible Disadvantages of the Reincorporation in Delaware" and "Significant Differences Between California and Delaware Corporation Laws."

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the number of shares of Common Stock outstanding on the record date is required to approve the Reincorporation Proposal.

REGULATORY AND OTHER APPROVALS

     Prior to the consummation of the Merger, the Company will need to obtain the consent of the DOC, which regulates the Company pursuant to the Knox-Keene Act. It will also have to obtain the consent of the California Department of Insurance to the change in the ultimate ownership of its subsidiaries UNICARE Insurance Company, BC Life & Health Insurance Company and Comprehensive Integrated Marketing Services, Inc. and will have to obtain the approval of both the California Department of Insurance and the Delaware Department of Insurance to the transfer of the ultimate ownership of UNICARE Life & Health Insurance Company. In addition, the Company may need to seek the approval of the Department of Insurance in certain other states in which the Company and its subsidiaries operate. The Company intends to request these approvals as expeditiously as possible and will seek to secure the required approvals prior to the Annual Meeting. The Company also intends to request the consent to assignment of its existing senior and subordinated credit facilities to WellPoint Delaware. The Company anticipates that most, if not all, of the Company's employee benefit and compensation plans will be assumed by WellPoint Delaware.

RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors of the Company believes that the Reincorporation Proposal is in the best interests of the Company's shareholders and unanimously recommends a vote in favor of the proposal. See "Reincorporation Proposal."

FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the Merger qualifies as a reorganization, no gain or loss will be recognized by the shareholders of the Company upon the conversion of the shares of Company Common Stock into shares of WellPoint Delaware Common Stock, and the basis of the shares of WellPoint Delaware Common Stock received by the shareholders of the Company will be the same as the basis of the shares of Company Common Stock held by such shareholders immediately prior to the Merger. Shareholders should consult their own tax advisors regarding the Federal, state, local and foreign tax consequences of the Merger. See "Certain Federal Income Tax Considerations."

EXCHANGE OF SHARE CERTIFICATES

     After the Merger, each outstanding certificate representing a share or shares of Common Stock will continue to represent the same number of shares of WellPoint Delaware. It will not be necessary for shareholders of the Company to exchange their existing stock certificates for stock certificates of WellPoint Delaware. See "Reincorporation Proposal -- General."

                            REINCORPORATION PROPOSAL
GENERAL

     The Board of Directors of the Company believes that the best interests of the Company and its shareholders will be served by the Merger. The Company has caused WellPoint Delaware to be organized as a Delaware corporation. Immediately prior to the Merger, WellPoint Delaware will have no assets or liabilities except (i) a nominal amount of cash paid in by the Company for shares of Common Stock of the WellPoint Delaware, and (ii) the stock of the Merger Subsidiary, having no assets or liabilities other than a nominal amount of cash.

     Pursuant to the proposed Agreement and Plan of Reorganization which is attached hereto as Appendix C (the "Reorganization Agreement"), when the Merger becomes effective (the "Effective Time"), Merger Subsidiary will be merged into the Company, Merger Subsidiary will disappear and the Company will survive the Merger and become a wholly owned subsidiary of WellPoint Delaware. Each outstanding share of Company Common Stock will be converted into one share of WellPoint Delaware Common Stock. As a result of the Merger, the shareholders of the Company will become stockholders of WellPoint Delaware and their rights will become subject to the Certificate of Incorporation and Bylaws of WellPoint Delaware, which will be substantially in the forms of Appendices A and B hereto. Following the Merger, WellPoint Delaware will be the holding company for the Company. It is expected that upon completion of the Merger, the Company, as the surviving entity, will change its name to Blue Cross of California.

     Immediately following the Merger, one or more of the Company's wholly owned subsidiaries, Blue Cross of California, WellPoint Dental Plan and WellPoint Pharmacy Plan, may be merged with and into the Company. This action would be taken to simplify the resulting corporate structure of WellPoint Delaware and the Company. In addition, immediately following the Merger, the capital stock of certain of the Company's subsidiaries will be transferred to Wellpoint Delaware.

     The directors of the Company at the Effective Time will become the directors of WellPoint Delaware, with the same class designations as with the Company. In addition, at the Effective Time or thereafter, it is anticipated that WellPoint Delaware will assume the Company's obligations under the Stock Option Plan as well as various other agreements or plans of the Company, including the Employee Stock Option Plan, Employee Stock Purchase Plan and senior and subordinated credit agreements. It is also expected that the Company's current license agreement with the BCBSA will be terminated, and a new license agreement between WellPoint Delaware and the BCBSA, having substantially the same terms, will become effective. Alternatively, the Company's existing license agreement will be assigned to WellPoint Delaware. Certain of the Company's agreements with the Foundation will also be assumed by WellPoint Delaware or substantially identical new agreements will be executed.

     The Certificate of Incorporation and Bylaws of WellPoint Delaware include various features, substantially similar to corresponding provisions in the Company's Articles of Incorporation and Bylaws, that may render attempts to take over WellPoint Delaware more difficult. The Board believes that such attempts would disrupt WellPoint Delaware, divert the attention of WellPoint Delaware's directors, officers and employees and adversely affect WellPoint Delaware's operations. These features include, among other things, the ownership and transfer restrictions on the Common Stock of WellPoint Delaware, the establishment of a classified Board of Directors with staggered terms of office, the requirement of a supermajority vote of stockholders to approve certain changes to the Certificate of Incorporation and Bylaws, the elimination of cumulative voting of shares for directors and the elimination of the right of stockholders (other than stockholders owning 10% or more of the Company's outstanding voting stock) to call special stockholders' meetings or to act by written consent. These matters are described more fully below and in Appendices A and B hereto.

     Approval of the Reincorporation Proposal would also afford the directors of the Company, all of whom would become directors of WellPoint Delaware upon consummation of the Merger, protection against certain liability for monetary damages arising out of certain breaches of their fiduciary duties as directors, as described more fully below and in Appendices A and B.

     The Certificate of Incorporation of WellPoint Delaware provides for an authorized capital of 300,000,000 shares of Common Stock, $.01 par value, and 50,000,000 shares of Preferred Stock, $.01 par value, which is the same that the Company currently has. After approval of the Reincorporation Proposal, the Board of Directors, without further stockholder approval, would have the authority to issue the additional authorized shares of Common Stock, from time to time, at prices the Board deems appropriate. The Board would also be authorized to issue such series and classes of Preferred Stock with such terms (including dividend and interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters) as the Board deems appropriate. Such provisions will allow WellPoint Delaware the flexibility to sell Common Stock, securities convertible into Common Stock and Preferred Stock to finance operations and future expansion. THE REINCORPORATION PROPOSAL, ALONG WITH THE OTHER CONTEMPLATED ACTIONS DISCUSSED HEREIN, CONSTITUTE ONE PROPOSAL FOR SHAREHOLDER APPROVAL. A VOTE FOR THE REINCORPORATION PROPOSAL WILL ALSO CONSTITUTE A VOTE FOR THE REORGANIZATION AGREEMENT PERTAINING TO THE REINCORPORATION PROPOSAL AND ALL OF THE PROVISIONS OF THE WELLPOINT DELAWARE CERTIFICATE OF INCORPORATION AND BYLAWS. A VOTE FOR THE REINCORPORATION PROPOSAL WILL ALSO BE DEEMED A VOTE FOR THE ASSUMPTION BY WELLPOINT DELAWARE OF THE STOCK OPTION PLAN AND VARIOUS OTHER AGREEMENTS AND PLANS TO WHICH THE COMPANY IS A PARTY.

     After the Merger, each outstanding certificate representing a share or shares of the Company Common Stock will represent the same number of shares of WellPoint Delaware. THUS, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF WELLPOINT DELAWARE.

     In accordance with California law, the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock is required for approval of the Reincorporation Proposal, including approval of the principal terms of the Reorganization Agreement, and the other terms of the proposed Merger. The Reincorporation Proposal was approved by the Company's Board of Directors at its meeting held on April 15, 1997.

     ACCORDINGLY, THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE REINCORPORATION PROPOSAL.

     The discussion contained herein is qualified in its entirety by, and should be read in conjunction with, the Certificate of Incorporation and the Bylaws of WellPoint Delaware and the Reorganization Agreement, copies of which are attached hereto as Appendices A, B and C, respectively.

NO CHANGE IN THE BUSINESS OR PHYSICAL LOCATION OF THE COMPANY

     The establishment of a Delaware holding company will cause the shareholders of the Company to become stockholders of a company with a different legal domicile and will effect certain other changes of a legal nature, the most significant of which are described in this Proxy Statement. However, the proposed establishment of a holding company will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or net worth of the Company (other than due to the costs of the transaction).

RIGHTS OF DISSENTING SHAREHOLDERS

     Dissenters' rights are not available to shareholders of the Company with respect to the proposed Merger.

               REASONS FOR FORMATION OF DELAWARE HOLDING COMPANY

REDUCTION OF CAPITAL REQUIREMENTS

     As a result of actions taken in connection with the Recapitalization, the Company currently holds a license as a "health care service plan" under the Knox-Keene Act and a primary license to use the Blue Cross name and mark in the state of California pursuant to the License Agreement between the Company and BCBSA. The Company is required to maintain minimum tangible net equity ("TNE") by the DOC and is required to meet minimum capital requirements prescribed by the BCBSA. In measuring its capital for the BCBSA, the Company is required by the BCBSA to use the method prescribed by the DOC regulations. The failure to meet a specified level (the "Minimum BCBSA Capital") of the BCBSA's base capital requirement can subject the Company to certain corrective actions, while the failure to meet a lower specified level of capital can result in termination of the License Agreement. As of December 31, 1996, the Company's TNE (and thus its capital for purposes of the BCBSA) was approximately $388 million and the Minimum BCBSA Capital was approximately $364 million. The Company's required TNE for DOC purposes was approximately $17 million as of such date. When computing its TNE for DOC purposes, the Company must exclude goodwill amounts on the books of certain of its wholly owned subsidiaries.

     In order to address an anticipated shortfall in the Company's capital under the BCBSA requirements (which increased as of December 31, 1996), in November 1996 the Company entered into a $200 million subordinated debt facility (the "Subordinated Term Loan Agreement"). The DOC regulations permit the Company to include in TNE the amount of any indebtedness which is subordinated to the Company's obligation to maintain the DOC's required TNE. The Company's borrowings under the Subordinated Term Loan Agreement have been subordinated in a fashion that the Company believes is acceptable to the DOC to include such borrowings in its TNE. In December 1996 and March 1997, the Company drew down the entire $200 million available under the Subordinated Term Loan Agreement.

     Upon approval of the Reincorporation Proposal and the completion of the Merger, it is expected that WellPoint Delaware will enter into a new primary License Agreement with the BCBSA (the "WellPoint Delaware License Agreement," or the existing license agreement will be assigned to WellPoint Delaware). The Company will continue to be licensed under the Knox-Keene Act. Because the Knox-Keene license and primary BCBSA license will then be held by separate legal entities, WellPoint Delaware's Minimum BCBSA Capital will thereafter be computed without exclusion of goodwill amounts on the books of the Company's current wholly owned subsidiaries. If the Reincorporation Proposal (and other actions to be taken concurrently therewith) had been completed as of December 31, 1996, WellPoint Delaware's capital for BCBSA purposes on a pro forma basis would have been approximately $897 million and its Minimum BCBSA Capital on a pro forma basis would have been approximately $428 million as of such date.

     The approval of the Reincorporation Proposal and the completion of the Merger, by allowing WellPoint Delaware to become the primary licensee of the BCBSA while the Company will remain licensed by the DOC, along with other actions to be taken concurrently, will lessen the anomalous capital requirements currently imposed upon the Company that resulted, in part, in the Company's need to borrow under the Subordinated Term Loan Agreement.

DELAWARE CORPORATION LAW

     The State of Delaware is generally recognized as the leader in adopting, construing and implementing comprehensive corporation laws that are conducive to the operational needs and independence of corporations domiciled in that state. The corporation law of Delaware is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate issues. Moreover, the Delaware courts have repeatedly shown their willingness to accelerate the resolution of such complex corporate legal issues within the limited time available to meet the needs of parties engaged in corporate litigation. It is anticipated that the Delaware General Corporation Law (the "DGCL") will continue to be interpreted and construed in significant court decisions, thus lending predictability to WellPoint Delaware's corporate legal affairs.

     Furthermore, certain of the proposed provisions of the WellPoint Delaware Certificate of Incorporation including the limitation of directors liability for certain breaches of fiduciary duty are permitted under Delaware law, but are not permitted under California law. See "Certain Differences Between California and Delaware Corporation Laws."

CONTINUATION OF PROVISIONS POTENTIALLY RESTRICTING CHANGES IN CONTROL

     Certain of the provisions of the WellPoint Delaware Certificate of Incorporation (which are essentially identical to provisions in the Company's Articles of Incorporation) are intended to reduce WellPoint Delaware's vulnerability to unsolicited or hostile attempts to obtain control of WellPoint Delaware and to increase the likelihood that stockholders will receive a fair price for their shares in transactions relating to such attempts. Certain of the provisions have also been included at the insistence of the BCBSA in order to prevent the takeover of a BCBSA licensee. The Board of Directors does not know of any pending or contemplated attempt by any outsider to acquire control of the Company, but is aware that other companies and their shareholders have been subjected to various tactics that would be contrary to the best interests of the Company and its shareholders. For example, outsiders frequently accumulate substantial stock positions in public corporations in order to force a merger or other business combination in which certain of the corporation's shareholders receive less valuable consideration for their shares than other shareholders or to force the corporation itself to repurchase the outsider's block at a premium. Such a premium is often obtained through express or implied threats of disruptive tactics. In some instances, the accumulation of stock is a prelude to a proposal to restructure the corporation or to sell all or a portion of its assets to repay debt incurred by the outsider to purchase the shares. In many cases, such persons have sought representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented. If the corporation resists these efforts to obtain representation or declines to repurchase their stock at a premium, such persons may commence proxy contests to try to elect themselves or their nominees to the board of directors to replace directors elected by other shareholders or even to replace the entire board.

     The suddenness of a tender or exchange offer or other hostile attempt to acquire control of the Company may often deprive the shareholders of an adequate opportunity to evaluate the merits of the proposed transaction. Shareholders may be tempted or encouraged to act hastily without adequate evaluation of available alternatives that may maximize the value of their investments. Forming a considered judgment with respect to such a proposal requires, among other things, an assessment of its fairness, an analysis of its tax implications for shareholders and the corporation, and consideration of the impact of the transaction on the corporation, its shareholders, employees and others. Takeover bids that have not been approved by the Board of Directors may be timed to take advantage of temporarily depressed stock prices or designed to foreclose or minimize the possibility of more favorable competing bids. In addition, such bids may involve the acquisition of only a controlling interest in the corporation's stock without affording all shareholders the opportunity to sell on the same terms. If the buyer does not acquire all outstanding shares through the initial transaction, the remaining shareholders may find the value of their investment reduced by the adoption of corporate policies and practices significantly different from those upon which they based their investment decision. There is no guarantee that in any subsequent transaction the remaining shareholders will receive a fair price for their shares or a price that is equal to the price paid to obtain control. It must be noted, of course, that shareholders could still be subject to similar problems, uncertainties and time pressures with respect to such a proposal approved by the Board of Directors, but the Board believes such problems are more likely to be alleviated if such a proposal is first reviewed and evaluated by the Board of Directors.

     Certain of the provisions of WellPoint Delaware's Certificate of Incorporation are likely to encourage any person who might seek to acquire control of WellPoint Delaware first to consult with WellPoint Delaware's Board of Directors and to negotiate the terms of any tender offer or proposed business combination. The Board believes that, for the protection of WellPoint Delaware's stockholders, any proposed acquisition of control of WellPoint Delaware, and any proposed business combination in which WellPoint Delaware might be involved, should be thoroughly studied by WellPoint Delaware's Board of Directors to assure that such transaction would be in the best interests of WellPoint Delaware and its stockholders and that all of WellPoint Delaware's stockholders be treated fairly. However, in determining the advisability of such provisions, shareholders should consider that these provisions may, in certain circumstances described below, frustrate the ability of holders of a majority of the outstanding shares of WellPoint Delaware Common Stock to effect certain corporate transactions.

     As noted above, the Reincorporation Proposal is not being proposed in response to any present attempt known to the Board of Directors to acquire control of the Company, to obtain representation on the Company's Board of Directors or take significant corporate action. Rather, the Board of Directors believes that the Reincorporation Proposal is in the best interests of the Company and its shareholders and should be adopted for their protection. Certain possible detriments of these provisions are discussed below under "Possible Disadvantages" below.

     The Board of Directors does not have any current plans to propose amendments to WellPoint Delaware's charter documents that may have "antitakeover" implications, other than as described in this Proxy Statement.

           POSSIBLE DISADVANTAGES OF THE REINCORPORATION IN DELAWARE

     The limitations on director liability resulting from approval of the Reincorporation Proposal could have the effect of excusing one or more directors from personal monetary liability for damages under circumstances where a shareholder believes that such liability is warranted. The Board of Directors believes, however, that this possibility is outweighed by the importance of being able to attract and retain qualified directors who might otherwise be unwilling to serve because of the risks of liability involved.

     To the extent either Section 203 of the DGCL, which restricts certain business combinations, or certain provisions of the Certificate of Incorporation are effective in discouraging any takeover attempts, they will be to the advantage of stockholders only to the extent any enhanced power of the Board of Directors is used wisely and for the benefit of all stockholders. Also, approval of the Reincorporation Proposal could discourage or frustrate future attempts (for example, by means of tender offers for, or open market purchases of,

WellPoint Delaware Common Stock) to acquire control of WellPoint Delaware that are not approved by a majority of the Board of Directors, but which the holders of a majority of outstanding shares may believe to be in their best interests. See "Certain Differences Between California and Delaware Corporation Laws -- Shareholder Approval of Certain Business Combinations."

     In addition, because tender offers are often made at a substantial premium above market price, and as large purchases made in the open market often result in temporary increases in the market price of such shares, stockholders might not be afforded the opportunity to sell their shares at such premium prices if the proposed Certificate of Incorporation should discourage such tender offers or open market purchases. The Certificate of Incorporation could also delay or frustrate the assumption of control by a holder of a large block of the Company's shares or a change in the composition of the incumbent Board of Directors, even if many stockholders considered such actions to be beneficial. Furthermore, adoption of the Certificate of Incorporation will not necessarily ensure or guarantee that stockholders will receive a price for their shares in connection with the acquisition of WellPoint Delaware that reflects the value of such shares, or that the price received will be fair or equitable, although in the opinion of the Board of Directors the likelihood that the price will reflect such value and be fair and equitable will be increased by adoption of the Certification of Incorporation.

     A classified Board of Directors makes it more difficult for stockholders who do not approve of the policies of the Board to elect a majority of the members. In addition, the three-year term for incumbent directors may make directors less responsive to the desires of individual stockholders. Both of these provisions are contained in the Company's current Articles of Incorporation.

                       DESCRIPTION OF WELLPOINT DELAWARE
                    CERTIFICATE OF INCORPORATION AND BYLAWS

     The following is a summary of the WellPoint Delaware Certificate of Incorporation (the "WellPoint Delaware Certificate") and the Bylaws of WellPoint Delaware (the "WellPoint Delaware Bylaws") and is qualified in its entirety by reference to the complete text of the WellPoint Delaware Certificate, as set forth in Appendix A hereto, and the WellPoint Delaware Bylaws, as set forth in Appendix B hereto. Other than differences which arise due to the application of the DGCL as opposed to the California Corporations Code (the "CCC"), the provisions in the WellPoint Delaware Certificate and the WellPoint Delaware Bylaws are substantially the same as those contained in the Company's current Articles of Incorporation and Bylaws. See "Certain Differences Between California and Delaware Corporation Laws." Many of these provisions were specifically adopted as integral parts of the Recapitalization and resulted from negotiations involving the Company, BCC, the DOC, the BCBSA and their respective advisors.

     Authorized Stock. The WellPoint Delaware Certificate provides that WellPoint Delaware is authorized to issue 350,000,000 shares of stock, consisting of 300,000,000 shares of WellPoint Delaware Common Stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share ("WellPoint Delaware Preferred Stock"). Shares of WellPoint Delaware Preferred Stock may be issued in one or more series. See "Description of WellPoint Delaware Securities."

     Classified Board. The WellPoint Delaware Certificate and the WellPoint Delaware Bylaws provide for the Board of Directors of WellPoint Delaware to be divided into three classes, each class to serve (after an interim period) for staggered three-year terms (the "Classified Board Provision"). Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

     Special Meetings of Stockholders. The WellPoint Delaware Certificate and the WellPoint Delaware Bylaws prohibit the taking of stockholder action by written consent without a meeting. The WellPoint Delaware Certificate provides that a special meeting of the stockholders of WellPoint Delaware may be called at any time only by the Chairman of the Board, the President, a majority of the members of the Board of Directors or holders of shares entitled to cast not less than 10% of the votes at the meeting.

     Committees of the Board of Directors. The WellPoint Delaware Bylaws provide that any executive committee established by the Board of Directors shall, during the "Initial Period," have at least one member who is a BCC Designee and a majority of members who are WellPoint Designees. "Initial Period" is defined in the WellPoint Delaware Bylaws to be the period commencing on May 20, 1996 and ending on the date on which the Foundation and its affiliates, when taken together, cease to "Beneficially Own" Capital Stock in excess of the "Ownership Limit" (as such terms are defined in the WellPoint Delaware Certificate). See "-- Ownership Limit." The WellPoint Delaware Bylaws define "BCC Designee" as each of W. Toliver Besson, Stephen L. Davenport and Sheila P. Burke, or a direct or indirect replacement thereof. "WellPoint Designee" is defined as each of Leonard D. Schaeffer, David R. Banks, Roger E. Birk, Julie A. Hill and Elizabeth
E. Sanders, or a direct or indirect replacement thereof.

     The WellPoint Delaware Bylaws further provide that there will be a Nominating Committee of the Board of Directors of WellPoint Delaware, which will consist of three directors, at least one of whom will be a BCC Designee and a majority of whom are non-BCC Designees. The Nominating Committee will continue in existence at least until the end of the Initial Period. So long as it remains in existence, the Nominating Committee has power, acting by majority vote, to nominate persons to serve as directors of WellPoint Delaware, subject (i) to any rights of stockholders under law to nominate persons to serve as directors, (ii) in the case of a person nominated as a replacement for a BCC Designee, the BCC Designee members of the Nominating Committee will have a veto vote, (iii) in the case of a person nominated as a replacement for any WellPoint Designee on the Board, the Nominating Committee will not nominate such a person if a majority of the WellPoint Designee members of the Nominating Committee oppose such nomination and (iv) to any contractual obligations of WellPoint Delaware. So long as the Nominating Committee remains in existence, if the Nominating Committee is unable to nominate a candidate for WellPoint Delaware's Board of Directors as set forth above, nominations will be made by the Board of Directors, in the case of replacing a BCC Designee, by vote of a majority of the remaining BCC Designees or, in the case of replacing a WellPoint Designee, by vote of a majority of the remaining WellPoint Designees.

     Number of Directors; Removal; Filling Vacancies. The WellPoint Delaware Certificate provides that the Board of Directors will consist of not less than nine nor more than seventeen directors, the exact number to be determined in accordance with the WellPoint Delaware Bylaws. The WellPoint Delaware Bylaws provide that, until the expiration of the Initial Period, the Board of Directors of WellPoint Delaware will consist of nine members.

     The WellPoint Delaware Certificate provides that directors of WellPoint Delaware may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of WellPoint Delaware's capital stock entitled to vote at an election of directors. However, a director may not be removed without cause if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of the stockholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

     The WellPoint Delaware Bylaws provide that, in the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a director elected to fill such vacancy or newly created directorship will be elected by a vote of not less than a majority of the directors of WellPoint Delaware then in office from a list of one or more persons proposed by the Nominating Committee. During the Initial Period, in the case of replacing or filling a vacancy of a BCC Designee, the vote of not less than a majority of the remaining BCC Designees is required and, in the case of replacing or filling a vacancy of a WellPoint Designee, the vote of not less than a majority of the remaining WellPoint Designees is required. Stockholders may elect a director at any time to fill any vacancy not filled by the directors. These provisions could prevent a stockholder from obtaining majority representation on the Board of Directors by enlarging the Board and filling the new directorships with its own nominees.

     Officers. The WellPoint Delaware Bylaws provide that the officers of WellPoint Delaware will be a Chairman of the Board, a President (who shall be the chief operating officer of WellPoint Delaware and, unless such title is assigned to the Chairman of the Board, shall also be the chief executive officer of WellPoint Delaware), a Secretary, a Chief Financial Officer and any other officers appointed by the Board of Directors.

     Amendment of Certain Provisions of the WellPoint Delaware
Certificate. Pursuant to the DGCL, amendment of a company's certificate of incorporation may be adopted if approved by the board of directors and the majority of the outstanding shares entitled to vote. The WellPoint Delaware Certificate requires the greater of two-thirds or seven of the directors then in office for the Board of Directors to approve any amendment of the WellPoint Delaware Certificate. The WellPoint Delaware Certificate further requires the affirmative vote of the holders of at least 75% of each class of the shares of voting stock represented and voting at a duly held meeting of stockholders at which a quorum is present, voting by class, to amend certain provisions of the WellPoint Delaware Certificate, including the provisions concerning (i) the number of directors, (ii) the Classified Board Provision,
(iii) the filling of vacancies on the Board of Directors, (iv) the power of directors to amend the WellPoint Delaware Certificate, (v) the prohibition on stockholder action by written consent, (vi) the Ownership and Transfer Restrictions (as defined in "-- Restrictions on Ownership and Transfer" below),
(vii) the prohibition on cumulative voting by stockholders and (viii) the requirement for supermajority stockholder approval to amend such provisions. However, no amendment of the WellPoint Delaware Certificate will be effective unless approved by the affirmative vote of a majority of the outstanding shares of voting stock entitled to vote. In addition, the requirement for supermajority stockholder approval will not apply to any amendment to the Ownership and Transfer Restrictions to conform such provision to a change to the terms of the WellPoint Delaware License Agreement or to any amendment to the Ownership and Transfer Restrictions required or permitted by the BCBSA. Furthermore, the provisions of the WellPoint Delaware Certificate described in the last two sentences of this paragraph will become ineffective and of no further force and effect in the event that the WellPoint Delaware License Agreement is terminated and WellPoint Delaware and the BCBSA do not enter into a replacement license agreement.

     Amendment of Certain Provisions of the WellPoint Delaware Bylaws. Pursuant to the DGCL, bylaws may generally be adopted, amended or repealed either by approval of the majority of the outstanding shares entitled to vote or, if provided in a company's certificate of incorporation, by approval of the board of directors. The WellPoint Delaware Certificate further requires approval of the greater of at least two-thirds or seven of the directors then in office for the Board of Directors to approve and authorize (a) the amendment of certain bylaws, including the bylaws concerning (i) the number, qualification and election of directors, (ii) the filling of vacancies on the Board of Directors, and (iii) the committees of the Board of Directors, including the Nominating Committee, and; (b) the amendment of a bylaw concerning the adoption by the Board of rules and regulations not inconsistent with the WellPoint Delaware Certificate.

     Loans to Officers. The WellPoint Delaware Bylaws provide that the Board alone may approve the making of any loan of money or property to, or the guarantee by WellPoint Delaware of an obligation of, any officer (whether or not a director) of WellPoint Delaware, or an employee benefit plan authorizing such a loan or guaranty to an officer, by a vote sufficient, without counting the vote of any interested director or director, if the board determines that such a loan or guaranty or plan may reasonably be expected to benefit WellPoint Delaware.

     Liability of Directors; Indemnification of Directors and Officers. The WellPoint Delaware Certificate provides that the liability of the directors of WellPoint Delaware for monetary damages will be eliminated to the fullest extent permissible under Delaware law except for (i) breaches of the duty of loyalty;
(ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which a director received an improper personal benefit.

     The effect of these provisions is to eliminate the rights of WellPoint Delaware and its stockholders (through stockholders' derivative suits on behalf of WellPoint Delaware) to recover monetary damages against a director for a breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of WellPoint Delaware or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     The WellPoint Delaware Bylaws provide that WellPoint Delaware will indemnify each present and former director and officer of WellPoint Delaware and the Company and each of their respective subsidiaries, as such companies existed prior to the Effective Time, and such agents of WellPoint Delaware as the Board of Directors shall determine, to the fullest extent permitted by Delaware law.

     Restrictions on Ownership and Transfer. The WellPoint Delaware Certificate provides that no person may "Beneficially Own" (as defined below) shares of voting stock in excess of the Ownership Limit.

     Subject to certain exceptions, the Ownership Limit is the number of shares of voting stock one share lower than the number of shares of voting stock which would represent 5% of the Voting Power (as defined below). In the event WellPoint Delaware and BCBSA agree in writing, through an amendment to the WellPoint Delaware License Agreement or otherwise, that an Ownership Limit of a higher percentage than that prescribed above will apply, then the Ownership Limit will be as specified in such written agreement. In the event any particular person Beneficially Owns shares of voting stock in excess of the Ownership Limit which would apply were it not for this provision (the "Regular Limit"), such ownership will not be deemed to exceed the Ownership Limit provided that (i) such person does not at any time Beneficially Own shares of voting stock in excess of the Regular Limit plus 1% and (ii) within thirty (30) days of the time when the particular person becomes aware of the fact that the Regular Limit has been exceeded, the particular person reduces such person's Beneficial Ownership below the Regular Limit.

     The WellPoint Delaware Certificate defines "Voting Power." The percentage of the voting power attributable to the shares of voting stock Beneficially Owned by any particular person is equal to the percentage of all votes which could be cast in any election of any director which could be accounted for by the shares of voting stock Beneficially Owned by that particular person. If, in connection with an election for any particular position on the Board, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. If WellPoint Delaware issues any series or class of shares for which positions on the Board are reserved or otherwise issues shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of voting stock Beneficially Owned by any particular person will be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

     Such provisions are sometimes referred to in this Proxy Statement as the "Ownership and Transfer Restrictions." Any Transfer (as defined below) that, if effective, would result in any person Beneficially Owning shares of voting stock in excess of the Ownership Limit will be void as to the purported Transfer of that number of shares that would otherwise be Beneficially Owned in excess of the Ownership Limit, the intended transferee will acquire no rights in such shares except as provided below and such number of shares will be deemed transferred to an escrow agent (the "Share Escrow Agent") as set forth below.

     The WellPoint Delaware Certificate provides that a person will be deemed the "Beneficial Owner" of and will be deemed to "Beneficially Own" (subject to certain exclusions) any voting stock of WellPoint Delaware: (1) in which such person then has a direct or indirect beneficial ownership interest; (2) in which such person has the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or only after the passage of time or the occurrence of any contingency); (3) which such person shall have the right to vote; (4) in which such person holds any other interest which would count in determining whether such person would be required to file a Schedule 13D; or (5) which is Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular person or by any other person with whom the particular person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than pursuant to the Registration Rights Agreement between the Company and the Foundation relating to the acquisition, holding, voting or disposing of any securities of WellPoint Delaware).

     If there is a purported Transfer or other change in the capital structure of WellPoint Delaware such that any person would Beneficially Own shares of voting stock in excess of the Ownership Limit (a "Purported Owner"), then, upon such Transfer or change in capital structure, such shares in excess of the Ownership Limit will be "Excess Shares" for purposes of the WellPoint Delaware Certificate. However, in the event that any person becomes a Purported Owner as a result of Beneficial Ownership of shares of voting stock of one person being aggregated with another person, then the number of Excess Shares subject to the Ownership and Transfer Restrictions will be allocated pro rata among each Purported Owner in proportion to each person's total Beneficial Ownership. Upon the occurrence of any event that would cause any person to exceed the Ownership Limit (including, without limitation, the expiration of a voting trust, without being renewed on substantially similar terms, that entitled such person to an exemption from the Ownership Limit), all shares of voting stock Beneficially Owned by such person in excess of the Ownership Limit will also be Excess Shares, such person will be deemed the Purported Owner of such Excess Shares and such person's rights in such Excess Shares will be as prescribed below. If WellPoint Delaware at any time determines that a Transfer has taken place in violation of the Ownership and Transfer Restrictions or that a Purported Owner intends to acquire or has attempted to acquire Beneficial Ownership of any share of voting stock in violation of the Ownership and Transfer Restrictions, WellPoint Delaware will take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of WellPoint Delaware or instituting proceedings to enjoin or rescind such Transfer. Pursuant to the WellPoint Delaware Certificate, each certificate for voting stock will at or after the Effective Time bear a legend with respect to the Ownership and Transfer Restrictions. "Transfer" is defined in the WellPoint Delaware Certificate as any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of voting stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for such stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

     The WellPoint Delaware Certificate provides that, upon the occurrence of a Transfer or an event that results in Excess Shares pursuant thereto, such Excess Shares will automatically be transferred immediately to the Share Escrow Agent, which Excess Shares, subject to the provisions of the WellPoint Delaware Certificate, will be held by the Share Escrow Agent until such time as the Excess Shares are transferred to a person whose acquisition thereof will not violate the Ownership Limit (a "Permitted Transferee"). WellPoint Delaware will take all actions as it deems necessary to give effect to such transfer to the Share Escrow Agent. The Purported Owner will have no rights in such Excess Shares except as provided below.

     The Share Escrow Agent, as record holder of Excess Shares, will be entitled to receive all dividends and distributions as may be declared by the Board of Directors on the class of such stock that is deemed Excess Shares (the "Excess Share Dividends") and will hold the Excess Share Dividends until disbursed in accordance with the provisions described below. The Purported Owner, with respect to Excess Shares purported to be Beneficially Owned by such Purported Owner prior to such time that WellPoint Delaware determines that such shares are Excess Shares, will repay to the Share Escrow Agent the amount of any Excess Share Dividends received by it that (i) are attributable to any Excess Shares and (ii) the record date of which is on or after the date that such shares become Excess Shares. WellPoint Delaware will take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to a Purported Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of stock Beneficially Owned by any person who, but for the Ownership and Transfer Restrictions, would Beneficially Own the Excess Shares, and, as soon as practicable following WellPoint Delaware's receipt or withholding thereof, will pay over to the Share Escrow Agent for the benefit of the Purported Owner the dividends so received or withheld, as the case may be.

     The WellPoint Delaware Certificate also provides that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, WellPoint Delaware, each Share Escrow Agent will be entitled to receive, ratably with each other holder of voting stock of the same class or series, that portion of the assets of WellPoint Delaware that is available for distribution to the holders of such class or series of stock. The Share Escrow Agent will distribute to the Purported Owner the amounts received upon such liquidation, dissolution or winding up or distribution in accordance with the provisions described below.

     The Share Escrow Agent will be entitled to vote all Excess Shares and will be instructed by WellPoint Delaware to vote, consent or assent the Excess Shares as follows: (i) if the matter concerned is the election of directors, the Share Escrow Agent will vote, consent or assent the whole number of Excess Shares held by the

Share Escrow Agent for each director by multiplying the number of votes held by the Share Escrow Agent by a fraction, the numerator of which is the number of votes cast by stockholders other than the Share Escrow Agent for the director and the denominator of which is the number of votes cast by stockholders other than the Share Escrow Agent that could have been cast in the election of the director and are present in person or by proxy at the meeting; (ii) where the matter under the DGCL or the WellPoint Delaware Certificate or the WellPoint Delaware Bylaws requires at least an absolute majority of all outstanding shares of WellPoint Delaware Common Stock in order to be effected, then the Share Escrow Agent will vote, assent or consent all of such Excess Shares in favor of or in opposition to such matter as the majority of all votes cast by stockholders other than the Share Escrow Agent are cast; and (iii) on all other matters, the Share Escrow Agent will at all times vote, assent or consent all of such shares in the identical proportion in favor of or in opposition to such matter as the votes cast by stockholders other than the Share Escrow Agent are cast.

     Pursuant to the WellPoint Delaware Certificate, in an orderly fashion so as not to materially adversely affect the price of WellPoint Delaware Common Stock on the New York Stock Exchange (the "NYSE") or, if WellPoint Delaware Common Stock is not listed on the NYSE, on the exchange or other principal market on which WellPoint Delaware Common Stock is traded, the Share Escrow Agent will sell or cause the sale of the Excess Shares at such time or times as the Share Escrow Agent deems appropriate. The Share Escrow Agent will have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of the Excess Shares free of any interest of the Purported Owner of such Excess Shares and free of any other adverse interest arising through the Purported Owner. Once the Excess Shares are acquired by one or more Permitted Transferees, whether from a Purported Owner or the Share Escrow Agent, such shares will cease to be Excess Shares and the Permitted Transferees will have and will be entitled to exercise all rights incident to ownership of such Excess Shares. Pursuant to the WellPoint Delaware Certificate, neither WellPoint Delaware, the Share Escrow Agent nor any other person will have any liability to a Purported Owner or any other person by reason of any action or inaction of WellPoint Delaware or the Share Escrow Agent taken in a good faith belief that such was within the scope of authority under the WellPoint Delaware Certificate, by reason of any decision with respect to the sale of Excess Shares or by any other action in connection with the Ownership and Transfer Restrictions which does not constitute gross negligence or willful misconduct, including without limitation failure to take actions which would have produced higher proceeds on disposition of Excess Shares. The Share Escrow Agent will not be deemed to be a fiduciary or agent of any Purported Owner.

     The proceeds from the sale of the Excess Shares to a Permitted Transferee and any Excess Share Dividends will be distributed as follows: (i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by WellPoint Delaware; (ii) second, to WellPoint Delaware for all costs and expenses incurred by WellPoint Delaware in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and all funds expended by WellPoint Delaware to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof to the Purported Owner or the person who was the holder of record before the shares were transferred to the Share Escrow Agent (depending on who shall at such time be entitled to any economic interest in such Excess Shares), except, if the Share Escrow Agent has any question regarding the existence of a security interest or interest adverse to the Purported Owner with respect to Excess Shares, the Share Escrow Agent will not be obligated to disburse proceeds for such Excess Shares until the Share Escrow Agent is provided with such evidence as the Share Escrow Agent deems necessary to determine who is entitled to such proceeds.

     The Ownership and Transfer Restrictions will not be applicable with respect to any outstanding shares of Capital Stock of WellPoint Delaware owned by the Foundation which were (i) issued by WellPoint Delaware in exchange for "Original Shares" (such shares of Capital Stock of WellPoint Delaware being referred to as "Exchange Shares"), or (ii) acquired by the Foundation with respect to Exchange Shares as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like, so long as such Capital Stock of WellPoint Delaware shall be Beneficially Owned by the Foundation or an affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation. "Original Shares" means shares of capital stock of the Company owned by the Foundation which were outstanding on May 20, 1996, and shares of the Company acquired by the Foundation with respect to such shares after such time as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like. All (1) Exchange Shares and such other shares of Capital Stock of WellPoint Delaware received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares will be aggregated with (2) any other shares of Capital Stock of WellPoint Delaware for which the Foundation or affiliate or trustee of the Foundation becomes a Beneficial Owner, including shares of Capital Stock of WellPoint Delaware issued in exchange for shares of the Company which were not Original Shares (all such shares referred to in the immediately preceding clause
(2) being defined as "After Acquired Shares"), in determining if such After Acquired Shares are Excess Shares. Upon the transfer of any Beneficial Ownership interest in any Exchange Shares and such other shares of Capital Stock of WellPoint Delaware received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares, from the Foundation or affiliate or trustee thereof to any unaffiliated transferee, that Capital Stock of WellPoint Delaware will become fully subject to this Article VII from and at all times after such transfer.

     Any Exchange Shares and such other shares of Capital Stock of WellPoint Delaware received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares will automatically become subject to the Ownership and Transfer Restrictions upon transfer to any affiliate or trustee of the Foundation, unless such affiliate or trustee is subject to a binding obligation to vote such shares in the manner prescribed by the terms of the Voting Agreement or Voting Trust Agreement (as such agreements or replacements thereof may be in effect from time to time), whichever is applicable, entered into by the Foundation with respect to Original Shares subject to such agreement. For purposes of this provision, neither The California Endowment nor any of its successors in interest or affiliates will be deemed to be an affiliate of the Foundation.

     The Ownership and Transfer Restrictions will become ineffective and of no further force and effect in the event that the WellPoint Delaware License Agreement is terminated.

     Pursuant to the WellPoint Delaware Certificate, WellPoint Delaware has the power to interpret the Ownership and Transfer Restrictions and, in the absence of manifest error, any interpretation by the Board of Directors of WellPoint Delaware will be binding. In making any such interpretation, the Board of Directors of WellPoint Delaware is required to consider its obligations to the BCBSA, wherever relevant.

                  DESCRIPTION OF WELLPOINT DELAWARE SECURITIES

COMMON STOCK

     The WellPoint Delaware Certificate will authorize 300,000,000 shares of WellPoint Delaware Common Stock. At the Effective Time, by virtue of the consummation of the Merger, based on the capitalization of the Company as of April 15, 1997, there will be approximately 69,609,709 shares of WellPoint Delaware Common Stock outstanding.

     Every holder of WellPoint Delaware Common Stock is entitled to one vote per share on all matters to be voted on by the stockholders of WellPoint Delaware. Subject to the prior rights of holders of WellPoint Delaware Preferred Stock, holders of WellPoint Delaware Common Stock are entitled to receive dividends and other distributions in cash, stock or property of WellPoint Delaware as may be declared thereon from time to time by the Board of Directors of WellPoint Delaware out of assets or funds of WellPoint Delaware legally available therefor, and to share ratably in the assets of WellPoint Delaware legally available for distribution to the stockholders in the event of liquidation or dissolution. WellPoint Delaware Common Stock has no preemptive rights and no subscription or redemption privileges. WellPoint Delaware Common Stock does not have cumulative voting rights. All the outstanding shares of WellPoint Delaware Common Stock are fully paid and not liable for further call or assessment.

PREFERRED STOCK

     No shares of WellPoint Delaware Preferred Stock will be issued or outstanding immediately following the Effective Time. The Board of Directors of WellPoint Delaware is authorized to issue from time to time in one or more series, and to fix the rights, preferences, privileges and restrictions of any series of WellPoint Delaware Preferred Stock and the number or shares constituting such series and the designation thereof. WellPoint Delaware has no present plan to issue any shares of WellPoint Delaware Preferred Stock.

     Depending upon the rights of WellPoint Delaware Preferred Stock, the issuance of WellPoint Delaware Preferred Stock could have an adverse effect on holders of WellPoint Delaware Common Stock by delaying or preventing a change in control of WellPoint Delaware, making removal of the present management of WellPoint Delaware more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of WellPoint Delaware Common Stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     The WellPoint Delaware Certificate contains restrictions on the ownership and transfer of voting stock of WellPoint Delaware. See "Description of WellPoint Delaware Certificate of Incorporation and Bylaws -- Restrictions on Ownership and Transfer."

      CERTAIN DIFFERENCES BETWEEN CALIFORNIA AND DELAWARE CORPORATION LAWS

     The Company is incorporated in the State of California and the rights of its shareholders are governed by the CCC. At the Effective Time, WellPoint Delaware will be incorporated in the State of Delaware, shareholders of the Company will become stockholders of WellPoint Delaware and the rights of WellPoint Delaware stockholders will be governed by the DGCL. While stockholder rights under DGCL differ in many respects from shareholder rights under the CCC, WellPoint Delaware's Certificate and Bylaws will include various features, essentially identical to provisions in the Company's current charter documents, which may have the effect of rendering more difficult certain unsolicited attempts to take over WellPoint Delaware. These features are intended to ensure that stockholders of WellPoint Delaware receive a fair price for their shares by encouraging any person who might seek to acquire control of WellPoint Delaware first to consult with WellPoint Delaware's Board of Directors and to negotiate the terms of any tender offer or proposed business combination, but may also discourage hostile takeover attempts or tender offers for control of WellPoint Delaware that might be approved by many or even a majority of WellPoint Delaware stockholders. Certain of these provisions have been included at the insistence of the BCBSA in order to preserve diversity of ownership of BCBSA licensees. The retention of these charter provisions will have the effect of reducing the differences between the rights of shareholders under the CCC from those of stockholders under the DGCL. Certain of the significant differences that could materially affect the rights of WellPoint shareholders are discussed below.

SIZE OF THE BOARD OF DIRECTORS

     Under California law, although changes in the number of directors or changing from a fixed to a variable board or vice versa may only be adopted by the approval of a majority of the outstanding voting shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. In setting the range the maximum number of directors must equal one less than the minimum number times two. The Company's Articles of Incorporation provide that the Board of Directors of the Company will consist of not less than nine nor more than seventeen members, the exact number of which will be as specified in the Company's Bylaws. The Company's Bylaws provide that, until the expiration of the Initial Period, the Board of Directors of the Company will consist of nine members. Such bylaw may under the Company's Articles of Incorporation be amended by approval of the greater of two-thirds of the directors of the Company then in office or seven directors. As a result, the Board of Directors of the Company could amend the Bylaws to change the size of the Board of Directors.

     Delaware law permits the board of directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws unless the number of directors is fixed in the corporation's certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. The WellPoint Delaware Certificate and Bylaws contain essentially identical provisions with respect to the size of the Board of Directors as are in the Company's Articles of Incorporation and Bylaws.

CUMULATIVE VOTING

     In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single nominee or may allocate among as many nominees as the shareholder may choose. Without cumulative voting, the holder of a majority of shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all of the directors to be elect at the meeting, and no nominee could be elected without the support of a majority of the shares voting at such meeting.

     Under California law, cumulative voting is an absolute right for the shares of all corporations unless such corporation (i)(a) has outstanding shares listed on the New York Stock Exchange or the American Stock Exchange or (b) outstanding securities qualified for trading on The Nasdaq Stock Market's National Market if the corporation has at least 800 holders of its equity securities, and (ii) such corporation's articles of incorporation or bylaws specifically eliminate cumulative voting. The Company's Articles of Incorporation eliminates cumulative voting in accordance with California law.

     Under Delaware law, cumulative voting in the election of directors is not mandatory. While Delaware corporations may include in their certificate of incorporation a provision allowing for such cumulative voting rights, the WellPoint Delaware Certificate does not provide for cumulative voting.

CLASSIFIED BOARD OF DIRECTORS

     A classified board is one for which a certain number, but not all, of the directors are elected on a voting basis each year. California law permits certain qualifying corporations to provide for a Board of Directors divided into as many as three classes. Under the CCC, if a classified board is divided into two classes, the authorized number of directors must be at least six; if a classified board is divided into three classes, the authorized number of directors must be at least nine. The size of the classes must be as even as possible, and any change in number of classes must be approved by the shareholders. The Company's Articles of Incorporation and the Bylaws provide that the Company's Board of Directors will be divided into three classes. A classified board makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process.

     Delaware law permits, but does not require, a classified board of directors, divided into as many as three classes with no requirements that the classes be as even in size as possible. The WellPoint Delaware Certificate provides for the respective company's board of directors to be divided into three classes with any change in the number of directors to be apportioned among the classes so the number of directors in each class is as nearly equal as possible.

POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS

     Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting or such additional persons as are authorized by the articles of incorporation or the bylaws. The Company's Articles of Incorporation and Bylaws provide that a special meeting of shareholders may be called by both those persons so designated in the CCC.

     Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The WellPoint Delaware Bylaws provide that special meetings may be called by the President or Board of Directors and will be called upon the written request of one or more stockholders who hold in the aggregate at least 10% of the shares of capital stock entitled to vote.

SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     In the last several years, a number of states (including Delaware but not including California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult.

     Section 203 of the DGCL ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder unless certain requirements (as described below) are met. With certain exceptions, an interested stockholder is a person or entity who or which owns 15% or more of the corporation's outstanding voting stock (including, with certain exceptions, any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers of the corporation or a subsidiary with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); any transaction involving the corporation or a subsidiary which has the effect of increasing the interested stockholder's ownership of the stock (including securities convertible into such stock) of the corporation or subsidiary; or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time at which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the number of shares outstanding those shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the time such person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the outstanding voting stock not owned by the interested stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or a 20-day notice required under Section 203 of the proposed transaction which (i) constitutes certain (x) mergers or consolidations, (y) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (z) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting stock; (ii) is with or by a person who was either not an interested stockholder during the last three years or who became an interested stockholder with the approval of the corporation's Board of Directors or during such time as Section 203 did not apply to the corporation because the corporation had elected (as described below) to not have Section 203 apply to it; and (iii) is approved or not opposed by a majority of the board members elected prior to any person becoming an interested stockholder during the previous three years (or their chosen successors).

     A Delaware corporation may elect not to be governed by Section 203 by a provision of its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors. Such an amendment is not effective until 12 months following its adoption. WellPoint has not elected in its charter documents not to be governed by Section 203, and therefore, Section 203 will apply to WellPoint Delaware.

     While containing no comparable restrictions on business combinations, the CCC sets forth certain requirements for a tender offer, proposed reorganization or proposal for the sale of assets by an "interested party" (defined as a party to the transaction who (i) controls or is an officer or director of the corporation or (ii) is a person or entity in which an officer or director of the corporation controls or has a material financial interest). Specifically, the CCC requires the delivery (to the shareholders or the board of directors, as the case may be) of a written, affirmative fairness opinion regarding the consideration offered by the "interested party" and affords shareholders certain rights to reject "interested party" proposals when certain later proposals are offered. Upon completion of the Reincorporation, the stockholders of WellPoint Delaware will no longer be entitled to such protections under the CCC.

FAIR PRICE PROVISION

     California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a party to the transaction that controls or is controlled by the target corporation or its officers or directors or is an entity in which an executive officer or director of the target corporation has a material financial interest), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders or, if no shareholder vote is required, to the board of directors. Furthermore, if a tender of shares or a vote or a written consent is sought pursuant to an interested party's proposal and a later tender offer or written proposal for a reorganization or sale of assets that would require a vote of shareholders is made by another party at least 10 days prior to the date for acceptance of the tendered shares or the vote or notice of shareholder approval of the interested party's proposal, the shareholders must be informed of the later proposal and be afforded a reasonable opportunity to withdraw any votes, consent or proxy, or to withdraw any tendered shares given in connection with the earlier proposal.

     Other than Section 203, neither the DGCL nor the WellPoint Delaware Certificate contains a provision similar to the one described above. Therefore, former shareholders of the Company who become stockholders of WellPoint will no longer be entitled to such an affirmative opinion or an opportunity to consider such other proposal.

REMOVAL OF DIRECTORS

     Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. The Company's Articles of Incorporation and Bylaws provide that any director or the entire Board of Directors may be removed with or without cause in accordance with California law.

     Under Delaware law, a director of a corporation with a classified Board of Directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The WellPoint Delaware Certificate provides for removal of directors, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of WellPoint Delaware's capital stock then entitled to vote at an election of directors. WellPoint Delaware will have a classified board of directors. However, a director may not be removed without cause if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of the stockholders, or if greater, the number of directors for whom removal is being sought, were then being elected. The WellPoint Delaware Certificate preserves the process of director removal as it exists under current California law.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under California law, unless otherwise provided in the articles or bylaws, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors then in office is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors then in office at a properly noticed meeting or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by a corporation's shareholders. The Company's Articles of Incorporation provide that, in the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a director elected to fill such vacancy or newly created directorship will be elected by a vote of not less than a majority of the directors of the Company in office from a list of one or more persons proposed by the Nominating Committee. During the Initial Period, in the case of replacing or filling a vacancy of a BCC Designee, the vote of not less than a majority of the remaining BCC Designees is required and in the case of replacing or filling a vacancy of a WellPoint Designee, the vote of not less than a majority of the remaining WellPoint Designees is required. The Company Bylaws provide that shareholders may elect a director at any time to fill any vacancy not filled by the directors. These provisions could prevent a shareholder from obtaining majority representation on the Board of Directors by enlarging the Board and filling the new directorships with its own nominees. The CCC further provides that if, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders are less than a majority of the directors then in office, then any holder or holders of 5% percent or more of the outstanding voting shares may call a special meeting of shareholders or cause a court to order such a meeting, to elect the entire board.

     Under Delaware law, vacancies may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. The WellPoint Delaware Bylaws contain an essentially identical provision with respect to the filling of vacancies on the Board of Directors as is in the Company's Bylaws. The DGCL provides that if, at the time of filling any vacancy the directors then in office constitute less than a majority of the board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any holder or holders of at least ten percent of the total number of the shares at the time outstanding having the right to vote for directors, summarily order a special election be held to fill any such vacancy or to replace directors chosen by the board to fill such vacancies.

LOANS TO OFFICERS AND EMPLOYEES

     Under California law, any loan to or guaranty for the benefit of a director or officer, including pursuant to an employee benefit plan, of the corporation requires approval of holders of a majority of the outstanding shares of the corporation entitled to be voted on such action. In addition, under Section 315 of the CCC, the board of any corporation with 100 or more shareholders of record and a bylaw provision (approved by the outstanding shares) authorizing the board of directors alone to approve loans to or guaranties on behalf of an officer (whether or not such officer is a director), or employee benefit plans authorizing such loans or guaranties, may alone approve such loans, guaranties or employee benefit plans without counting the vote of any interested director, if the board determines that any such loan, guaranty or plan may reasonably be expected to benefit the corporation. The Company's Bylaws contain such a provision.

     Under Delaware law, a corporation may make loans to guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. The Wellpoint Delaware Bylaws contain an essentially identical provision with respect to loans to officers as is in the Company's Bylaws.

INDEMNIFICATION

     California and Delaware have similar laws with respect to indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states with respect to indemnification.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of an action or expenses incurred in defending an action which is settled or otherwise disposed of without court approval.

     Indemnification is permitted by California law only for acts taken by the person seeking indemnification in good faith and believed by such person to be in the best interests of the corporation and its shareholders and with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful, as determined by a majority vote of a quorum of disinterested directors, independent legal counsel in a written opinion (if a quorum of disinterested directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. Under California law, indemnification is required when the individual has successfully defended the action on the merits. California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by the CCC. The Company's Articles of Incorporation and Bylaws include such a provision and provide for indemnification of directors and officers to the fullest extent permitted under California law.

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of disinterested directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders, that the person seeking indemnification acted in good faith and in a manner such person reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which such person had no reasonable cause to believe his conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     The Company has entered into an indemnification agreements with its directors and certain of its officers. Both California and Delaware law state that the indemnification provided by statute shall not be deemed exclusive any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The indemnification agreements entered into by the Company with its officers and directors will be assumed by WellPoint Delaware upon completion of the Reincorporation.

LIMITATION OF LIABILITY

     The laws of both California and Delaware permit corporations to adopt a provision in their articles of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director.

     California law does not permit the elimination of monetary liability where such liability is based on (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (f) contracts or transactions between the corporation and the director is a director or has a financial interest; and (g) liability for improper distributions, loans or guarantees. The Company's Articles of Incorporation eliminate the liability of directors to the Company to the fullest extent permissible under California law.

     The WellPoint Delaware Certificate eliminates the liability of directors to the Company and its stockholders to the fullest extent permitted under Delaware law. Under Delaware law, a corporation may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

INSPECTION OF SHAREHOLDERS' LIST

     Both California and Delaware law generally provide that any stockholder, upon written demand, has the right to inspect and copy the corporation's stockholder list for a purpose reasonably related to such person's interest as a stockholder. In addition, California law provides that a shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of a corporation or who hold at least one percent of those voting shares and have filed a Schedule 14A with the Securities and Exchange Commission have an absolute right to inspect and copy the corporation's shareholder list or obtain such a list from the corporation's transfer agent. The DGCL does not provide a similar absolute right of inspection for specified stockholders.

DIVIDENDS AND REPURCHASES OF SHARES

     California law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. The concepts of par value, capital and surplus are retained under Delaware law.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases or redemptions of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1.25 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be a least equal to its current liabilities (or 1.25 times its current liabilities if the average earnings before interest expense and taxes on income for the preceding two fiscal years was less than the average interest expense for such years).

     Delaware law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     To date, the Company has not paid cash dividends on its capital stock (other than an extraordinary dividend of $10.00 per share in connection with the Recapitalization) and it does not anticipate the payment of any dividend in the foreseeable future.

SHAREHOLDER VOTING

     Both California and Delaware law generally require that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation of such surviving corporation; (b) each share of stock of the surviving corporation outstanding before the merger is to be an identical outstanding or treasury share after the merger; and (c) the number of shares (or securities convertible into such shares) to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger.

     California law contains a similar exception to its voting requirements for reorganizations where a corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power (assuming the conversion of convertible equity securities) of the surviving or acquiring corporation or its parent entity.

     Both California and Delaware law also generally require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

     Delaware law generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares.

     In contrast, with certain exceptions, California law also requires that mergers, reorganizations, and similar transactions be approved by a majority vote of each class of shares outstanding.

     California law also generally requires that holders of nonredeemable common shares receive nonredeemable common shares in a merger of the corporation where one of the constituent corporations or its parent owns more than 50% of the voting power of the other constituent corporation unless all of the holders of such common shares consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder (owning less than 90% of the outstanding shares of each class) more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide some protection against stockholders being treated unequally in a business combination.

INTERESTED DIRECTOR TRANSACTIONS

     Under both California and Delaware law, contracts or transactions between a corporation and one or more of its directors or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable because of such interest or because such director is present at a meeting of the board which authorized or approved the contract or transaction, provided that certain conditions, including obtaining the required approval and fulfilling the requirements of good faith and full disclosures, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, either (a) the shareholders or the board of directors must approve any such contract or transaction in good faith after full disclosure of the material facts (and, in the case of board approval other than for a common directorship, California law requires that the contract or transaction must also be "just and reasonable" to the corporation), or (b) the contract or transaction must have been "fair" (in Delaware) or, in the case of a common directorship (in California), "just and reasonable" as to the corporation at the time it was approved. California law explicitly places the burden of proof of the just and reasonable nature of the contract or transaction on the interested director in the case of contracts or transactions not approved by the board of directors or shareholders as provided above. Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Under California law, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Therefore, under California law, the Board of Directors of the Company may not be able to approve certain transactions that could be approved by a majority of disinterested directors of a Delaware corporation, although less than a majority of a quorum, because the number of interested directors prevents the existence of a disinterested majority of a quorum required by California law. The Company is not aware of any plans to propose any transaction involving directors of WellPoint Delaware that could not be so approved under California law but could be so approved under Delaware law.

STOCKHOLDER DERIVATIVE SUITS

     Under Delaware law, a person may only bring a derivative action on behalf of the corporation if the person was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain criteria are met. California law also provides that the corporation or the defendant in a derivative suit may, under certain circumstances, make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding provision.

DISSENTERS' AND APPRAISAL RIGHTS

     Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert such appraisal rights. In any reorganization in which one corporation or the shareholders of one corporation own more than five-sixths of the voting power of the surviving or acquiring corporation, shareholders are generally denied dissenters' rights under California law. In addition, California law denies appraisal rights in connection with the exchange of shares similar to that occurring in the Reincorporation or with respect to any shares not voted against a transaction that would otherwise trigger dissenters' rights.

     Under Delaware law appraisal rights are not available to stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system on an interdealer quotation system by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the stockholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the stockholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to stockholders of a corporation surviving a merger if, as a result of certain specified circumstances, no vote of those stockholders is required to approve the merger.

DISSOLUTION

     Under Delaware law, a dissolution must be approved (i) by the board of directors and by holders of a majority of the corporation's outstanding voting stock or (ii) if no action of the directors is taken, by all of the stockholders entitled to vote thereon. Under California law, a corporation may elect to wind up and dissolve by the vote of shareholders holding shares representing 50% or more of the voting power. In addition, under California law, any corporation which comes within one of the following descriptions may elect by approval of the board to wind up and dissolve: (a) as to which an order for relief under Chapter 7 of the federal bankruptcy law has been entered, (b) that has disposed of all of its assets and has not conducted any business for a period of five years preceding the adoption of the resolution to dissolve the corporation or
(c) that has issued no shares.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The reincorporation provided for in the Merger Agreement is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Assuming the Merger qualifies as a reorganization, no gain or loss will be recognized to the shareholders of the Company upon the conversion of shares of Company Common Stock into shares of WellPoint Delaware Common Stock in the Merger, and no gain or loss will be recognized by the Company or WellPoint Delaware. Each former holder of Company Common Stock will have the same basis in the WellPoint Delaware Common Stock received by such holder pursuant to the Merger as such holder has in the Company Common Stock held by such holder at the time of consummation of the Merger. Each shareholder's holding period with respect to WellPoint Delaware Common Stock will include the period during which such holder held the corresponding Company Common Stock, provided the Company Common Stock was held by such holder as a capital asset at the time of the Merger.

     The Company has not obtained a ruling from the Internal Revenue Service with respect to the consequences of the Merger. However, the Company will receive an opinion of its counsel, Brobeck, Phleger

& Harrison LLP, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. This opinion will be subject to certain assumptions and qualifications and will be based upon the accuracy of representations made by the Company, WellPoint Delaware and the Foundation.

     A successful challenge by the Internal Revenue Service to the tax-free status of the Merger would result in a shareholder recognizing gain or loss with respect to each share of Company Common Stock exchanged in the Merger equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Merger, of WellPoint Delaware Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of WellPoint Delaware Common Stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held the Company Common Stock.

     The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

                                PROPOSAL NO. 3:
                   AMENDMENT TO 1994 STOCK OPTION/AWARD PLAN

GENERAL

     At the 1994 Annual Meeting, the Company's stockholders approved the Stock Option Plan. The Stock Option Plan was assumed by the Company upon the consummation of the Recapitalization. However, due to the three-for-two reverse share exchange that occurred in the Recapitalization, the number of authorized shares under the Stock Option Plan was decreased. At the 1997 Annual Meeting, shareholders will be asked to approve an amended and restated Stock Option Plan (the "Amended Plan") designed to address this reduction in authorized shares as well as to effect other changes described below.

     The amendments included in the Amended Plan include amendments to eliminate the automatic annual increase in the aggregate number of shares of Common Stock available under the Stock Option Plan; to limit the term of the Stock Option Plan to five years after the 1997 Annual Meeting; to increase the maximum number of shares that may be issued under the Stock Option Plan, under incentive stock options and to a single individual; to authorize awards to consultants and independent contractors who provide services to the Company and its affiliates; to authorize the transfer of awards to certain family members and family trusts; and to eliminate or modify certain restrictions, including restrictions on amendments to the Stock Option Plan, as permitted by recent amendments to Rule 16b-3 issued by the Securities and Exchange Commission under Section 16(b) of the Exchange Act.

     If shareholder approval of the Amended Plan is not obtained, awards under the Stock Option Plan will continue to be granted in accordance with the Stock Option Plan provisions in effect before the Board adopted the Amended Plan, except as noted below.

     The description of the Amended Plan contained below is qualified in its entirety by reference to the entire provisions of the Amended Plan, which is attached as Appendix D to this Proxy Statement. As of April 15, 1997, approximately 430 employees (including officers and directors and the seven non-employee directors) were eligible to participate in the Stock Option Plan. Assuming approval at the Annual Meeting of the Reincorporation Proposal, WellPoint Delaware will assume the Stock Option Plan at or after the Effective Time.

PURPOSE

     The purpose of the Stock Option Plan is to enable the Company to offer options, restricted stock, performance shares, performance units, phantom stock, and automatic stock appreciation rights to key employees and officers of the Company or of an affiliate of the Company linked to the Company by a 50% or greater chain of ownership. Under the Amended Plan, but not the original Stock Option Plan, consultants and independent contractors that provide services to the Company or an affiliate will also be eligible to receive such discretionary grants. In addition, the Stock Option Plan provides for automatic stock grants to non-employee ("Independent") members of the Board.

ADMINISTRATION

     The Stock Option Plan is administered by a committee or committees ("Committee") appointed by the Board, consisting of two or more members of the Board. In establishing the composition of the Committee, the Board will consider, but is not bound by compliance with Rule 16b-3 and Section 162(m) of the Internal Revenue Code. Before amendment, the Stock Option Plan required that administration of the Stock Option Plan with respect to officers subject to
Section 16(b) be performed by a committee of directors who qualified as "disinterested persons" within the meaning of then-existing Rule 16b-3. The term "disinterested person," as well as the requirement that the Stock Option Plan be administered by such persons, was eliminated from Rule 16b-3 in 1996. Amended Rule 16b-3 provides several alternative means of exempting transactions under the Stock Option Plan from short-swing trading liability provisions of Section 16, including but not limited to administration by a committee that satisfies certain requirements as to composition.

     The Committee is generally authorized to construe and interpret the Stock Option Plan, to select eligible individuals for Stock Option Plan participation, and to specify the terms of awards under the Stock Option Plan.

     The Company will pay all costs of administration of the Stock Option Plan. Cash proceeds received from the issuance of awards under the Stock Option Plan will be used for general corporate purposes.

SHARES AND TERMS

     Stock subject to awards granted under the Stock Option Plan is the Company's authorized but unissued or reacquired Common Stock. Initially, the shareholders approved for issuance under the Stock Option Plan 2.6 million shares of Common Stock, subject to adjustments for certain changes in capitalization, and provided that on the first day of the fiscal year beginning in 1996, the aggregate number of shares of Common Stock issuable under the Stock Option Plan would be increased by 1.3% of the Company's Common Equivalent Shares (as defined below) outstanding as of December 31 of the preceding fiscal year. (The "Company's Common Equivalent Shares" are the total number of shares of Common Stock issuable upon conversion or exercise of outstanding warrants, options and convertible securities.) The maximum number was reduced by one-third to reflect the three-for-two reverse share exchange that occurred as part of the Recapitalization.

     The Board of Directors believes that the number of shares of Common Stock for which awards may be granted are insufficient to meet the Company's needs in order to attract and retain qualified personnel, notwithstanding the annual increase in the available number of shares. This is particularly so in the near future, in view of the number of options granted to replace long-term incentive awards made before the Company was authorized to implement the Stock Option Plan. See "Report of the Compensation Committee of the Board of Directors." The Amended Plan increases the authorized number of shares to five million shares, subject to future adjustments for certain changes in capital structure, but also eliminates the automatic annual increase in shares for fiscal years after 1997.

     If the Amended Plan were not approved, awards would continue to be made in accordance with the original limit on the number of shares that may be issued under the Stock Option Plan, subject to adjustments for changes in capitalization and the automatic annual increase in the maximum number of shares that may be issued under the Stock Option Plan. However, the maximum number of shares issuable under the Stock Option Plan would be increased (up to approximately 475,000 shares) to the extent that such increase might be necessary to permit full exercise or settlement of awards made by the Committee through April 18, 1997. It is highly unlikely that such increase in the aggregate share limit would be necessary, since if the Amended Plan were not approved by the shareholders, automatic annual increases in the maximum number of shares would continue under the current Stock Option Plan provisions and the January 1998 increase would be sufficient to cover all outstanding awards, many of which are not exercisable until after 1997.

     The Amended Plan also increases the maximum number of shares that may be subject to incentive stock options from 1,733,333 shares (reduced by one-third from 2.6 million to reflect the three-for-two reverse share exchange that occurred in the Recapitalization) to five million shares, subject to future adjustment for certain changes in capitalization.

     Subject to such limits, regulatory approvals and shareholder approvals as the Committee determines to be necessary, Common Stock issuable under the Stock Option Plan may include the stock of an affiliate, a subsidiary, or a joint venture in which the Company is a participant.

     To the extent that an option expires or is terminated, or is canceled or forfeited for any reason (other than surrendered for a cash appreciation payment) without having been exercised in full, any remaining shares allocable to the unexercised portion of such option shall again become available for subsequent grants under the Stock Option Plan. To the extent that a share right or share unit expires or is terminated, or is canceled or forfeited for any reason without being paid in cash or shares of the Company's Common Stock, any remaining shares allocable to the unpaid portion of such share right or share unit shall become available again for subsequent grants under the Stock Option Plan. Under the Amended Plan, but not the original Stock Option Plan, unvested shares that have been issued but forfeited or repurchased by the Company pursuant to its forfeiture and repurchase rights under the Stock Option Plan shall be available for the grant of new awards under the Stock Option Plan. Shares attributable to the payment of a share unit in cash, and the payment of cash or a cash appreciation distribution upon the surrender or exercise of a stock option, or the payment of cash in lieu of shares under a restricted share or a share right will not be available for subsequent grants under the Stock Option Plan.

     The market value of the Company's Common Stock as reported on the New York Stock Exchange as of April 15, 1997, was $38.00 per share.

     The Stock Option Plan, as originally approved by the shareholders, provided that no individual may receive awards with respect to greater than 750,000 shares during any five-year period. By virtue of the share exchange occurring as part of the Recapitalization, this maximum was reduced to 500,000 shares. The Board of Directors believes that this limitation will not allow the Company to make grants to the Company's Chief Executive Officer and other key executives on a competitive basis. Therefore, the Amended Plan provides for an increase to 1,000,000 shares of the maximum number of shares subject to awards that can be granted to any individual under the Stock Option Plan. This increase will continue to apply even if the Amended Plan is not approved by shareholders.

AWARDS

     The recipients of awards under the Stock Option Plan, the number of shares subject to those awards, and the terms, conditions and restrictions of those awards will be determined in the sole discretion of the Committee, subject to the limitations set forth below, and may vary from award to award.

  Stock Options

     The Committee may grant incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options, which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Incentive stock options may only be granted to employees.

     The exercise price of an option will be determined by the Committee. In no event, however, will the exercise price of an incentive stock option be less than 100% of the fair market value (as defined in the Stock Option Plan) of the option shares on the date of the grant of the option. The duration of an option may not exceed 10 years. The exercise price will generally be payable in full in cash or, in the Committee's discretion, in previously owned shares held for the requisite period to avoid a charge to earnings or, under certain conditions, by the proceeds of a same-day sale of the award shares.

  Restricted Stock, Performance Shares, Phantom Stock and Performance Units

     The Committee may provide award holders with an election, or require award holders to receive, a percentage of the total value of restricted stock or performance shares in cash, subject to such terms, conditions and restrictions as the Committee may specify. The Committee will also determine whether any consideration is to be received by the Company or its affiliates with regard to the awards described below.

     a. Restricted Stock

     Restricted stock is Common Stock, the retention and transfer of which is subject to terms and conditions determined by the Committee. At the time the restricted stock award is made, the Committee will establish a restriction period applicable to the award. Generally, the recipient of the award will enjoy all shareholder rights (including dividends) during the restriction period, except that a breach of the terms and conditions of the award will result in a forfeiture of the award.

     b. Performance Shares

     A performance share consists of the holder's right, subject to terms, conditions and restrictions (including, but not limited to performance standards) established by the Committee, to receive shares of Common Stock.

     c. Phantom Stock

     Phantom stock consists of the holder's right to receive an amount in cash equal to the fair market value of Common Stock on a valuation date, including if determined by the Committee, a cash dividend equivalent. The Committee will determine the terms and conditions of such a payment.

     d. Performance Units

     A performance unit is the right to receive cash, subject to such terms, conditions and restrictions (including, but not limited to, performance standards) as the Committee may determine.

AUTOMATIC STOCK GRANTS TO NON-EMPLOYEE DIRECTORS

     As adopted by the shareholders at the 1994 Annual Meeting the Stock Option Plan provided for automatic annual grants of 500 shares to the Company's non-employee directors on the last business day of the second quarter of each fiscal year of the Company after 1995. By virtue of the share exchange occurring as part of the Recapitalization, this amount has been reduced to 333 shares. The Amended Plan provides for the restoration of the 500 share annual grant to non-employee directors as originally provided for in the Stock Option Plan for the 1996 grant and increases the automatic grant for future years to 800 shares. The additional 167 shares for the 1996 grant have been deferred until, and conditioned upon, shareholder approval.

ADJUSTMENTS

     If there is a change in the Common Stock due to a change in the corporate or capital structure of the issuer of the Common Stock, the Committee will make appropriate adjustments to the maximum number and class of shares subject to the Stock Option Plan, to the maximum number and class of shares issuable under incentive stock options, to the maximum number and class of shares issuable to one individual and to the number and class of shares and price per share of Common Stock subject to outstanding awards. The Committee's determination will be conclusive.

ASSIGNMENT

     The Amended Plan would permit the assignment of awards to members of the recipient's immediate family or a family trust. Otherwise, awards under the Stock Option Plan may not be assigned or transferred during the lifetime of the award holder.

CORPORATE TRANSACTIONS

     In the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization, or liquidation, awards under the Stock Option Plan will terminate unless assumed pursuant to a written agreement by the successor corporation, or a parent or subsidiary of the successor corporation.

TAX WITHHOLDING

     The Committee may, in its discretion and on such terms and conditions as it deems appropriate, require or permit award holders to elect to have a portion of the shares of Common Stock otherwise issuable to them under the Stock Option Plan withheld in satisfaction of federal, state and local employment and income taxes incurred in connection with the acquisition of those shares. Award holders may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of these taxes. The withheld or delivered shares will be valued at fair market value on the applicable determination date for the taxes.

TERM OF STOCK OPTION PLAN

     As originally adopted, the Stock Option Plan would continue indefinitely. The Board of Directors believes that it is in the best interests of the Company and its shareholders to limit the Stock Option Plan to a five-year term from the time of the 1997 Annual Meeting, especially in light of the other changes that are being proposed with the amendment to the Stock Option Plan. Therefore, the Amended Plan provides that the

Stock Option Plan no further awards be made under the plan after June 10, 2002, the date five years after the 1997 Annual Meeting of Shareholders.

AMENDMENT OR TERMINATION

     The Amended Plan provides that the Board may amend, suspend or discontinue the Stock Option Plan at any time, provided that without shareholder approval, the Board may not make any change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards. Before its amendment, as proposed, the Stock Option Plan also contained the following restrictions, which were required by Rule 16b-3 before its amendment in 1996: the automatic option grant provisions of the Stock Option Plan could not be amended more frequently than once every six months unless necessary to comply with the Code, and the Board could not, without shareholder approval, (1) materially modify the requirements for eligibility and participation in the Stock Option Plan or (2) materially increase the number of shares which may be subject to awards granted under the Stock Option Plan (except as provided above).

     To the extent not inconsistent with the Stock Option Plan, the Committee may modify or waive the terms of any outstanding award, provided that no modification or waiver may adversely affect a holder's rights without the holder's consent.

NEW PLAN BENEFITS

     Generally, future awards under the Stock Option Plan are discretionary so that it is impossible to determine who will receive awards and in what amounts in the event the Amended Plan is approved. However, an increase in annual automatic option grants to each non-employee director from 333 to 800 (500 for 1996) would occur if the Amended Plan is approved.

     If the Amended Plan were not approved in its entirety, the Stock Option Plan would generally continue in accordance with its terms as they existed before the Board adopted the Amended Plan, including continuation of the annual increase in the maximum number of shares that may be issued under the Stock Option Plan. However, the maximum number of shares with respect to which awards may be made to a single individual would be increased to 1 million shares and the maximum number of shares issuable under the Stock Option Plan in the aggregate, would be increased (up to approximately 475,000 shares) to the extent that such increase might be necessary to permit full exercise or settlement of awards made by the Committee through April 18, 1997. It is highly unlikely that such increase in the aggregate share limit would be necessary, since if the Amended Plan were not approved by the shareholders, automatic annual increases in the maximum number of shares would continue under the current Stock Option Plan provisions and the January 1998 increase would be sufficient to cover all outstanding awards, many of which are not exercisable until after 1997.

     The following table contains information on stock options and other awards granted under the Stock Option Plan for the period May 20, 1996 (the date of the Recapitalization and the implementation of the Stock Option Plan) through April 15, 1997.

       STOCK OPTIONS AND OTHER AWARDS GRANTED UNDER THE STOCK OPTION PLAN

                                                                                                   OTHER COMMON
                                                                                                     STOCK OR
                                                                               NUMBER OF SHARES     RESTRICTED
                                                                                  RECEIVED ON         SHARE
                                  NUMBER OF SHARES        AVERAGE EXERCISE       CONVERSION OF        RIGHT
      NAME AND POSITION        SUBJECT TO OPTIONS (#)   PRICE OF OPTIONS ($)   PERFORMANCE UNITS      AWARDS
-----------------------------  ----------------------   --------------------   -----------------   ------------
Leonard D. Schaeffer.........           637,700                 37.68                    --(1)            --
D. Mark Weinberg.............           340,931                 37.81                20,672               --
Ronald A. Williams...........           330,511                 37.95                19,626               --
Howard G. Phanstiel..........           181,947                 37.92                11,037               --
Thomas C. Geiser.............           203,348                 37.32                10,644            4,500
Current executive officers as
  a group (six persons)......         1,714,837                 37.64                61,979            5,000
Non-executive Director group
  (seven persons)............                --                    --                    --            3,000
All employees, including all
  current officers who are
  not executive officers, as
  a group (321 employees)....         3,586,267                 36.80               115,800           11,956

---------------

(1) The Company has also agreed to issue Mr. Schaeffer an aggregate of 64,187 shares upon termination of his employment with the Company. See "Executive Compensation and Other Information -- Employment Contracts, Termination of Employment and Change in Control Arrangements -- Employment Agreement with Leonard D. Schaeffer."

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a summary of the federal income taxation consequences to the participant and the Company with respect to the awards under the Stock Option Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

  Options

     The Company will be entitled to a business expense deduction equal to the ordinary income recognized by an award holder on exercise of a non-statutory stock option. The ordinary income recognized will generally equal the excess of the fair market value of the purchased shares on the date of recognition over the exercise price. Generally, the date of recognition will be the date the option is exercised or, if later, the first date shares acquired on exercise are not subject to a substantial risk of forfeiture.

     The Company will also be entitled to a business expense deduction equal to the ordinary income recognized by an award holder due to a "disqualifying disposition" of stock acquired pursuant to an incentive stock option. A disqualifying disposition occurs if an award holder disposes of the acquired shares within two years of the date of the option grant, or within one year of the date the shares are acquired by the award holder. In the case of a disqualifying disposition, the award holder will generally recognize ordinary income in the year of disposition, in an amount equal to the amount of ordinary income the award holder would have recognized from the exercise of the option had the option been a non-statutory stock option at the time of exercise. If no disqualifying disposition is made of shares acquired under an incentive stock option, any gain on the subsequent sale of those shares will constitute long-term capital gains and the Company will not be entitled to any deduction with respect to such shares. For purposes of the alternative minimum tax, an award holder will incur alternative minimum taxable income upon exercise of an incentive stock option in an amount of ordinary income that the optionee would have recognized had the incentive stock option been a non-statutory stock option.

     To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be incentive stock options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as non-statutory stock options.

     If cash is paid under the automatic stock appreciation rights provisions of the Stock Option Plan, the recipient will recognize ordinary income in an amount equal to the net cash received. The Company is entitled to a deduction equal to the amount of ordinary income recognized by an award holder in connection with the automatic stock appreciation right.

  Restricted Stock

     An award holder receiving restricted stock recognizes ordinary income with respect to such stock at the time the restrictions lapse or, if the holder so elects, at the time of receipt of the stock. The amount of ordinary income is the fair market value of the stock at the applicable time, less any consideration paid by the award holder for the stock. The Company will be entitled to deduct from its taxable income an amount equal to the ordinary income recognized by the award holder in the year so recognized by the award holder. Dividends paid with respect to restricted stock will be taxable compensation income to the award holder and the Company will be entitled to a corresponding deduction, unless the award holder elects to be taxed on such stock at the time of receipt, in which case the award holder would recognize taxable dividend income upon receipt of the dividends and the Company would not be entitled to any corresponding deduction with respect to such dividends.

  Performance Shares

     An award holder who is granted performance shares under the Stock Option Plan would recognize no taxable income by reason of such grant. However, when the conditions precedent to the issuance of shares pursuant to such performance shares are satisfied, the award holder would recognize ordinary income equal to the fair market value on the date of issuance of the shares less any consideration paid by the award holder. Any gain or loss recognized upon the subsequent disposition of the issued shares will normally be a capital gain or loss. The gain or loss will be long-term if the shares are held for more than one year. Any cash dividend equivalent paid to holders of performance shares is ordinary income. The Company will be entitled to deduct from its taxable income an amount equal to the award holder's ordinary income recognized pursuant to the issuance of shares under the award, in the year recognized by the award holder.

  Phantom Stock

     An award holder who has been granted a phantom stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at such time. Whether a phantom stock award is paid in cash or in shares of Common Stock, the award holder will have ordinary income and the Company will have a corresponding deduction when the award is paid. The measure of such income and deduction will be the fair market value of the shares at the time the phantom stock award is paid out.

  Performance Units

     An award holder who has been granted a performance unit award will realize ordinary income and the Company will have a corresponding deduction when the award is paid, in the amount paid.

  Special Deduction Limits

     If an award is accelerated as a result of a change in control of the Company, all or a portion of the value of the award at that time may be a parachute payment for purposes of the Internal Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times an award holder's average compensation for the five tax years preceding the change in control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

     Section 162(m) limits federal income tax deductions for compensation paid to the Company's Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company believes that options granted to an individual with an option price at 100% or more of fair market value of the underlying shares pursuant to the Stock Option Plan will qualify for the performance based-compensation exception to the deduction limit to the extent that such individual does not receive awards under the Stock Option Plan for more than 500,000 shares. However, there can be no assurance that the awards will so qualify.

ACCOUNTING TREATMENT

     The following is a summary of certain accounting consequences of awards under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"). This standard defines a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Under Opinion 25, compensation cost is recognized based on the difference, if any, between the market price of the stock and the amount an employee must pay to acquire the stock. The Company has elected to continue accounting for compensation cost arising from its stock-based compensation plans under the Opinion 25 approach, which serves as a basis for the following description.

     An option granted with an exercise price less than the fair market value of the option shares on the date of grant will give rise to compensation expense equal to the difference between the fair market value of the shares on the date of grant and the exercise price. The expense will be accrued as the optionee vests in the option or the shares purchasable under the option. Option grants at 100% of fair market value will not result in any charge to the Company's earnings.

     The grant of restricted stock or share rights will generally result in compensation expense equal to the market value of the underlying shares of Common Stock on the date of grant (less any consideration paid therefor). This expense will generally be amortized over the term of the vesting of such awards, but the expense may be subject to periodic adjustment depending on performance criteria. The expense may be amortized or the recognition and measurement of the expense may be delayed until the performance criteria are attained or are likely to be attained.

     Generally, the fair market value of a share unit on the date of grant (less any consideration paid therefor) will be accrued as an expense and, at the end of each fiscal quarter thereafter, the amount (if any) by which the fair market value of the unit has increased or decreased from the amount previously accrued will be recorded as an adjustment to compensation expense. In the case of certain vesting or performance criteria, the expense may be amortized or the recognition and measurement of the expense may be delayed until the performance criteria are attained or are likely to be attained.

     The number of outstanding options, restricted stock and share rights will be a factor in determining earnings per share on a fully diluted basis.

     For fiscal years beginning with the Company's 1996 fiscal year, FAS No. 123 requires the Company to disclose, in footnotes to the Company's financial statements, the impact the options and other awards granted under the Stock Option Plan would have had on the Company's reported earnings were the fair value of those awards treated as compensation expense.

VOTE REQUIRED FOR APPROVAL OF THE AMENDED WELLPOINT 1994 STOCK OPTION/AWARD PLAN

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is necessary to approve the Amended Plan. The Board believes that Amended Plan is in the best interests of the Company and its shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                PROPOSAL NO. 4:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. served as the Company's independent public accountants for the fiscal year ended December 31, 1996. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. Ratification by the shareholders will be sought by the Board of Directors for the selection of Coopers & Lybrand L.L.P. as independent public accountants to audit the accounts and records of the Company for the fiscal year ended December 31, 1997, and to perform other appropriate services.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

     A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representatives so desires.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to this meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals to be presented by shareholders of the Company at the 1998 Annual Meeting must be received by the Company at its principal executive office at 21555 Oxnard Street, Woodland Hills, California 91367 no later than January 9, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER, UPON WRITTEN OR ORAL REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, WELLPOINT HEALTH NETWORKS INC., 21555 OXNARD STREET, WOODLAND HILLS, CALIFORNIA 91367. THE COMPANY'S TELEPHONE NUMBER IS (818) 703-4000.

                                          By Order of the Board of Directors

                                          Thomas C. Geiser
                                          Executive Vice President, General
                                          Counsel and Secretary
Dated: May 9, 1997

                                                                      APPENDIX A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WELLPOINT HEALTH NETWORKS INC.
                           (PURSUANT TO SECTION 245)

     The undersigned, LEONARD D. SCHAEFFER and THOMAS C. GEISER, hereby certify that:

     ONE: They are the Chief Executive Officer and Secretary, respectively, of WellPoint Health Networks Inc. (the "Corporation"). WellPoint Health Networks Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 29, 1996.

     TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     THREE: The Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

     The name of the corporation (hereinafter called the "Corporation") is WellPoint Health Networks Inc.

                                   ARTICLE II
                                    PURPOSE

     SECTION 1. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("DGCL").

                                  ARTICLE III
                            AUTHORIZED CAPITAL STOCK

     SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred and fifty million (350,000,000) shares as follows: (a) three hundred million (300,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and (b) fifty million (50,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

     SECTION 2. The rights, preferences, privileges and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors to fix by resolution the rights, preferences, privileges and restrictions relating to the classes of stock of the Corporation which are not fixed by this Restated Certificate of Incorporation, are as follows:

                                  COMMON STOCK

A. DIVIDENDS.

     Subject to any other provisions of this Restated Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors of the Corporation (the "Board of Directors") out of assets or funds of the Corporation legally available therefor.

B. VOTING.

     (i) At every meeting of the stockholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

     (ii) The provisions of this Article III of this Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the shares of Common Stock.

                                PREFERRED STOCK

     The Board of Directors is authorized to provide, by resolution, for the issuance of one or more series of Preferred Stock out of the unissued shares of Preferred Stock and the Board of Directors is authorized to determine the designation and to fix the number of shares of each series. Except as may be required by law, the shares in any series of Preferred stock need not be identical to any other series of Preferred Stock or any other class.

     The Board of Directors of the Corporation is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

                                   ARTICLE IV
                               BOARD OF DIRECTORS
                            AND STOCKHOLDER MEETINGS

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than nine nor more than seventeen directors, the exact number of directors to be determined in accordance with the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     SECTION 2. In the case of any vacancy on the Board of Directors, including any vacancy created by the removal of a director, or in the case of any newly created directorship, a director elected to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled shall be elected pursuant to the procedures set forth in the Bylaws of the Corporation. The director elected to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall be elected and shall qualify or until his or her earlier death, resignation or removal.

     SECTION 3. Any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation's stock entitled to vote at an election of directors. However, a director may not be removed without cause if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of the stockholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

     SECTION 4. Whenever the holders of any series of Preferred Stock issued by the Corporation or of any other securities of the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

     SECTION 5. Election of Directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the Bylaws so require.

     SECTION 6. The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively, "Change") the Bylaws of the Corporation.

     SECTION 7. Meetings of the stockholders of the Corporation for any purpose or purposes may be held within or without the State of Delaware, as the Bylaws may provide.

     SECTION 8. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

     SECTION 9. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President, a majority of the members of the Board of Directors or the holders of shares entitled to cast not less than 10% of the votes at the meeting. Such special meeting may not be called by any other person or persons or in any other manner.

     SECTION 10. The approval of the greater of at least two-thirds or seven of the directors of the Corporation then in office shall be required for the Board of Directors to approve and authorize any of the following:

          (a) any amendment to this Restated Certificate of Incorporation of the Corporation; and

          (b) the amendment of Sections 8 and 10 of Article II, Sections 2, 3 and 14 of Article III, Sections 1 and 2 of Article IV, and Sections 6 and 7 of Article V of the Bylaws of the Corporation.

                                   ARTICLE V
                                INDEMNIFICATION

     SECTION 1. Other than in the case of an action by, or in the right of, the Corporation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation or of a Predecessor Corporation, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL and any other applicable law, as from time to time in effect. To the maximum extent permitted by the DGCL, the Corporation shall advance expenses (including attorneys' fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation (or any Predecessor Corporation) and each director and officer who serves in such capacity at any time while this
Section 1 and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. For purposes hereof "Predecessor Corporation" shall mean WellPoint Health Networks Inc., a California corporation ("WellPoint California").

     SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation (or a Predecessor Corporation), or is or was serving at the request of the Corporation (or a Predecessor Corporation), as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                                   ARTICLE VI
                     LIABILITY FOR BREACH OF FIDUCIARY DUTY

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) under Section 174 of the Delaware General Corporation Law, or iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                            RESTRICTION ON TRANSFER

     SECTION 1. No Person (as defined in Section 14 below) shall Beneficially Own (as defined in Section 14 below) shares of Capital Stock (as defined in Section 14 below) in excess of the Ownership Limit (as defined in Section 14 below). Any Transfer (as defined in Section 14 below) that, if effective, would result in any Person Beneficially Owning Capital Stock in excess of the Ownership Limit shall result in such intended transferee acquiring no rights in such shares of Capital Stock (other than those rights expressly granted in this Article VII) and such number of shares of Capital Stock shall be deemed transferred to the Share Escrow Agent (as defined in Section 14 below) as set forth in this Article VII.

     SECTION 2. If, notwithstanding any other provisions of this Article VII, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own shares of Capital Stock in excess of the Ownership Limit (a "Purported Owner"), then, upon such Transfer or change in capital structure, such shares of Capital Stock in excess of the Ownership Limit shall be Excess Shares for purposes of this Article VII; provided, however, that in the event that any Person becomes a Purported Owner as a result of Beneficial Ownership of Capital Stock of one Person being aggregated with another Person, then the number of Excess Shares subject to this
Article VII shall be allocated pro rata among each Purported Owner in proportion to each Person's total Beneficial Ownership (without regard to any aggregation with another Person pursuant to Section 14(b)(4) or (5) of this Article VII). Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust, without being renewed on substantially similar terms, that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit shall also be Excess Shares for purposes of this Article VII, such Person shall be deemed the Purported Owner of such Excess Shares and such Person's rights in such Excess Shares shall be as prescribed in this Article VII. Excess Shares shall not constitute a separate class of Capital Stock.

     SECTION 3. If the Corporation at any time determines that a Transfer has taken place in violation of Section 1 of this Article VII or that a Purported Owner intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Capital Stock in violation of Section 1 of this Article VII, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any purported Transfers in violation of Section 1 of this Article VII shall automatically result in all shares of Capital Stock in excess of the Ownership Limit being deemed Excess Shares. Notwithstanding the foregoing, nothing contained in this Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

     SECTION 4. Any Purported Owner who acquires or attempts to acquire shares of Capital Stock in violation of Section l of this Article VII, or any Purported Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares under Section 2 of this Article VII, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

     SECTION 5. Each certificate for Capital Stock issued by the Corporation shall bear the following legend:

          The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. No Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit (as defined in Article VII, Section 14 of the Restated Certificate of Incorporation of the Corporation). Subject to certain limited specific exemptions, Beneficial Ownership of 5% or more of the outstanding shares of any class of Capital Stock will exceed the Ownership Limit. These provisions have been designed to ensure that the Corporation will not violate the terms of the License Agreement between the Corporation and the Blue Cross and Blue Shield Association (the "BCBSA"). The Corporation maintains at its principal executive office a copy of the applicable requirements of the BCBSA relating to such restrictions on ownership and transfer, as such requirements may be amended from time to time, which are open to inspection by the stockholders, at all reasonable times during office hours. Any Person who attempts to beneficially own shares in violation of this limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. Upon the occurrence of any event that would cause any Person to exceed the Ownership Limit (including without limitation the expiration of a voting trust that entitled such Person to an exemption from the Ownership Limit), all shares of Capital Stock Beneficially Owned by such Person in excess of the Ownership Limit will automatically be deemed Excess Shares and be transferred immediately to the Share Escrow Agent and be subject to the provisions of the Corporation's Restated Certificate of Incorporation and the Share Escrow Agent Agreement, a copy of which the Corporation maintains at its principal executive office. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation's Restated Certificate of Incorporation.

     SECTION 6. Upon the occurrence of a Transfer or an event that results in Excess Shares pursuant to Section 2 of this Article VII, such Excess Shares shall automatically be transferred immediately to the Share Escrow Agent, which Excess Shares, subject to the provisions of this Article VII, shall be held by the Share Escrow Agent until such time as the Excess Shares are transferred to a Person whose acquisition thereof will not violate the Ownership Limit (a "Permitted Transferee") and the Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee, even in the absence of receipt of certificate(s) representing Excess Shares. The Corporation shall take such actions as it deems necessary to give effect to such transfer to the Share Escrow Agent, including by issuing a stop transfer order to the Corporation's transfer agent with respect to any attempted transfer by the Purported Owner or its nominee of any Excess Shares and by giving effect, or by instructing the Corporation's transfer agent to give effect, to such transfer to a Permitted Transferee on the books of the Corporation. Excess Shares so held shall be issued and outstanding shares of Capital Stock. The Purported Owner shall have no rights in such Excess Shares except as provided in Sections 7, 8, and 11 of this Article VII and the administration of the Excess Shares escrow shall be governed by the terms of a Share Escrow Agent Agreement.

     SECTION 7. The Share Escrow Agent, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors with respect to Excess Shares (the "Excess Share Dividends") and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section 11 following. The Purported Owner, with respect to Excess Shares purported to be Beneficially Owned by such Purported Owner prior to such time that the Corporation determines that such shares are Excess Shares, shall repay to the Share Escrow Agent the amount of any Excess Share Dividends received by it that (i) are attributable to any Excess Shares and (ii) the record date of which is on or after the date that such shares become Excess Shares. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to a Purported Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Purported Owner (including on shares which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

     SECTION 8. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute to the Purported Owner the amounts received upon such liquidations, dissolution or winding up or distribution in accordance with the provisions of
Section 11 of this Article VII.

     SECTION 9. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall be instructed by the Corporation to vote, consent or assent the Excess Shares as follows: (i) if the matter concerned is the election of directors, the Share Escrow Agent shall vote, consent or assent the whole number of Excess Shares held by the Share Escrow Agent for each director by multiplying the number of votes held in escrow by a fraction, the numerator of which is the number of Nonaffiliated Votes cast for the director and the denominator of which is the number of Nonaffiliated Votes that could have been cast in the election of the director and are present in person or by proxy at the meeting; (ii) where the matter under the DGCL or this Restated Certificate of Incorporation or the Bylaws of the Corporation requires at least an absolute majority of all outstanding shares of Common Stock in order to be effected, then the Share Escrow Agent shall vote, assent or consent all of such Excess Shares in favor of or in opposition to such matter as the majority of all Nonaffiliated Votes are cast; and (iii) on all other matters, the Share Escrow Agent shall at all times vote, assent or consent all of such shares in the identical proportion in favor of or in opposition to such matter as Nonaffiliated Votes are cast. If any calculation of votes under the preceding sentence would require a fractional vote, the Share Escrow Agent shall vote the next lower number of whole Excess Shares. The Share Escrow Agent shall use all reasonable commercial efforts to ensure, with respect to Excess Shares, that such Excess Shares are counted as being present for the purposes of any quorum required for stockholder action of the Corporation and to vote as set forth above. For purposes of this Restated Certificate of Incorporation, "Nonaffiliated Votes" shall mean the votes cast by stockholders other than any Share Escrow Agent with respect to Excess Shares.

     SECTION 10.

     (a) In an orderly fashion so as not to materially adversely affect the price of Common Stock on the New York Stock Exchange or, if Common Stock is not listed on the New York Stock Exchange, on the exchange or other principal market on which Common Stock is traded, the Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times as the Share Escrow Agent determines to be appropriate. The Share Escrow Agent shall have the right to take such actions as the Share Escrow Agent deems appropriate to seek to restrict sale of the shares to Permitted Transferees.

     (b) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of the Excess Shares free of any interest of the Purported Owner of those Excess Shares and free of any other adverse interest arising through the Purported Owner.

     (c) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Purported Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class to which the Excess Shares belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Purported Owner.

     (d) To the extent permitted by law, none of the Corporation, the Share Escrow Agent or anyone else shall have any liability to the Purported Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent shall take which either shall in good faith believe to be within the scope of its authority under this Article VII or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with activities under this Article VII which docs not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law,
(a) neither the Share Escrow Agent nor the Corporation shall have any liability on grounds that either failed to take actions which would have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares and (b) the Share Escrow Agent shall not be deemed to be a fiduciary or Agent of any Purported Owner.

     SECTION 11. The proceeds from the sale of the Excess Shares to a Permitted Transferee and any Excess Share Dividends shall be distributed as follows: (i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation; (ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Purported Owner or the Person who was the holder of record before the shares were transferred to the Share Escrow Agent (depending on who shall at such time be entitled to any economic interest in the Excess Shares); provided, however, if the Share Escrow Agent shall have any questions as to whether any security interest or other interest adverse to the Purported Owner shall have existed with respect to any Excess Shares, the Share Escrow Agent shall not be obligated to disburse proceeds for those shares until the Share Escrow Agent is provided with such evidence as the Share Escrow Agent shall deem necessary to determine the parties who shall be entitled such proceeds.

     SECTION 12. Subject to Section 13 of this Article VII, nothing contained in this Article VII or in any other provision of this Restated Certificate of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

     SECTION 13. Nothing in this Restated Certificate of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock Exchange or any other exchange or through the means of any automated quotation system now or hereafter in effect.

     SECTION 14.  The following definitions shall apply with respect to this
Article VII:

     (a) "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended or supplemented (the "Exchange Act") at the time as of which the term shall be applied and any other federal law which BCBSA shall reasonably judge to have replaced or supplemented the coverage of the Exchange Act as in effect at May 20, 1996.

     (b) Except as is provided in (c) of this Section 14, a Person shall be deemed to "Beneficially Own," be the "Beneficial Owner" of or have "Beneficial Ownership" of any Capital Stock:

          (1) in which such Person shall then have a direct or indirect beneficial ownership interest;

          (2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

          (3) which such Person shall have the right to vote;

          (4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a
     Schedule 13D; or

          (5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than pursuant to that certain Registration Rights Agreement between the Corporation and Western Health Partnerships dated as of May 20, 1996 relating to the acquisition, holding, voting or disposing of any securities of the Corporation).

     (c) The following provisions are included to clarify (b) above:

          (1) A Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if (i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and
     (ii) such Person is not the Purported Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on Schedule 13D and is not an affiliate or associate of any such Purported Owner or named Person.

          (2) A member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted.

          (3) A Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct to vote such pledged Capital Stock, provided that;

             (i) the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

             (ii) the pledge agreement does not grant to the pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default.

          (4) A Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act of 1933, as amended and in effect at May 20, 1996 (the "Securities Act"), a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as (i) such Person does not vote such Capital Stock during such period and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act.

          (5) If the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

             (i) all the purchasers are persons specified in Rule
        13d-1(b)(1)(ii) promulgated under the Exchange Act;

             (ii) the purchase is in the ordinary course of each purchaser's business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

             (iii) there is no agreement among or between any purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

             (iv) the only actions among or between any purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering.

          (6) The Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Shares held by such Share Escrow Agent pursuant to a Share Escrow Agent Agreement, nor shall any such Excess Shares be aggregated with any other share of Capital Stock held by affiliates or associates of such Share Escrow Agent.

     (d) "Capital Stock" shall mean shares (or any other basic unit) of any class or series of any voting security which the Corporation may at any time issue or be authorized to issue, that entitles the holder thereof to vote on any election, but not necessarily all elections, of directors. To the extent that classes or series of Capital Stock vote together in the election of directors with equal votes per share, they shall be treated as a single class of Capital Stock for the purpose of computing the relevant Ownership Limit or the right to amend this Restated Certificate of Incorporation.

     (e) "License Agreement" shall mean the license agreement between the Corporation and the BCBSA, including any and all addenda thereto, now in effect and, as it may be amended, modified, superseded and/or replaced from time to time, with respect to, among other things, the "Blue Cross" name and mark.

     (f) "Ownership Limit" shall mean the following:

          (1) Except as otherwise expressly provided in this Subsection (f) and subject to Section 15(a), the Ownership Limit shall be that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power.

          (2) In the event the Corporation and BCBSA shall agree in writing, through an amendment of the License Agreement or otherwise, that an Ownership Limit of a higher percentage than that prescribed in clause (1) shall apply, then the Ownership Limit shall be as specified in such written agreement.

          (3) In the event any particular Person shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit which would apply were it not for this clause (3) (the "Regular Limit"), such ownership shall not be deemed to exceed the Ownership Limit provided that (i) such Person shall not at any time Beneficially Own shares of Capital Stock in excess of the Regular Limit plus 1% and (ii) within thirty (30) days of the time when the particular Person becomes aware of the fact that the regular Limit has been exceeded, the particular Person reduces such Person's Beneficial Ownership below the Regular Limit.

     (g) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

     (h) "Schedule 13D" means a report on Schedule 13D under Regulation 13D of the Exchange Act as in effect at May 20, 1996 and any report which may be required in the future under any requirements which BCBSA shall reasonably judge to have any of the purposes served by Schedule 13D as in effect at May 20, 1996.

     (i) "Share Escrow Agent" shall mean the Person appointed by the Corporation to act as escrow agent with respect to some or all of the Excess Shares.

     (j) "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

     (k) "Voting Power." The percentage of the voting power attributable to the shares of Capital Stock Beneficially Owned by any particular Person shall be equal to the percentage of all votes which could be cast in any election of any director which could be accounted for by the shares of Capital Stock Beneficially Owned by that particular Person. If in connection with an election for any particular position on the Board, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. If the Corporation shall issue any series or class of shares for which positions on the Board are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

     SECTION 15. (a) This Article VII shall not be applicable with respect to any outstanding shares of Capital Stock of the Corporation owned by the California HealthCare Foundation (the "Foundation") which were (i) issued by the Corporation in exchange for "Original Shares" (such shares of Capital Stock being referred to as "Exchange Shares") or (ii) acquired by the Foundation with respect to Exchange Shares as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like, so long as such Capital Stock of this Corporation shall be Beneficially Owned by the Foundation or an affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation. "Original Shares" means shares of capital stock of WellPoint California owned by the Foundation which were outstanding on May 20, 1996, and shares of WellPoint California acquired by the Foundation with respect to such shares after such time as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like. All (1) Exchange Shares and such other shares of Capital Stock received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares shall be aggregated with (2) any other shares of Capital Stock for which the Foundation or affiliate or trustee of the Foundation becomes a Beneficial Owner, including shares of Capital Stock issued in exchange for shares of WellPoint California which were not Original Shares (all such shares referred to in the immediately preceding clause (2) being defined as "After Acquired Shares"), in determining if such After Acquired Shares are Excess Shares. Upon the transfer of any Beneficial Ownership interest in any Exchange Shares and such other shares of Capital Stock received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares, from the Foundation or affiliate or trustee thereof to any unaffiliated transferee, that Capital Stock shall become fully subject to this
Article VII from and at all times after such transfer.

     Any Exchange Shares and such other shares of Capital Stock received by the Foundation or affiliate of the Foundation or by a trustee for the account of the Foundation or affiliate of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares shall automatically become subject to this Article VII upon transfer to any affiliate or trustee of the Foundation, unless such affiliate or trustee is subject to a binding obligation to vote such shares in the manner prescribed by the terms of the Voting Agreement dated May 20, 1996 or Voting Trust Agreement dated May 8, 1996 (as such agreements or replacements thereof may be in effect from time to time), whichever is applicable, entered into by the Foundation with respect to Original Shares subject to such agreement. For purposes of this Section 15(a), neither The California Endowment nor any of its successors in interest or affiliates shall be deemed to be an affiliate of the Foundation.

     (b) This Article VII shall become ineffective and of no further force and effect in the event that the Corporation ceases to be subject to any License Agreement.

     (c) Subject to (a) and (b) above, the Board of Directors of the Corporation has the power to interpret this Article VII and, in the absence of manifest error, any interpretation by the Board of Directors of the Corporation shall be binding; provided, however, that in making any such interpretation, the Board of Directors of the Corporation shall consider the Corporation's obligations to the BCBSA, wherever relevant.

                                  ARTICLE VIII
                             NO PREFERENTIAL RIGHTS

     No stockholder of the Corporation shall, by reason of his, her or its holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder) other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors may fix; and the Board of Directors may issue shares of the Corporation or any notes, debentures, bonds or other securities, convertible into or carrying options or warrants to purchase shares without offering any such shares, either in whole or in part, to the existing stockholders.

                                   ARTICLE IX
                              NO CUMULATIVE VOTING

     Stockholders are not entitled to cumulate votes at any election of directors.

                                   ARTICLE X
                               BOOKS AND RECORDS

     The books and records of the Corporation may be kept (subject to any provision contained in the statutes) at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI
              RIGHT TO AMEND RESTATED CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to Change any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but not withstanding anything else contained in this Restated Certificate of Incorporation to the contrary, (a) the affirmative vote of the holders of at least seventy-five percent (75%) of each class of the shares of Capital Stock, represented and voting at a duly held meeting of stockholders of the Corporation at which a quorum is present, voting by class, shall be required to Change Sections 1, 2, 6, 7 and 9 of Article IV, Article VII, Article IX or this Article XI; (b) no amendment of this Restated Certificate of Incorporation as described in the preceding clause (a) shall be effective unless approved by the affirmative vote of a majority of the outstanding shares of Capital Stock entitled to vote, (c) the provisions of clause (a) above shall not apply to any amendment to Article VII to conform
Article VII to a change to the terms of the License Agreement or to any amendment to Article VII required or permitted by the BCBSA (whether or not constituting a change to the terms of the License Agreement) and (d) the provisions of clauses (a), (b) and (c) above shall become ineffective and of no further force and effect in the event that the Corporation ceases to be subject to any License Agreement.

     FOUR: The foregoing amendment and restatement of the Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

                                                                      APPENDIX B

                    BYLAWS OF WELLPOINT HEALTH NETWORKS INC.

                                   ARTICLE I
                                    OFFICES

SECTION 1.  PRINCIPAL OFFICE

     The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of Delaware.

SECTION 2.  OTHER OFFICES

     The Board of Directors may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 1.  PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal executive office of the Corporation.

SECTION 2.  ANNUAL MEETINGS

     The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on the second Tuesday of May each year at 10:00 A.M., if not a legal holiday under the laws of the place where such meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of that place, or on such other date and at such hour as may be fixed from time to time by the Board of Directors.

SECTION 3.  SPECIAL MEETINGS

     Subject to the rights of holders of any class or series of stock having a preference over the Corporation's common stock (the "Common Stock"), a special meeting of the stockholders may be called at any time by a majority of the entire Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board or the President, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation.

SECTION 4.  NOTICE OF STOCKHOLDERS' MEETINGS

     All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by

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

the stockholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

     If action is proposed to be taken at any meeting for approval of (i) amendment of the Certificate of Incorporation, pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), (ii) a merger or consolidation of the Corporation, pursuant to Subchapter IX of the DGCL, or (iii) a voluntary dissolution of the Corporation, pursuant to Subchapter X of the DGCL; the notice shall also state the general nature of that proposal.

SECTION 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county in which that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such notices or reports shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice or report to other stockholders.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

SECTION 6.  QUORUM

     The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum (unless reduced by an amendment to the Certificate of Incorporation of the Corporation, but in any case no fewer than one-third of the shares entitled to vote) for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 7.  ADJOURNED MEETING; NOTICE

     Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

     When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 30 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 8.  VOTING

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Section 217 of the DGCL (relating to voting shares held by a fiduciary, pledges or in joint ownership). The stockholders' vote may be by voice vote (unless required by law or determined by a majority of the Board of Directors to be unadvisable) or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. Any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that such stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required under applicable law or by the Certificate of Incorporation.

     At a stockholders' meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes.

     At any meeting of stockholders at which shares of Common Stock are voted that are held of record by the trustee pursuant to the Voting Trust Agreement (the "Foundation Voting Trust") effective as of May 20, 1996 by and between California HealthCare Foundation and Wilmington Trust Company, as trustee (the "Foundation Trust Shares") (or any successor agreement thereto) or held by the Share Escrow Agent pursuant to Article VII of the Corporation's Certificate of Incorporation ("Excess Shares"), the polls at such meeting shall be conditionally closed following such time as stockholders have cast their votes either by proxy or by ballot. Thereafter, following a preliminary tabulation of the votes cast at such meeting, the polls shall be reopened solely for the purpose of permitting the Foundation Trust Shares, and any Excess Shares pursuant to Article VII of the Corporation's Certificate of Incorporation, if any, to be voted in accordance with the Foundation Voting Trust, or Article VII of the Corporation's Certificate of Incorporation, as the case may be.

SECTION 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS

     The transactions of any meeting of the stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

SECTION 10.  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Notwithstanding anything contained in these Bylaws to the contrary, no action required or permitted to be taken at any meeting of stockholders of the Corporation may be taken by written consent without a meeting of stockholders.

SECTION 11.  RECORD DATE FOR STOCKHOLDER NOTICE AND VOTING

     For purposes of determining the stockholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the DGCL.

     If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

SECTION 12.  PROXIES

     Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

SECTION 13.  INSPECTORS OF ELECTION

     Before any meeting of stockholders, the Board of Directors shall appoint a person other than nominees for office, directors or stockholders to act as inspectors of election at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting shall appoint a person to fill that vacancy.

     The inspector shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b) Receive votes or ballots;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III
                                   DIRECTORS

SECTION 1.  POWERS

     Subject to the provisions of the DGCL and any limitations in the Corporation's Certificate of Incorporation relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

          (a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the registered office in the State of Delaware from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of Delaware; and designate any place within or outside the State of Delaware for the holding of any stockholders' meeting, or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS

     Until the expiration of the Initial Period, the Board of Directors shall consist of nine (9) members. For purposes hereof, "Initial Period" shall mean the period commencing as of May 20, 1996 and ending upon the date on which California HealthCare Foundation and its affiliates, when taken together, cease to Beneficially Own Capital Stock (as defined in Section 14(d) of Article VII of the Corporation's Certificate of Incorporation) in excess of the Ownership Limit (as defined in Section 14(f) of Article VII of the Corporation's Certificate of Incorporation).

     Each of the directors of the Corporation shall hold office for the term for which he or she is elected and until (i) his or her successor has been elected and qualified or (ii) his or her earlier death, resignation or removal. The directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes as nearly equal in number as possible: Class I, consisting of Roger E. Birk, Elizabeth A. Sanders and Sheila
P. Burke, whose term expires at the annual meeting of stockholders held in 2000, and Class II, consisting of David R. Banks and Stephen L. Davenport, whose term expires at the annual meeting of stockholders held in 1998 and Class III, consisting of Julie A. Hill, W. Toliver Besson and Leonard D. Schaeffer, whose term expires at the annual meeting of stockholders held in 1999, with each class to hold office until its successors are elected and qualified. If the number of directors is changed by the Board of Directors, then any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders, subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Directors need not be stockholders. In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected.

SECTION 3.  VACANCIES

     In the case of any vacancy on the Board of Directors or in the case of any newly created directorship, a director elected to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled, shall be elected by a vote of not less than a majority of the directors of the Corporation then in office, from a list of one or more persons proposed in accordance with the nominating process specified in Article IV, Section 2 of these Bylaws, or, in the absence of such list being arrived at in accordance with the nominating process specified in Article IV, Section 2 of these Bylaws, then by the vote of a majority of the Board of Directors, provided, however, during the Initial Period, in the case of replacing or filling a vacancy of a BCC Designee (as such term is defined in Article IV, Section 2), the vote shall be of not less than a majority of the remaining BCC Designees and, in the case of replacing or filling a vacancy of a WellPoint Designee (as such term is defined in Article IV, Section 2), the vote shall be of not less than a majority of the remaining WellPoint Designees. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

     Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

SECTION 4.  REMOVAL OF DIRECTORS

     Any or all of the directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation's stock entitled to vote at an election of directors. However, a director may not be removed without cause if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of the stockholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

SECTION 5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE

     Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication or other communications equipment, if (1) each member participating in the meeting can communicate with all of the other members concurrently, (2) each member is provided the means of participating in all matters before the Board of Directors, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the Corporation, and
(3) the Corporation adopts and implements some means of verifying that (a) a member communicating by telephone, electronic video screen, or other communications equipment is a director entitled to participate in the meeting and (b) all statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director. Participation in a meeting as permitted by this Section 5 constitutes presence in person at such meeting.

SECTION 6.  REGULAR MEETINGS

     Regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

SECTION 7.  SPECIAL MEETINGS

     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by a majority of directors.

     Notice of the time and place of special meetings (but the purpose need not be stated) shall be delivered personally or by telephone, facsimile, or electronic mail message to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's residence or usual place of business. In case the notice is mailed, it shall be deposited in the United States mail at least two (2) calendar days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, facsimile, electronic mail message, or telegram, it shall be delivered personally or by telephone, facsimile, electronic mail message, or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. As used herein, notice by telephone shall be deemed to include a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such a system.

SECTION 8.  QUORUM

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except as so provided in Section 14 of this Article and as provided in Article IV. Every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 141 of the DGCL (as to appointment of committees), and
Section 145 of the DGCL (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 9.  WAIVER OF NOTICE

     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

SECTION 10.  ADJOURNMENT

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 11.  NOTICE OF ADJOURNMENT

     Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of the time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 7 of this Article III, to the directors who were not present at the time of the adjournment.

SECTION 12.  ACTION WITHOUT MEETING

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

SECTION 13.  FEES AND COMPENSATION OF DIRECTORS

     Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

SECTION 14.  RULES AND REGULATIONS

     The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of the Certificate of Incorporation, these Bylaws or applicable law for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem to be proper.

SECTION 15.  LOANS BY THE CORPORATION TO OFFICERS.

     The Board of Directors, acting alone (by a vote sufficient without counting the vote of any interested director or directors), and without any approval of the stockholders of the Corporation, shall be authorized to approve the making of any loan of money or property by the Corporation to, or the guarantee by the Corporation of the obligation of, any officer (whether or not a director) of the Corporation, or an employee benefit plan authorizing such a loan or guaranty to an officer (whether or not a director), if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation.

                                   ARTICLE IV
                                   COMMITTEES

SECTION 1.  COMMITTEES

     The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board, provided, however, that any executive committee established pursuant to this provision shall, during the Initial Period, have at least one member who shall be a BCC Designee (as hereinafter defined) and a majority of members who shall be non-BCC Designees. Subject to Section 2 of this Article IV, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any committee, to the extent allowed by law and provided in these Bylaws or the resolution establishing the committee, shall have all the authority of the Board in the management and of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

SECTION 2.  NOMINATING COMMITTEE

     There shall be a Nominating Committee of the Board which shall consist of three directors, at least one of whom shall be a BCC Designee and a majority of members who shall be non-BCC Designees, and all of whom shall be independent, but none of whom shall consist of the Chairman of the Board so long as the Chairman of the Board is also an executive officer of the Corporation. The Nominating Committee shall continue in existence, with the power and authority specified in this Section 2, at least until the expiration of the Initial Period. So long as it shall remain in existence, the Nominating Committee shall have the power, acting by majority vote, to nominate persons to serve as directors of the Corporation, subject (i) to any rights of stockholders under law to nominate persons to serve as directors, (ii) in the case of a person nominated to be a replacement for any BCC Designee on the Board, the BCC Designee member(s) of the Nominating Committee shall have a veto vote, (iii) in the case of a person nominated to be a replacement for any WellPoint Designee on the Board, the Nominating Committee shall not nominate such a person if a majority of the WellPoint Designee members of the Nominating Committee oppose such a nomination, (iv) to any contractual obligations of the Corporation, and
(v) to the next paragraph hereof.

     So long as the Nominating Committee shall remain in existence, if the Nominating Committee is unable to nominate a candidate for the Corporation's Board of Directors as set forth above on a timely basis, nominations shall be made by vote of a majority of the Board of Directors, provided, however, in the case of replacing a BCC Designee, by vote of a majority of the remaining BCC Designees or, in the case of replacing a WellPoint Designee, by vote of a majority of the remaining WellPoint Designees and with respect to any other position on the Board, by a vote of a majority of the Board of Directors.

     As used in these Bylaws, "BCC Designee" means each of W. Toliver Besson, Stephen L. Davenport and Sheila P. Burke, or a direct or indirect replacement thereof; "WellPoint Designees" shall mean Leonard D. Schaeffer, David R. Banks, Roger E. Birk, Julie A. Hill and Elizabeth E. Sanders, or a direct or indirect replacement thereof.

SECTION 3.  POWERS OF COMMITTEES

     Any committee, to the extent allowed by law and provided in these Bylaws or the resolution of the Board of Directors establishing the committee, shall have all the authority of the Board of Directors, except with respect to:

          (a) the approval of any action which, under the DGCL, also requires stockholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the Board of Directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

          (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

          (e) the amendment or repeal of any resolution of the Board of Directors;

          (f) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range set forth in the Corporation's Certificate of Incorporation or determined by the Board of Directors; or

          (g) the appointment of any other committees of the Board of Directors or the members of these committees.

SECTION 4.  MEETINGS AND ACTION OF COMMITTEES

     Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 5 (place of meetings), Section 6 (regular meetings), Section 7 (special meetings and notice), Section 8 (quorum), Section 9 (waiver of notice), Section 10 (adjournment), Section 11 (notice of adjournment), and Section 12 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V

                                    OFFICERS

SECTION 1.  OFFICERS

     The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. The Treasurer is the Chief Financial Officer of the Corporation unless the Board of Directors has by resolution determined a Vice President or other officer to be the Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

SECTION 2.  ELECTION OF OFFICERS

     The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of any officer under an express written contract of employment.

SECTION 3.  SUBORDINATE OFFICERS

     The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

SECTION 4.  REMOVAL AND RESIGNATION OF OFFICERS

     Except as otherwise provided in these Bylaws and subject to the rights, if any, of any officer under an express written contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5.  VACANCIES IN OFFICES

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

SECTION 6.  CHAIRMAN OF THE BOARD

     The Chairman of the Board shall, when present, preside at meetings of the Board of Directors and, when present, preside at the meetings of the stockholders. The Chairman of the Board shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in the Chairman of the Board by the Board of Directors, subject to the terms of his or her employment agreement.

SECTION 7.  PRESIDENT/CHIEF EXECUTIVE OFFICER

     The President shall be the chief operating officer of the Corporation. He shall also be the chief executive officer of the Corporation, unless such title is assigned to the Chairman of the Board. The President shall perform such duties and possess such powers as are usually vested in the office of the President or as may be vested in the President by the Board of Directors, subject to the terms of his or her employment agreement.

SECTION 8.  VICE PRESIDENT

     In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

SECTION 9.  SECRETARY

     The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings.

     The Secretary shall keep or cause to be kept, at the principal executive office or at such other place as designated by the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

SECTION 10.  CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

                                   ARTICLE VI

         INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND FIDUCIARIES

SECTION 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall be required, to the maximum extent permitted by the DGCL, to indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director, officer, employee, or other agent of the Corporation or a Predecessor Corporation or is or was serving at the request of the Corporation or a Predecessor Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. For purposes hereof, "Predecessor Corporation" shall mean WellPoint Health Networks Inc., a California corporation ("WellPoint").

SECTION 2.  INDEMNIFICATION OF OTHER AGENTS

     The Corporation may, in its absolute discretion, up to the maximum extent permitted by the DGCL, indemnify each of its agents who are not required to be indemnified under Section 1 of this Article VI against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Corporation or a Predecessor Corporation. For purposes of this Section 2, an "agent" of the Corporation includes any person who is or was an employee or other agent of the Corporation or a Predecessor Corporation, or is or was serving at the request of the Corporation or a Predecessor Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

SECTION 3.  INDEMNIFICATION OF FIDUCIARIES

     The Corporation shall indemnify any director, officer, employee, or other agent of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a trustee, investment manager, or other fiduciary under any employee benefit plan of the Corporation (or a Predecessor Corporation). The provisions of this Section 3 shall be deemed to constitute a contract between the Corporation (or any Predecessor Corporation) and any such indemnified person, or for the benefit of any such indemnified person.

SECTION 4.  ADVANCES OF EXPENSES

     To the extent permitted by the DGCL, expenses incurred in defending any proceeding in the cases described in Sections 1 and 3 of this Article VI shall, and in the case described in Section 2 of this Article VI may, be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of the agent to repay such amount, if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section.

                                  ARTICLE VII

                              RECORDS AND REPORTS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER

     The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

     Any stockholder of the Corporation may upon written demand under oath stating the proper purpose thereof (i) inspect and copy the records of stockholders' names and addresses and shareholdings during usual business hours upon five (5) days' prior written demand on the Corporation, or (ii) obtain from the transfer agent of the Corporation, upon the tender of such transfer agent's usual charges for such list, a list of the stockholders' names and addresses entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder subsequent to the date of demand. This list shall be made available to any such stockholder by the transfer agent on or before the later of five days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

SECTION 2.  MAINTENANCE AND INSPECTION OF BYLAWS

     The Corporation shall keep at its principal executive office the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

SECTION 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

     The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the stockholder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and to make extracts.

SECTION 4.  INSPECTION BY DIRECTORS

     Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VIII

                           GENERAL CORPORATE MATTERS

SECTION 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the DGCL.

     If the Board of Directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the date on which the Board of Directors adopts the applicable resolution.

SECTION 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS

     All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 3.  EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS

     The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4.  CERTIFICATES FOR SHARES

     A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state thereon the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

SECTION 5.  LOST CERTIFICATES

     Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

SECTION 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

SECTION 7.  CONSTRUCTION AND DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1.  AMENDMENT BY STOCKHOLDERS

     New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or in the Certificate of Incorporation.

SECTION 2.  AMENDMENT BY DIRECTORS

     Subject to the rights of the stockholders as provided in Section 1 of this
Article IX, to adopt, amend, or repeal Bylaws, and subject to the provisions of the Certificate of Incorporation, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt a Bylaw or amendment of a Bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Certificate of Incorporation.

                                                                      APPENDIX C

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter called the
"Reorganization Agreement") is made as of             , 1997, by and between
WELLPOINT HEALTH NETWORKS INC., a California corporation ("WellPoint California"), WLP ACQUISITION CORP., a California corporation ("Merger Sub"), and WELLPOINT HEALTH NETWORKS INC., a Delaware corporation ("WellPoint Delaware"). WellPoint California and Merger Sub are sometimes referred to as the "Constituent Corporations."

     WHEREAS, the authorized capital stock of WellPoint California consists of Three Hundred Million (300,000,000) shares of Common Stock, $.01 par value, and Fifty Million (50,000,000) shares of Preferred Stock, $.01 par value. The authorized capital stock of WellPoint Delaware consists of Three Hundred Million (300,000,000) shares of Common Stock, $.01 par value ("WellPoint Delaware Common Stock"), and Fifty Million (50,000,000) shares of Preferred Stock, $.01 par value.

     WHEREAS, the directors of the Constituent Corporations and WellPoint Delaware deem it advisable and to the advantage of the Constituent Corporations and WellPoint Delaware that Merger Sub merge into WellPoint California upon the terms and conditions herein provided.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Reorganization Agreement and do hereby agree that Merger Sub shall merge into WellPoint California on the following terms, conditions and other provisions:

                       ARTICLE I.  TERMS AND CONDITIONS.

     1.1 Reorganization. Merger Sub shall be merged with and into WellPoint California (the "Reorganization"), and WellPoint California shall be the surviving corporation (the "Surviving Corporation") effective upon the date when the Merger Agreement in the form of Exhibit A hereto is filed with the Secretary of State of California (the "Effective Date").

     1.2 Succession. On the Effective Date, WellPoint California shall continue its corporate existence under the laws of the State of California, and the separate existence and corporate organization of Merger Sub shall be terminated and cease.

     1.3 Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Reorganization.

     1.4 Common Stock of WellPoint California, Merger Sub and WellPoint Delaware. On the Effective Date, by virtue of the Reorganization and without any further action on the part of the Constituent Corporations or their shareholders, each share of Common Stock of WellPoint California issued and outstanding immediately prior thereto shall be converted into one (1) fully paid and nonassessable share of WellPoint Delaware Common Stock, each share of Merger Sub issued and outstanding immediately prior to the Effective Date shall be converted into one share of Common Stock of WellPoint California and each share of Common Stock of WellPoint Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

     1.5 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock or of the Preferred Stock of WellPoint California shall be deemed for all purposes to evidence ownership of and to represent the shares of WellPoint Delaware into which the shares of WellPoint California represented by such certificates have been converted as herein provided and shall be so registered on the books and records of WellPoint Delaware or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to WellPoint Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of WellPoint Delaware evidenced by such outstanding certificate as above provided.

     1.6 Options. On the Effective Date, the Surviving Corporation will assume and continue WellPoint California's 1994 Stock Option/Award Plan and Employee Stock Option Plan and the outstanding and unexercised portions of all options to purchase Common Stock of WellPoint California, including without limitation all options outstanding under such stock plans and any other outstanding options, shall be converted into options of WellPoint Delaware, such that an option for one (1) share of WellPoint California shall be converted into an option for one
(1) share of WellPoint Delaware, with no change in the exercise price of the WellPoint Delaware option. No other changes in the terms and conditions of such options will occur. Effective on the Effective Date, WellPoint Delaware hereby assumes the outstanding and unexercised portions of such options and the obligations of WellPoint California with respect thereto.

     1.7 Employee Benefit Plans. On the Effective Date, WellPoint Delaware shall assume all obligations of WellPoint California under any and all employee benefit plans, including the WellPoint Health Networks Inc. Employee Stock Purchase Plan, in effect as of such date. On the Effective Date, WellPoint Delaware shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Reorganization and shall reserve that number of shares of WellPoint Delaware Common Stock with respect to each such employee benefit plan as is proportional to the number of shares of WellPoint California Common Stock (if any) so reserved on the Effective Date.

     1.8 Assumption of Agreements. At or following the Effective Time, WellPoint California shall assign, and WellPoint Delaware shall assume, such other agreements as the parties herein shall agree are in the best interest of the parties to so assign and assume.

                      ARTICLE II.  DIRECTORS AND OFFICERS.

     2.1 Directors. The directors of WellPoint California immediately preceding the Effective Date shall become the directors of WellPoint Delaware on and after the Effective Date to serve until the expiration of their terms and until their successors are elected and qualified.

     2.2 Officers. The officers of WellPoint California immediately preceding the Effective Date shall become the officers of WellPoint Delaware on and after the Effective Date to serve at the pleasure of its Board of Directors of WellPoint Delaware.

                          ARTICLE III.  MISCELLANEOUS.

     3.1 Further Assurances. From time to time, and when required by WellPoint Delaware or by its successors and assigns, there shall be executed and delivered on behalf of WellPoint California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of WellPoint California and otherwise to carry out the purposes of this Reorganization Agreement, and the officers and directors of WellPoint Delaware are fully authorized in the name and on behalf of WellPoint California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2 Amendment. At any time before or after approval by the shareholders of WellPoint California, this Reorganization Agreement may be amended in any manner (except that, after the approval of the Reorganization Agreement by the shareholders of WellPoint California, the principal terms may not be amended without the further approval of the shareholders of WellPoint California) as may be determined in the judgment of the respective Board of Directors of WellPoint Delaware and WellPoint California to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Reorganization Agreement.

     3.3 Conditions to Reorganization. The obligations of the Constituent Corporations and WellPoint Delaware to effect the transactions contemplated hereby are subject to satisfaction of the following conditions (any or all of which may be waived by any of these Corporations in their sole discretion to the extent permitted by law):

          (a) the Reorganization shall have been approved by the shareholders of WellPoint California in accordance with applicable provisions of the General Corporation Law of the State of California;

          (b) WellPoint California, as sole stockholder of WellPoint Delaware, shall have approved the Reorganization in accordance with the General Corporation Law of the State of Delaware;

          (c) WellPoint Delaware, as the sole shareholder of Merger Sub, shall have approved the Reorganization in accordance with the General Corporation Law of the State of California; and

          (d) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of WellPoint California to be material to consummation of the Reorganization shall have been obtained.

     3.4 Abandonment or Deferral. At any time before the Effective Date, this Reorganization Agreement may be terminated and the Reorganization may be abandoned by the Board of Directors of either WellPoint California or WellPoint Delaware or both, notwithstanding the approval of this Reorganization Agreement by the shareholders of WellPoint California or WellPoint Delaware, or the consummation of the Reorganization may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of WellPoint California and WellPoint Delaware, such action would be in the best interest of such corporations. In the event of termination of this Reorganization Agreement, this Reorganization Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation, WellPoint Delaware or its respective Board of Directors or shareholders with respect thereto, except that WellPoint California shall pay all expenses incurred in connection with the Reorganization or in respect of this Reorganization Agreement or relating thereto.

     3.5 Counterparts. This Reorganization Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Reorganization Agreement, having first been duly approved by the Board of Directors of WellPoint California, Merger Sub and WellPoint Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                          WELLPOINT HEALTH NETWORKS INC.
                                          a California corporation

                                          By:
                                            ------------------------------------
                                            Leonard D. Schaeffer
                                            Chairman of the Board and
                                            Chief Executive Officer

                                          By:
                                            ------------------------------------
                                            Thomas C. Geiser
                                            Secretary

                                          WELLPOINT HEALTH NETWORKS INC.
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Leonard D. Schaeffer
                                            Chairman of the Board and
                                            Chief Executive Officer

                                          By:
                                            ------------------------------------
                                            Thomas C. Geiser
                                            Secretary

                                          WLP ACQUISITION CORP.
                                          a California corporation

                                          By:
                                            ------------------------------------
                                            Leonard D. Schaeffer
                                            President

                                          By:
                                            ------------------------------------
                                            Thomas C. Geiser
                                            Secretary

                                                                       EXHIBIT A

                              AGREEMENT OF MERGER

     This Agreement of Merger, dated as of         , 1997 ("Merger Agreement"),
is made and entered into by WellPoint Health Networks Inc., a California corporation ("WellPoint"), and WLP Acquisition Corp., a California corporation ("Merger Sub") (WellPoint California and Merger Sub being collectively referred to as the "Constituent Corporations") and WellPoint Health Networks Inc., a Delaware corporation ("WellPoint Delaware").

                                  WITNESSETH:

     WHEREAS, the Constituent Corporations and WellPoint Delaware previously have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for certain representations, warranties and agreements in connection with the transactions contemplated; and

     WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that WellPoint California and Merger Sub be combined through a merger (the "Merger") of Merger Sub into WellPoint California.

     NOW, THEREFORE, the Constituent Corporations and WellPoint Delaware hereby agree as follows:

                                   ARTICLE I.

                          THE CONSTITUENT CORPORATIONS

     1.01 (a) WellPoint California was incorporated under the laws of the State of California on June 8, 1982.

            (b) WellPoint California is authorized to issue an aggregate of 300,000,000 Common Shares (the "WellPoint California Common Stock") and 50,000,000 Preferred Shares (the "WellPoint California Preferred Stock").

            (c) As of the date and time immediately prior to the consummation of
the Merger, there will be an aggregate of           shares of WellPoint
California Common Stock and no shares of WellPoint California Preferred Stock will be outstanding.

     1.02  (a) Merger Sub was incorporated under the laws of the State of
California on         , 1997.

            (b) Merger Sub is authorized to issue an aggregate of 1,000 shares of Common Stock ("Merger Sub Common Stock").

            (c) As of the date and time immediately prior to the consummation of the Merger, an aggregate of 1,000 shares of Merger Sub Common Stock will be outstanding and owned by WellPoint Delaware.

                                  ARTICLE II.

                                   THE MERGER

     2.01 (a) This Merger Agreement shall be submitted to the shareholders of WellPoint California and Merger Sub. If adopted and approved by the vote of the shareholders of WellPoint California and by the written consent of the shareholders of Merger Sub, and if all of the conditions precedent to the consummation of the Merger specified in the Reorganization Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then, unless terminated as provided in the Reorganization Agreement, this Merger Agreement, along with certificates meeting the requirements of the California General Corporation

Law, shall be filed with the Secretary of State of California. Upon such filing, the Merger shall become effective ("Effective Time of the Merger").

            (b) At the Effective Time of the Merger, Merger Sub shall be merged into WellPoint California and the separate corporate existence of Merger Sub shall thereupon cease. WellPoint California shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate corporate existence of WellPoint California, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     2.02 (a) The Surviving Corporation shall succeed to all of the rights, privileges, powers, immunities and franchises of Merger Sub, all of the properties and assets of Merger Sub and all of the debts, choses in action and other interests due or belonging to Merger Sub and shall be subject to, and responsible for, all of the debts, liabilities and obligations of Merger Sub with the effect set forth in the California General Corporation Law.

            (b) If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of Merger Sub or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Merger Agreement.

                                  ARTICLE III.

                           ARTICLES OF INCORPORATION

     3.01 The Articles of Incorporation of WellPoint California in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation.

                                  ARTICLE IV.

                     MANNER AND BASIS OF CONVERTING SHARES
                        OF THE CONSTITUENT CORPORATIONS

     4.01  At the Effective Time of the Merger:

     (a) Each share of Merger Sub Common Stock which is outstanding immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into one (1) share of WellPoint California Common Stock.

     (b) Each share of WellPoint California Common Stock which is outstanding immediately prior to the Effective Time of the Merger shall be converted into one (1) fully-paid and non-assessable share of Common Stock, $.01 par value per share of WellPoint Delaware ("WellPoint Delaware Common Stock").

     (c) Each Share of WellPoint Delaware Common Stock which is outstanding immediately prior to the Effective Time of the Merger shall be cancelled.

     4.02 On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of WellPoint California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of WellPoint Delaware Common Stock into which the shares of WellPoint California Common Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of WellPoint Delaware or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to WellPoint Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of WellPoint Delaware evidenced by such outstanding certificate as above provided.

     4.03 If any certificate for shares of WellPoint Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in any name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of WellPoint Delaware that such tax has been paid or is not payable.

                                   ARTICLE V.

                                    GENERAL

     5.01 This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.02 Notwithstanding approval of this Merger Agreement by the shareholders of either of the Constituent Corporations, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

     5.03 This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either of the Constituent Corporations, but, after any such approval, no amendment shall be made which would have a material adverse effect on the shareholders of either of the Constituent Corporations, or change any of the principal terms of the Reorganization Agreement, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Without limiting the foregoing, the parties hereto acknowledge and agree that any modification of the manner or basis of exchanging shares of WellPoint California Common Stock into WellPoint Delaware Common Stock shall require further approval of the Boards of Directors (or appropriate committee thereof empowered to so act) of WellPoint Delaware and WellPoint California and the stockholders of WellPoint California.

     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                          WELLPOINT HEALTH NETWORKS INC.
                                          a California corporation

                                          By:
                                          --------------------------------------
                                               Leonard D. Schaeffer
                                               Chairman of the Board and
                                               Chief Executive Officer

                                          By:
                                          --------------------------------------
                                               Thomas C. Geiser
                                               Secretary

                                          WELLPOINT HEALTH NETWORKS INC.,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------
                                               Leonard D. Schaeffer
                                               Chairman of the Board and
                                               Chief Executive Officer

                                          By:
                                          --------------------------------------
                                               Thomas C. Geiser
                                               Secretary

                                          WLP ACQUISITION CORP.,
                                          a California corporation

                                          By:
                                          --------------------------------------
                                               Leonard D. Schaeffer
                                               President

                                          By:
                                          --------------------------------------
                                               Thomas C. Geiser
                                               Secretary

                                                                      APPENDIX D

             WELLPOINT HEALTH NETWORKS INC. STOCK OPTION/AWARD PLAN
                     [AS AMENDED THROUGH JANUARY 15, 1997]

                                  ARTICLE ONE

                               GENERAL PROVISIONS

1.1  PURPOSE OF THE PLAN

     This WellPoint Health Networks Inc. Stock Option/Award Plan ("Plan"), originally adopted effective January 1, 1994 ("Effective Date"), is intended to enable WellPoint Health Networks Inc. ("Company") to offer options, restricted stock, performance shares, performance units, phantom stock, and automatic stock appreciation rights to the following eligible individuals ("Eligible Individuals"): Key employees and officers, consultants and independent contractors of the Company or of an affiliate ("Affiliate") of the Company linked to the Company by a 50% or greater chain of ownership. For these purposes, ownership means ownership of stock possessing 50% or more of the total combined voting power of the owned entity. In addition to the aforementioned discretionary grants, this Plan provides for automatic stock grants to non-employee members of the Board of Directors of the Company ("Board").

1.2  ADMINISTRATION OF THE PLAN

     A. Committee. The Plan will be administered by a committee or committees appointed by the Board and consisting of two or more members of the Board. The Board may delegate responsibility for administration of the Plan with respect to designated grant and award recipients to different committees, subject to such limitations as the Board deems appropriate. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time. The term "Committee," when used in this Plan, refers to the committee that has been delegated authority with respect to a matter.

     In determining the composition of any committee or subcommittee, the Board or committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16b-3 of the Securities and Exchange Commission with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities and Exchange Act of 1934 ("1934 Act") with respect to securities of the Corporation and (ii) Section 162(m) of the Internal Revenue Code ("Code") with respect to performance units, but shall not be bound by such compliance.

     B. Authority. Each Committee has full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are Eligible Individuals and which Eligible Individuals are to receive grants and/or awards under the Plan, to determine the amount and/or number of shares subject to such a grant or award, and to determine the terms of such a grant or award made under the Plan (which terms need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.

1.3  STOCK SUBJECT TO THE PLAN

     A. Number of Shares. Shares of the Company's Common Stock ("Common Stock") available for issuance under the Plan will be drawn from the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The number of shares of Common Stock that may be issued under the Plan will not exceed 5 million, after adjustment for the Company's 1996 recapitalization and subject to further adjustment in accordance with the terms of the Plan. Not more than 5 million shares, after adjustment for the Company's 1996 recapitalization and subject to further adjustment as provided in Paragraph 1.3.D., may be subject to Incentive Options (as defined below).

     B. Affiliate Stock. Subject to such limits, regulatory approvals and stockholder approvals as the Committee determines to be necessary, Common Stock issuable under the Plan may include the stock of an Affiliate, a subsidiary, or a joint venture in which the Company is a participant.

     C. Expired Grants and Awards. If any outstanding grant or award under the Plan expires, is terminated, is cancelled or is forfeited for any reason before the full number of shares governed by the grant or award are issued, those remaining shares will not be charged against the limit in Paragraph A above and will become available for subsequent grants and awards under the Plan. Shares forfeited to or repurchased by the Company pursuant to its forfeiture and repurchase rights under this Plan will become available for subsequent grants and awards under the Plan. Notwithstanding the foregoing, shares for which a cash payment is made in lieu of payment in stock will not be available for subsequent grants and awards under this Plan.

     D. Adjustments. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per share in effect under automatic option grants to directors and each outstanding grant and award under the Plan and (iii) the maximum number of shares issuable to one individual pursuant to Paragraph 1.3.E. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the grants and awards.

     E. Individual Limit. No Eligible Individual will receive options, restricted stock, performance shares, performance units, phantom stock, automatic stock appreciation rights or any combination of each under this Plan for more than 1 million shares (subject to adjustment as provided in Paragraph 1.3.D.) during any five-year period.

                                  ARTICLE TWO

                                    OPTIONS

2.1  TERMS AND CONDITIONS OF OPTIONS

     A. Type and Term. The Committee has full authority to determine whether options are to be incentive stock options ("Incentive Options") that satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options not intended to satisfy those requirements ("Non-Qualified Options"), the time or times at which grants become exercisable, and the maximum term for which grants remain outstanding. No grants under the Plan will be exercisable after the expiration of 10 years from the date of grant.

     B. Price. The option price per share will be fixed by the Committee; provided, however, that in no event will the option price per share for Incentive Options be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant.

     C. Exercise and Payment. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time before termination of the option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at any subsequent time, and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

          (1) in shares of Common Stock valued as of the Exercise Date (defined below) and held for the requisite period to avoid a charge to earnings; or

          (2) through a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price.

     For purposes of Subparagraph (2) immediately above, the "Exercise Date" is the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date is the date on which written notice and actual payment is received by the Company.

     D. Stockholder Rights. An option holder will have no stockholder rights with respect to any shares covered by an option before the Exercise Date of the option, as defined in the immediately preceding Paragraph.

     E. Separation from Service. The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by or to provide services to the Company or an Affiliate. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

     F. Incentive Options. Options granted under the Plan that are intended to be Incentive Options and will be subject to the following additional terms:

          (1) Dollar Limit. To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Company, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or a greater amount permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, those options will not be treated as Incentive Options. In making this determination, options will be taken into account in the order in which they were granted.

          (2) 10% Stockholder. If any employee to whom an Incentive Option is to be granted is, on the date of grant, the owner of stock (determined using the attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary ("10% Stockholder"), then the following special provisions will apply to the option granted to that individual:

             (i) The option price per share of the stock subject to that Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

             (ii) The option will not have a term in excess of 5 years from the date of grant.

          (3) Parent and Subsidiary. For purposes of this Paragraph, "parent" and "subsidiary" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

          (4) Employees. Incentive Options may only be granted to employees of the Company or of a parent or subsidiary.

     G. Transferability. During the lifetime of the optionee, options will be exercisable only by the optionee and will not be assignable or transferable by the optionee otherwise than by Will or by the laws of descent and distribution following the optionee's death. However, if and to the extent that the Committee so authorizes at the time an award is granted or amended, an option or other award may, in connection with the holder's estate plan, be assigned in whole or in part during the grantee's lifetime to one or more members of the grantee's immediate family or to a trust established exclusively for one or more such family members. Rights under the assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

2.2  CORPORATE TRANSACTIONS

     A. Termination. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the issuer of Common Stock by means of a sale, merger, reorganization, or liquidation, each award under this Plan will terminate unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof.

     B. Corporate Structure. The grant of awards under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

2.3  REPURCHASE RIGHTS

     The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company or its assigns will have the right, exercisable upon the optionee's separation from service with the Company and/or its Affiliates, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of that option. Any such repurchase right will be exercisable on such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of the repurchase right in one or more installments) as the Committee may specify in the instrument evidencing the right. The Committee will also have full power and authority to provide for the automatic termination of repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares.

                                 ARTICLE THREE

                     RESTRICTED STOCK, PERFORMANCE SHARES,
                      PERFORMANCE UNITS, AND PHANTOM STOCK

3.1  RESTRICTED STOCK

     Restricted stock granted under the Plan consists of shares of Common Stock (together with cash dividend equivalents if so determined by the Committee), the retention and transfer of which is subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Company) as the Committee shall determine. The terms, conditions and restrictions to which restricted stock is subject will be evidenced by such instruments as the Committee may from time to time approve and may vary from grant to grant. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its Affiliates as a condition precedent to the issuance of restricted stock.

3.2  PERFORMANCE SHARES

     Performance shares granted under the Plan consist of the right, subject to such terms, conditions and restrictions as the Committee may determine (including, but not limited to performance standards), to receive a share of Common Stock. Performance shares will be evidenced by such instruments as the Committee may from time to time approve. The Committee has the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Company or its Affiliates as a condition precedent to the issuance of shares pursuant to performance shares. The terms, conditions and restrictions to which performance shares are subject may vary from grant to grant.

3.3  PHANTOM STOCK

     Phantom stock granted under the Plan consists of the right to receive an amount in cash equal to the Fair Market Value of one share of Common Stock on the date of valuation of the phantom stock (together with cash dividend equivalents if so determined by the Committee) less such amount, if any, as the Committee shall specify. Phantom stock will be evidenced by such instruments as the Committee may from time to time approve. The date of valuation and payment of cash under phantom stock and the conditions, if any, to which such payment will be subject (whether based on performance standards or periods of service or otherwise) will be determined by the Committee.

3.4  PERFORMANCE UNITS

     Performance units granted under the Plan consist of the right to receive cash, subject to such terms, conditions and restrictions (including, but not limited to performance standards) as the Committee may determine. Performance units will be evidenced by such instruments as the Committee may from time to time approve. The terms, conditions and restrictions to which performance units are subject may vary from grant to grant.

3.5  CASH PAYMENTS

     The Committee may provide award holders with an election, or require a holder, to receive a portion of the total value of the Common Stock subject to restricted stock or performance shares in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee may specify.

3.6  ELECTIVE AND TANDEM AWARDS

     The Committee may award stock options, restricted stock, performance shares, phantom stock and performance units independently of other compensation or in lieu of other compensation whether at the election of the potential award holder or otherwise. The number of shares subject to options or shares of restricted stock, phantom stock, performance shares, or performance units to be awarded in lieu of other compensation will be determined by the Committee in its sole discretion and need not be equal to the foregone compensation in Fair Market Value. In addition, stock options, restricted stock, performance shares, phantom stock and performance units may be awarded in tandem, so that a portion of that award becomes payable or becomes free of restrictions only if and to the extent that the tandem award is not exercised or is forfeited, subject to such terms and conditions as the Committee may specify.

                                  ARTICLE FOUR

                AUTOMATIC STOCK GRANTS TO NON-EMPLOYEE DIRECTORS

     In consideration of their past services, individuals who have been non-employee members of the Board for at least six full calendar months on the Automatic Grant Date defined below ("Independent Directors") will automatically be granted Common Stock ("Automatic Stock Grants") for the number of shares of Common Stock set forth below (subject to adjustment under Paragraph 1.3.D. of this Plan) on the dates and terms set forth below.

     A. No Discretion. No person will have any discretion to select which Independent Directors will be granted Common Stock or to determine the number of shares of Common Stock to be granted to Independent Directors; provided, however, that nothing in this Plan will be construed to prevent an Independent Director from declining to receive Common Stock under this Plan.

     B. Grants. On the last business day of the second quarter of each fiscal year of the Company that occurs after all approvals referenced in Paragraph 5.4.C. of the Plan have been obtained ("Automatic Grant Date") each continuing Independent Director will automatically receive 800 shares of Common Stock; provided that with respect to the initial Automatic Grant Date on June 30, 1996, the grant will consist of 500 shares and the delivery of 167 of those shares will be deferred until, and conditioned upon, shareholder approval of the amendment to the Plan increasing the number of shares from 333 to 500 (all figures are as adjusted for the Company's 1996 recapitalization and are subject to further adjustment under Section 1.3.D).

                                  ARTICLE FIVE

                                 MISCELLANEOUS

5.1  AMENDMENT

     A. Board Action. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (1) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action shall not adversely affect a holder's rights and obligations with respect to grants and awards at the time outstanding under the Plan and (2) certain amendments may, as determined by the Board in its sole discretion, require stockholder approval pursuant to applicable laws or regulations.

     B. Modification of Grants and Awards. The Committee has full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding grant or award under the Plan (other than an Automatic Stock Grant), to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the holder of the grant or award, adversely affect the holder's rights thereunder.

5.2  TAX WITHHOLDING

     A. Obligation. The Company's obligation to deliver shares or cash upon the exercise of grants and awards under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     B. Stock Withholding. The Committee may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) any or all holders of outstanding grants or awards under the Plan to elect to have the Company withhold, from the shares of Common Stock otherwise issuable pursuant to such grant or award, one or more of such shares with an aggregate Fair Market Value equal to the Federal, State and local employment and income taxes ("Taxes") incurred in connection with the acquisition of such shares. Holders of grants or awards under the Plan may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered shares will be valued at Fair Market Value on the applicable determination date for such Taxes.

5.3  VALUATION

     For all purposes under this Plan, the fair market value per share of Common Stock on any relevant date under the Plan ("Fair Market Value") will be determined as follows:

          (1) National Exchange. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the day before the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (2) NASDAQ. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

          (3) Committee. Notwithstanding the foregoing, if the Committee determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining Fair Market Value on that date or if Common Stock is not at the time listed or admitted to trading as outlined above, the Committee may use such other method as, in its judgment, is reasonable.

5.4  EFFECTIVE DATE AND TERM OF PLAN

     A. Effective Date. This Plan will become effective on the Effective Date, but no Common Stock will be issued under the Plan before the Plan is approved by the holders of at least a majority of the Company's voting stock. If such stockholder approval is not obtained within twelve (12) months of the Effective Date of the Plan, then all grants and awards under the Plan will terminate, and no further grants or awards will be made under the Plan.

     B. Term. No options or other awards may be granted under the Plan after June 10, 2002 ("Termination Date"), the date five years following approval of the Plan, as amended through January 15, 1997, by the shareholders of the Company. Subject to this limit, the Committee may make grants and awards under the Plan at any time after the Effective Date of the Plan and before the Termination Date.

     C. Approvals. The Plan was originally approved by shareholders on May 10, 1994 and its implementation was approved by the California Department of Corporations in connection with the Company's 1996 Recapitalization. The Board subsequently amended the Plan, as reflected in this document, for submission to the shareholders at the Company's 1997 annual meeting of shareholders. If shareholder approval of such amendments is not obtained at such meeting, the Plan shall continue in accordance with its terms as in existence before such amendments; provided, however, that the maximum number of shares with respect to which awards may be made to a single individual shall be increased to 1,000,000 shares and the maximum number of shares issuable under the Plan shall be increased solely to the extent to permit full exercise or settlement of awards made by the Committee through April 18, 1997. The Board may, in its discretion, condition any award under the Plan upon obtaining any other required or desired regulatory approvals.

5.5  USE OF PROCEEDS

     Any cash proceeds received by the Company from the sale of shares pursuant to grants and awards under the Plan will be used for general corporate purposes.

5.6  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Company (or any subsidiary or parent of the Company) for any period of specific duration, and the Company (or any subsidiary or parent of the Company retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause. Nothing contained in this Plan or in any grant or award under this Plan will affect any contractual rights of an employee or other service provider pursuant to a written employment or service agreement executed by both parties.

                         WELLPOINT HEALTH NETWORKS INC.

                         ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Leonard D. Schaeffer and Thomas C. Geiser, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution to vote and act as proxy with respect to all shares of Common Stock of WellPoint Health Networks Inc. ("WellPoint") standing in the name of the undersigned on the books of WellPoint at the close of business on May 7, 1997, at the Annual Meeting of Shareholders to be held at 10:00 A.M., on June 10, 1997, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, or at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in WellPoint's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The powers hereby granted may be exercised by both of said attroneys or proxies or their substitutes present and acting at the Annual Meeting of Shareholders or any adjournment or postponement thereof or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 5. Whether or not you are able to attend the meeting, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of the three (3) Class I directors proposed in the accompanying Proxy Statement to serve until the 2000 Annual Meeting.

  Roger E. Birk Elizabeth A. Sanders Sheila P. Burke

FOR WITHHELD FOR ALL EXCEPT

2. Proposal to approve a transaction (the "Reincorporation Proposal") to be effected pursuant to the terms of the Agreement and Plan of Reorganization dated
April   , 1997 by and among WellPoint, WellPoint Delaware, a wholly-owned subsidiary of WellPoint, and WLP Acquisition Corp., a wholly-owned subsidiary of WellPoint Delaware, which provides, among other things, for the merger of WellPoint with and into WLP Acquisition Corp. and for the conversion of each share of WellPoint Common Stock into one share of WellPoint Delaware Common Stock. As a result of the Reincorporation Proposal, the shareholders of WellPoint will become stockholders of WellPoint Delaware and the directors of WellPoint will become the directors of WellPoint Delaware with the same class designation and term of office.

FOR AGAINST ABSTAIN

3. Approval of an amendment to WellPoint's 1994 Stock Option/Award Plan (the "Stock Option Plan") which, among other things, establishes a maximum of 5,000,000 shares of WellPoint's Common Stock that may be issued under the Stock Option Plan. Assuming approval of the Reincorporation Proposal, WellPoint Delaware will assume the Stock Option Plan.

FOR AGAINST ABSTAIN

4. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ended December 31, 1997.

FOR AGAINST ABSTAIN

5. Transacting of such other business as may properly come before the meeting or any adjournment or postponement thereof.

FOR AGAINST ABSTAIN

DATED             , 1997

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

                                ADMISSION TICKET
                         WELLPOINT HEALTH NETWORKS INC.
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 10, 1997
                                   10:00 A.M.

                             WARNER CENTER MARRIOTT
                              21850 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367

           PLEASE ADMIT                              NON-TRANSFERABLE

PROXY

                        WELLPOINT HEALTH NETWORKS INC.
                        ANNUAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Leonard D. Schaeffer and Thomas C. Geiser, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution to vote and act as proxy with respect to all shares of Common Stock of WellPoint Health Networks Inc. ("WellPoint") standing in the name of the undersigned on the books of WellPoint at the close of business on May 7, 1997, at the Annual Meeting of Shareholders to be held at 10:00 A.M., on June 10, 1997, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, or at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in WellPoint's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The powers hereby granted may be exercised by both of said attorneys or proxies or their substitutes present and acting at the Annual Meeting of Shareholders or any adjournment or postponement thereof or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 5. Whether or not you are able to attend the meeting, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

                (Continued and to be signed on reverse side)

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                             FOLD AND DETACH HERE


                                ADMISSION TICKET
                          WELLPOINT HEALTH NETWORKS INC.
                       1997 ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, JUNE 10, 1997
                                   10:00 A.M.

                             WARNER CENTER MARRIOTT
                               21850 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367

PLEASE ADMIT                                                   NON-TRANSFERABLE

                                                              Please mark    /X/
                                                              vote in the
                                                               following
                                                              manner using
                                                             dark ink only

  A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of the three (3)               2. Proposal to approve a transaction (the "Reincorporation          FOR  AGAINST  ABSTAIN
   Class 1 directors                          Proposal") to be effected pursuant to the terms of the           / /    / /      / /
   proposed in the                            Agreement and Plan of Reorganization dated April __,
   accompanying Proxy                         1997 by and among WellPoint, WellPoint Delaware, a wholly
   Statement to                               owned subsidiary of WellPoint, and WLP Acquisition Corp., a
   serve until the 2000                       wholly owned subsidiary of WellPoint Delaware, which provides,
   Annual Meeting.                            among other things, for the merger of WellPoint with and into
                                              WLP Acquisition Corp. and for the conversion of each share of
                                              WellPoint Common Stock into one share of WellPoint Delaware
                          FOR   WITHHELD      Common Stock. As a result of the Reincorporation Proposal,
   Roger E. Birk          / /     / /         the shareholders of WellPoint will become stockholders of
                                              WellPoint Delaware and the directors of Wellpoint will
                          FOR   WITHHELD      become the directors of WellPoint Delaware with the same
   Elizabeth A. Sanders   / /     / /         class designation and term of office.

                          FOR   WITHHELD   3. Approval of an amendment to WellPoint's 1994 Stock Option/       FOR  AGAINST  ABSTAIN
   Sheila P. Burke        / /     / /         Award Plan (the "Stock Option Plan") which, among other          / /    / /      / /
                                              things, establishes a maximum of 5,000,000 shares of
                                              WellPoint's Common Stock that may be issued under the Stock
                                              Option Plan. Assuming approval of the Reincorporation
                                              Proposal, WellPoint Delaware will assume the Stock Option
                                              Plan.

                                           4. Ratification of the appointment of Coopers & Lybrand L.L.P.      FOR  AGAINST  ABSTAIN
                                              as the Company's independent public accountants for the          / /    / /      / /
                                              fiscal year ended December 31, 1997.

                                           5. Transacting of such other business as may properly come          FOR  AGAINST  ABSTAIN
                                              before the meeting or any adjournment or postponement            / /    / /      / /
                                              thereof.


SIGNATURE(S) ____________________________________________ DATED___________, 1997

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title.
Please date the Proxy.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE